As filed with the Securities and Exchange Commission on May 26, 2021

Registration No. 333-251221

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZIVO BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	5912	87-0699977
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2804 Orchard Lake Rd., Suite 202

Keego Harbor, MI 48320

(248) 452 9866

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Keith R. Marchiando

Chief Financial Officer

ZIVO Bioscience, Inc.

2804 Orchard Lake Rd., Suite 202

Keego Harbor, MI 48320

(248) 452 9866

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Donald J. Kunz, Esq. Emily J. Johns, Esq. Honigman LLP 2290 First National Building 600 Woodward Avenue Detroit, MI 48226-3506 (313) 465-7454	Leslie Marlow, Esq. Hank Gracin, Esq. Patrick J. Egan, Esq. Gracin & Marlow, LLP The Chrysler Building 405 Lexington Avenue, 26th Floor New York, NY 10174 (212) 907-6457

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging Growth Company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [   ]

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED MAY 26, 2021

Zivo Bioscience, Inc.

1,105,769 Units

Each Unit Consisting of

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

We are offering (this “Offering”) 1,105,769 units (the “Units” and each a “Unit”), with each Unit consisting of one share of common stock, $0.001 par value per share (the “Common Stock”), and a warrant (the “Unit Warrant”) to purchase one share of Common Stock at an exercise price of $[●] per share, or 110% of the price of each Unit sold in the offering of Zivo Bioscience, Inc., a Nevada corporation (the “Company”) (collectively, the “Securities”), in a firm commitment underwritten public offering (this “Offering”) at an assumed public offering price of $10.40 per Unit (which is based on the last reported sale price of our Common Stock of $0.13 on May 14, 2021 and assumes a reverse stock split of 1-for-80 shares of Common Stock) (the “Public Offering Price”). The Unit Warrants offered hereby may be exercised from time to time beginning on the date of issuance and expire five years from the date of issuance. Our Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of our Common Stock and the Unit Warrants comprising our Units are immediately separable and will be issued separately in this Offering.

Our Common Stock is currently quoted on the OTCQB tier operated by OTC Markets Group, Inc. (“OTCQB”) under the symbol “ZIVO.” On May 14, 2021, the last reported price for our Common Stock as reported on the OTCQB was $0.13 per share ($10.40 per share assuming a reverse split of 1-for-80 shares of Common Stock). There is currently no public market for the Unit Warrants. Our Common Stock and Unit Warrants have been approved for listing on The Nasdaq Capital Market (“Nasdaq”), subject to the pricing of the Offering and final confirmation of listing from Nasdaq, under the symbols “ZIVO” and “ZIVOW”, respectively; however, there can be no assurance that we will be successful in listing our Common Stock or Unit Warrants on Nasdaq.  Prices for our Common Stock as reported on the OTCQB may not be indicative of the prices for our Common Stock if our Common Stock were traded on Nasdaq. If, for whatever reason, Nasdaq does not confirm listing on Nasdaq prior to the pricing of the Offering, we will not be able to consummate and will terminate the Offering.

The number of Units offered in this prospectus and all other applicable information has been determined based on an assumed public offering price of $10.40 per Unit, which is based on the last reported sale price of the Common Stock of $0.13 per share on May 14, 2021 (assuming a reverse stock split ratio of 1-for-80). The actual  public offering price for the Units will be determined between the underwriters and the Company at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the actual public offering price for our Common Stock and the Unit Warrants.

Unless otherwise noted and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects a proposed reverse stock split of the outstanding Common Stock of the Company at an assumed ratio of 1-for 80 shares to occur immediately following the effective time that the registration statement to which this prospectus forms a part is declared effective by the Securities and Exchange Commission (the “SEC”) but prior to the closing of the offering.

Investing in our securities involves significant risks. You should review carefully the “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Per Unit		Total
Public offering price	$		$
Underwriting discounts and commissions(1)	$		$
Proceeds, before expenses, to us(2)	$		$

(1)We have also agreed to issue warrants to purchase shares of our Common Stock to the representative of underwriters and to reimburse the representative of the underwriters for certain expenses. See “Underwriting” for additional information regarding total underwriter compensation.

(2)The amount of offering proceeds to us presented in this table does not give effect to any exercise of the:

(i)Over-allotment option (if any) we have granted to the representative of the underwriters described below; and

(ii)warrants being issued in this Offering, if any.

We have granted a 45-day option to the underwriters to purchase up to 165,865 additional shares of Common Stock and/or 165,865 additional Unit Warrants (having the same terms as the Unit Warrants included in the Units in this Offering) from us, in any combination thereof, at the public offering price per share of Common Stock equal to the public offering price per Unit minus $0.01 per share and $0.01 per Unit Warrant, respectively, less, in each case, the underwriting discounts payable by us, solely to cover overallotments, if any.

The underwriters expect to deliver the Securities against payment to the investors in this Offering on                       , 2021

Lead Book-Running Manager Maxim Group LLC	Co-Book-Running Manager Joseph Gunnar & Co. LLC

The date of this prospectus is                            , 2021

ABOUT THIS PROSPECTUS

The registration statement of which this prospectus forms a part that we have filed with the Securities and Exchange Commission, or SEC, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus prepared by or on behalf of us. We have not, and the underwriters have not, authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus. This prospectus is an offer to sell only the securities offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus related to this Offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions relating to this Offering and the distribution of this prospectus.

Unless the context otherwise requires, the terms “ZIVO,” “Zivo Bioscience,” the “Company,” “we,” “us” and “our” refer to Zivo Bioscience, Inc. and its subsidiaries. We also have allowed pending trademark applications for “KALGAE™,” and “WELLMETRIX.” We may have other common law rights in other trademarks, trade names, service marks, and the like which will continue as long as we use those respective marks. We have registered the name “WellMetrix” to replace the current “WellMetris” corporate identification and secured an ICANN domain of the same spelling in late 2017. Other service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners. Except as set forth above and solely for convenience, the trademarks and trade names in this prospectus are referred to without the ®, © and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Business Overview

We are a research and development company operating in both the biotech and agtech sectors, with an intellectual property portfolio comprised of proprietary algal and bacterial strains, biologically active molecules and complexes, production techniques, cultivation techniques and patented or patent-pending inventions for applications in human and animal health.

Biotech – ZIVO Product Candidates

ZIVO has developed bioactive compounds derived from its proprietary algal culture, targeting human and animal diseases, such as poultry coccidiosis, bovine mastitis, human cholesterol, and rheumatoid arthritis. As part of its strategy, ZIVO will continue to seek strategic partners for late stage development, regulatory preparation and commercialization of its products in key global markets.

Agtech – ZIVO’s Algal Biomass

ZIVO’s algal biomass is currently produced in Arizona, India and Peru.  ZIVO’s algal biomass contains Vitamin A, protein, iron, important fatty acids, non-starch polysaccharides and other micronutrients that position the product as a viable functional food ingredient and nutritional enhancement for human and animal use. The Company currently has contracts with NutriQuest, Grekin Laboratories, and others for the sale of its algal biomass.

ZIVO Pipeline

•Biotech:

•Poultry Gut Health: ZIVO has conducted multiple poultry clinical trials to develop and refine a treatment for coccidiosis, a condition that inflames the digestive tracts of poultry, currently treated with various antibiotics, antimicrobials and chemicals.

•Bovine Mastitis: ZIVO is developing a treatment for bovine mastitis derived from its proprietary algal culture and the bioactive agents contained within.

•Canine Joint Health: Studies have indicated the potential of a chondroprotective property when our lead compound fraction was introduced into ex vivo canine joint tissues.

•Human Immune Modulation: Early human immune cell in vitro and in vivo studies have indicated that one of the isolated and characterized biologically active molecules in the Company’s portfolio may serve as an immune modulator.

•Agtech:

•Human Food Ingredient: ZIVO algal biomass was GRAS affirmed in late 2018 and is therefore available and suitable for human consumption as an ingredient in foods and beverages.

·

•Joint/Exertion Recovery:  Previous animal studies involving ZIVO’s algal biomass supported some early evidence that ZIVO’s algal biomass may have potential health benefits in animals, but further testing and validation is required to make specific structure/function claims for human sports nutrition applications, if any, per regulatory requirements.

·

·

•Poultry Feed:  ZIVO anticipates that following commercialization, dried ZIVO algal biomass would be mixed directly into poultry feed at an estimated ratio of 1kg to 1000kg at the feed mill and may be fed continuously from hatch to harvest, or at certain time periods in the grow cycle.

·

·	•Aquaculture: A third party aquafeed laboratory has indicated to ZIVO that early research yielded positive results regarding the suitability of ZIVO’s algal biomass for the aquafeed market.	·

·

•Skin Health: ZIVO is developing its algal biomass as a skin health ingredient, with topical skin product testing started in the third quarter of 2020, and pre-clinical efficacy claims studies planned for ingestible and topical products.

·
·		·

Listing on the Nasdaq Capital Market

Our Common Stock is currently quoted on the OTCQB Market. Our Common Stock and Unit Warrants offered in the Offering have been approved for listing on Nasdaq, subject to Nasdaq’s confirmation of listing, under the symbols “ZIVO” and “ZIVOW”, respectively. Following Nasdaq’s formal confirmation regarding listing, we expect to list our Common Stock and the Unit Warrants offered in the Offering on Nasdaq immediately following the pricing of the Offering, at which point our Common Stock will cease to be traded on the OTCQB Market. No assurance can be given that an official confirmation of listing will be provided by Nasdaq. This Offering will occur only if Nasdaq provides official notice of the listing of our Common Stock and Unit Warrants. The Nasdaq listing requirements include, among other things, a minimum stock price threshold. As a result, prior to becoming listed on Nasdaq, we will need to take the necessary steps to meet the Nasdaq listing requirements, including but not limited to implementation of a reverse split of our outstanding Common Stock. If Nasdaq does not provide official notice of listing of our Common Stock and Unit Warrants prior to the pricing of the Offering, we will not proceed with this Offering. There can be no assurance that our Common Stock will be listed on the Nasdaq.

Reverse Stock Split

On November 11, 2020, ZIVO’s stockholders approved a reverse stock split of the Common Stock within the range of 1-for-25 to 1-for-120 of our issued and outstanding shares of Common Stock and authorized the Board, in its discretion, to determine the final ratio, effective date, and date for filing of the certificate of amendment to our articles of incorporation, as amended, in connection with the reverse stock split.  Unless otherwise noted, the share and per share information in this prospectus reflects, other than in our financial statements and the notes thereto, a proposed reverse stock split of our outstanding Common Stock at an assumed 1-for-80 share ratio to occur immediately following the effective time on which the registration statement of which this prospectus forms a part is declared effective by the SEC but prior to the pricing of the offering.

Note Conversion Agreements

ZIVO has entered into Debt Conversion Agreements with investors that own certain convertible notes in the combined aggregate principal and interest amount of approximately $7.36 million (including approximately $4.84 million principal and $2.52 million interest). These agreements provide that all of the principal and interest of these notes automatically convert into 919,943 shares of Common Stock (assuming that such conversions were to occur on May 14, 2021) upon consummation of the offering.

THE OFFERING

Issuer	Zivo Bioscience, Inc.

Securities offered by us

We are offering 1,105,769 Units. Each Unit consists of one share of our Common Stock and a Unit Warrant to purchase one share of our Common Stock (together with the shares of Common Stock underlying such warrants). The Units will not be certificated or issued in stand- alone form. The shares of our Common Stock and the Unit Warrants comprising the Units are immediately separable upon issuance and will be issued separately in this Offering.(1)

Offering price per Unit

Assumed public offering price of $10.40 per Unit.  The actual number of Units we will offer will be determined based on the actual public offering price and the reverse split ratio will be determined based on the pre-reverse split stock price.

Over-allotment option

We have granted the underwriters an option, exercisable for 45 days after the date of this prospectus, to purchase up to an additional 165,865 shares of Common Stock and/or up to an additional 165,865 Unit Warrants, in any combination thereof, at the public offering price per share of Common Stock equal to the public offering price per Unit minus $0.01 and a price per Unit Warrant of $0.01, respectively, less, in each case, the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any.

Description of the Unit Warrant

The exercise price of the Unit Warrants is $[●] per share, (110% of the public offering price per Unit.) Each Unit Warrant is exercisable for one share of Common Stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Common Stock as described herein. A holder may not exercise any portion of a Unit Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding Common Stock after exercise, as such percentage ownership is determined in accordance with the terms of the Unit Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. Each Unit Warrant will be exercisable immediately upon issuance and will expire five years after the initial issuance date. The terms of the Unit Warrants will be governed by a Warrant Agreement, dated as of the effective date of this Offering, between us and Issuer Transfer LLC, as the warrant agent (the “Warrant Agent”). This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Unit Warrants. For more information regarding the Unit Warrants, you should carefully read the section titled “Description of the Securities We are Offering – Warrants for Common Stock” in this prospectus.

Common Stock to be outstanding immediately after this Offering	7,387,160 shares (based on shares outstanding as of May 14, 2021).(2)

Use of proceeds

We estimate the net proceeds to us from this Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $10.23 million.

We intend to use the net proceeds for general corporate purposes, which include, but are not limited to, the funding of research and development, expansion of production of algal biomass and working capital. See “Use of Proceeds” on page 18 for more information

Current Market for the Common Stock and Unit Warrants	Our Common Stock is currently quoted on the OTCQB under the symbol “ZIVO.” There is currently no public market for the Unit Warrants.

Proposed Nasdaq Capital Market Trading Symbols and Listings

Our Common Stock and the Unit Warrants have been approved for listing on Nasdaq, subject to official confirmation of listing, under the symbols “ZIVO” and “ZIVOW”, respectively.  If Nasdaq does not provide official confirmation of listing for the Common Stock and Unit Warrants, we will not be able to consummate this Offering and will terminate the Offering.

Representative’s Warrants

We will issue to Maxim Group LLC, as the representative of the underwriters, upon closing of this Offering compensation warrants entitling the underwriters or their designees to purchase up to 8.0% of the aggregate number of shares of our Common Stock that we issue to retail investors in this Offering (The “Representative’s Warrants”). The Representative’s Warrants are exercisable commencing 180 days from commencement of sales of the securities issued in this Offering, and will expire five years from the commencement of sales of the securities issued in this offering. The Representative’s Warrants will have an  exercise price per share equal to 110% of the public offering price of our Units offered hereby. See “Underwriting.”

Lock-up

Our directors, executive officers, and stockholders who own 3% or more of the outstanding shares of our Common Stock have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into Common Stock for a period of 180 days commencing on the date of this prospectus. See “Underwriting.”

Reverse Stock Split

At the annual stockholder meeting held on November 11, 2020, stockholders approved a reverse stock split of the Common Stock within the range of 1-for-25 to 1-for-120 of our issued and outstanding shares of Common Stock and authorized the Board, in its discretion, to determine the final ratio for the reverse stock split. We intend to effectuate the reverse split of our Common Stock at a ratio to be determined by the Board prior to pricing of this Offering. Unless otherwise stated and other than in our financial statements and the notes thereto, all share and per share information in this prospectus reflects a proposed reverse stock split of the outstanding Common Stock of the Company at an assumed 1 for 80 share ratio to occur immediately following the effective date but prior to the pricing of the Offering.

Risk factors

You should read the “Risk Factors” section of this prospectus and the documents incorporated herein for a discussion of certain factors to consider carefully before deciding to purchase any of our securities.

(1) The actual number of Units, shares of Common Stock, Unit Warrants and Representative’s Warrants that we will offer and that will be outstanding after this Offering will be determined based on the actual public offering price and the reverse split ratio will be determined based in part on the price of our Common Stock on the OTCQB at the time of the determination.

Outstanding Shares

(2) The number of shares of Common Stock outstanding as of May 14, 2021 throughout this prospectus is stated as 5,361,448, which includes 5,356,641 shares of Common Stock issued and outstanding and 4,807 shares that the Company anticipates issuing related to gross proceeds of $50,000 received on May 14, 2021 for a potential investment, but which a subscription agreement has not been executed.  The number of shares of Common Stock to be outstanding immediately following this Offering excludes:

•781,250 shares of our Common Stock issuable upon the exercise of options outstanding under our 2019 Omnibus Long-Term Incentive Plan (the “2019 Incentive Plan”) as of March 31, 2021, with an approximate weighted-average exercise price of $10.00 per share;

•150,000 shares of our Common Stock potentially issuable upon the exercise of unearned performance-based options under our 2019 Incentive Plan as of March 31, 2021;

•2,503,962 shares of our Common Stock issuable upon the exercise of the warrants outstanding as of March 31, 2021 with an approximate weighted-average exercise price of $7.20 per share;

•1,687 shares of our Common Stock issuable upon exercise of warrants issued after March 31, 2021 (that remain unexercised) with an approximate weighted-average exercise price of $10.40 per share;

•343,750 shares of our Common Stock reserved for future issuance under our 2019 Omnibus Long-Term Incentive Plan;

•78,853 shares of our Common Stock issuable upon the optional conversion of our convertible promissory notes (including principal and related accrued interest of $485,087 as of May 14, 2021) that are not subject to Debt Conversion Agreements and will not automatically convert into shares of Common Stock upon consummation of the Offering; and

•the 88,462 shares of our Common Stock that may be issued upon exercise of the Representative’s Warrants with a weighted-average exercise price of $[●] per share.

Unless otherwise indicated, all information contained in this prospectus assumes:

•our planned reverse stock split at an assumed ratio of 1-for 80 shares;

•pursuant to the terms of Debt Conversion Agreements, conversion of certain convertible promissory notes (including principal and related accrued interest of approximately $7.36 million as of May 14, 2021, including $4.84 million principal and $2.52 million interest), into approximately 919,943 shares of our Common Stock issuable automatically upon consummation of the offering; and

•no exercise by the underwriters of their option to purchase up to an additional 165,865 shares of our Common Stock and Unit Warrants to cover over-allotments.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements.  All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements.  These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  These forward-looking statements include, among other things, statements about:

•our ability to continue as a going concern and our history of losses;

•our ability to obtain additional financing;

•our use of the net proceeds from this Offering;

•our relatively new business model and lack of significant revenues;

•our ability to prosecute, maintain or enforce our intellectual property rights;

•disputes or other developments relating to proprietary rights and claims of infringement;

•the accuracy of our estimates regarding expenses, future revenues and capital requirements;

•the implementation of our business model and strategic plans for our business and technology;

•the successful development of our sales and marketing capabilities;

•the potential markets for our products and our ability to serve those markets;

•the rate and degree of market acceptance of our products and any future products;

•our ability to retain key management personnel;

•regulatory developments and our compliance with applicable laws; and

•our liquidity.

These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in greater detail under the section entitled “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, after the date of this prospectus, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise.

The forward-looking statements in this prospectus represent our views as of the date of this prospectus.  We anticipate that subsequent events and developments will cause our views to change.  However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law.  You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” you should carefully consider the risks described below, before making an investment decision with respect to the securities. We expect to update these Risk Factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus. Please refer to these subsequent reports for additional information relating to the risks associated with investing in our Common Stock and the accompanying Unit Warrants. If any of such risks and uncertainties actually occurs, our business, financial condition, and results of operations could be severely harmed. This could cause the trading price of our Common Stock and our Unit Warrants to decline, and you could lose all or part of your investment.

Risks Relating to Our Business

The COVID-19 pandemic and measures taken to contain it have significantly adversely affected, and are likely to continue to significantly adversely affect, our business, results of operations, financial condition, cash flows, liquidity and stock price.

We face risks related to health pandemics and outbreaks of communicable diseases, and in particular, the recent outbreak around the world of the highly transmissible and pathogenic COVID-19 coronavirus. The COVID-19 pandemic and other outbreaks have resulted in, and may continue to result in delays in or the suspension of our product development activities, our regulatory work streams, our research and development activities and other important commercial functions. We are also dependent upon third parties for the production and growth of our proprietary algae strains.

As the COVID-19 pandemic continues, we have experienced, and may continue to experience additional disruptions that could severely impact our business and planned trials, including:

•diversion of contract research organization (“CRO”) resources away from the conduct of studies, including the diversion of available test sites supporting the conduct of field studies and clinical trials;

•changes in local regulations as part of a response to the COVID-19 which may require us to change the way in which trials are conducted and may result in unexpected costs; and

•delays in necessary interactions with academic researchers at universities, life science research labs, ethics committees and other important agencies and contractors due to limitations in employee resources or forced furlough of government employees.

Further, in our operations as a public company, prolonged government disruptions, global pandemics and other natural disasters or geopolitical actions, including related to the COVID-19 pandemic, could affect our ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations. Prior to the COVID-19 pandemic, our expectation was that we would move forward with the production of our algal biomass, validation and purification. However, these were temporarily suspended and/or delayed, and many continue in diminished capacity.

In addition to the risks specifically described above, the COVID-19 pandemic has exacerbated and precipitated the other risks described herein, and may continue to do so, in ways that we are not currently able to predict, any of which could significantly adversely affect our business, results of operations, financial condition, cash flows, liquidity or stock price.

We have a history of operating losses, and we may not be able to achieve or sustain profitability. In addition, we may be unable to continue as a going concern.

We have incurred net losses during each of our fiscal years since our inception. Our net loss for the year ended December 31, 2020 was $9,105,729 and our accumulated deficit totaled approximately $101 million as of March 31, 2021, approximately $99 million as of December 31, 2020, and approximately $90 million as of December 31, 2019. We do not know whether or when we will become profitable, if ever. We currently expect operating losses and negative cash flows to continue for at least the next several years.

Our ability to generate sufficient revenue to achieve profitability depends on our ability, either alone or with strategic collaboration partners, to successfully complete the development of, and obtain the regulatory approvals necessary to commercialize our product candidates.

Our audited consolidated financial statements as of and for the years ended December 31, 2020 and 2019 have been prepared on the basis that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Our auditor’s report for the year ended December 31, 2020 contains an explanatory paragraph that we have incurred significant losses since our inception and we expect that we will continue to incur losses as we aim to successfully execute our business plan and will be dependent on additional public or private financings, collaborations or licensing arrangements with strategic partners, or additional credit lines or other debt financing sources to fund continuing operations. Based on our cash balances, recurring losses since inception and our existing capital resources to fund our planned operations for a twelve-month period, there is substantial doubt about our ability to continue as a going concern. As noted below, we will need to obtain additional funding from equity or debt financings, which may require us to agree to burdensome covenants, grant security interests in our assets, enter into collaboration and licensing arrangements that require us to relinquish commercial rights, or grant licenses on terms that are not favorable. No assurance can be given at this time as to whether we will be able to achieve our fundraising objectives, regardless of the terms. If adequate funds are not available, the Company may be required to reduce operating expenses, delay or reduce the scope of its product development programs, obtain funds through arrangements with others that may require the Company to relinquish rights to certain of its technologies or products that the Company would otherwise seek to develop or commercialize itself, or cease operations.

We will require substantial additional financing to achieve our goals, and our failure to obtain this necessary capital when needed could force us to delay, limit, reduce or terminate our product development efforts.

Our operations have consumed substantial amounts of cash since inception. We expect to continue to incur significant expenses and operating losses for the foreseeable future in connection with our planned research, development and product commercialization efforts. In addition, we will require additional financing to achieve our goals and our failure to do so could adversely affect our commercialization efforts. We anticipate that our expenses will increase substantially if and as we:

•continue our development process for our product candidates;

•seek to maintain, protect and expand our intellectual property portfolio; and

•seek to attract and retain skilled personnel.

If we were to experience any delays or encounter issues with any of the above, it could further increase the costs associated with the above. Further, the net operating losses we incur may fluctuate significantly from quarter to quarter and year to year, such that a period-to-period comparison of our results of operations may not be a good indication of our future performance.

Our production of algae involves an agricultural process, subject to such risks as weather, disease, contamination and water availability.

The production of our proprietary algae strain involves complex agricultural systems with inherent risks including weather, disease and contamination. These risks are unpredictable, and the efficient and effective cultivation of algae requires consistent light, warm temperatures, low rainfall and proper chemical balance in a very nutrient rich environment.

If the chemical composition of a pond changes from its required balance, unusually high levels of contamination due to the growth of unwanted organisms or other biological problems may occur and would result in a loss of harvestable output. These often arise without warning and sometimes there are few or no clear indicators as to appropriate remediation or corrective measures. However, environmental factors cannot be controlled in an open-air environment, therefore, we cannot, and do not attempt to, provide any form of assurance with regard to our systems, processes, location, or cost-effectiveness. In the event that our growers need to take steps to correct any chemical imbalance or contamination of their ponds, including by re-inoculating the ponds, such measures may not be effective and could interrupt production. To the extent that our production is negatively impacted by environmental factors, we may be unable to fill large orders for one or more months until such time that production improves.

We rely on third parties to grow our proprietary algae strains and conduct research, and preclinical and clinical testing, and these third parties may not perform satisfactorily.

We do not currently, and do not expect to in the future, independently conduct any aspects of the growth of our proprietary algae strains, research and monitoring and management of our ongoing preclinical and clinical programs. We currently rely, and expect to continue to rely, on third parties with respect to these items, and control only certain aspects of their activities.

Any of these third parties may terminate their engagements with us at any time unless otherwise stated in contractual agreements. If we need to enter into alternative arrangements, our commercialization activities or our therapeutic candidate or companion diagnostic development activities may be delayed or suspended. Our reliance on these third parties for research and development activities, reduces our control over these activities but does not relieve us of our responsibility to ensure compliance with all required legal, regulatory and scientific standards and any applicable trial protocols.

Any of these events could lead to delays in the development of our product candidates, including delays in our trials, or failure to obtain regulatory approval for our product candidates, or it could impact our ability to successfully commercialize our current product candidates.

Because our ZIVO algae is currently produced by a small number of growers, the loss of any of these growers would have a material adverse impact on our operating results and cash flows.

Currently only three facilities grow our ZIVO algae, and only one of those facilities is producing algae under an ongoing contract.  Either of the other two facilities could halt production at any time.  Any termination of a business relationship with, or a significant sustained reduction in business received from, one of these growers could delay our production efforts, and could have a material adverse effect on our operating results and cash flows. We must materially increase the number of our growers and if we cannot, it will adversely impact our financial condition and our business.

If we fail to attract and keep our Chief Executive Officer and Chief Financial Officer, senior management and key scientific personnel, we may be unable to successfully develop our therapeutic candidates, conduct our clinical trials and commercialize our therapeutic candidates.

We are highly dependent on the members of our executive team, including our Chief Executive Officer and Chief Financial Officer, the loss of whose services may adversely impact the achievement of our objectives. Any of our executive officers could leave our employment at any time, as all of our employees are “at will” employees. Recruiting and retaining other qualified employees, consultants and advisors for our business, including scientific and technical personnel, will also be critical to our success.

Recruiting and retaining qualified scientific, clinical, manufacturing, sales and marketing personnel will also be critical to our success. We may not be able to attract and retain these personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. We also experience competition for the hiring of scientific and clinical personnel from universities and research institutions. In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our research and development and commercialization strategy. Our consultants and advisors may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us.

Investors may demand payment under our convertible notes.

We have significant commitments and obligations. As of March 31, 2021, all of the Company’s outstanding convertible notes (the “Notes,” described in Note 8 to the Financial Statements included on page F-17 hereto) issued to certain accredited investors (the “Investors”) are due and payable. The Company has outstanding principal balance of approximately $5.2 million and related accrued interest of $2.6 million as of March 31, 2021.

The Company has entered into debt conversion agreements with certain Investors.  However, not all noteholders have entered into such conversion agreements. If the Investors demand payment under the Notes, we will not have sufficient resources to make the required payments. We do not have sufficient resources to meet our obligations under the Notes unless we are able to raise substantial additional financing on acceptable terms or secure funds from new or existing partners. We cannot assure that financing will be available on favorable terms or at all. Additionally, these conditions may increase the cost to raise capital. If additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities would result in dilution to our existing stockholders.

If we are unable to enter into agreements with third parties to market and sell our product candidates, if approved, we may be unable to generate any revenues.

We currently do not have internal sales, marketing and distribution capability for our products and the cost of establishing and maintaining such an organization may exceed the cost-effectiveness of doing so. In order to market any products that may be eligible for commercialization, we must build our sales, distribution, marketing, managerial and other non-technical capabilities or make arrangements with third parties to perform these services. We have limited prior experience in the marketing, sale or distribution of approved products and there are significant risks involved in building and managing a sales organization, including our ability to hire, retain, and incentivize qualified individuals, generate sufficient sales leads, provide adequate training to sales and marketing personnel, and effectively manage a geographically dispersed sales and marketing team. Any failure or delay in the development of our internal sales, marketing and distribution capabilities would adversely impact the commercialization of our therapeutic candidates.

Because the results of preclinical studies and clinical trials are not necessarily predictive of future results, we can provide no assurances that our other product candidates will have favorable results in future studies or trials.

Positive results from preclinical studies or clinical trials should not be relied on as evidence that later or larger-scale studies or trials will succeed. Even if our product candidates achieve positive results in early-stage preclinical studies or clinical trials, there is no guarantee that the efficacy of any product candidate shown in early studies will be replicated or maintained in future studies and/or larger populations. Similarly, favorable safety and tolerability data seen in short-term studies might not be replicated in studies of longer duration and/or larger populations. If any product candidate demonstrates insufficient safety or efficacy in any preclinical study or clinical trial, we would experience potentially significant delays in, or be required to abandon, development of that product candidate.

Further, data obtained from clinical trials are susceptible to varying interpretations. If we delay or abandon our efforts to develop any of our product candidates, we may not be able to generate sufficient revenues to become profitable, and our reputation in the industry and in the investment community would likely be significantly damaged, each of which would cause our stock price to decrease significantly.

Development of certain of our products involves a lengthy and expensive process, with uncertain outcomes. We may, and our current or future licensees may, incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of any product.

We may, and our current or future licensees may, experience numerous unforeseen events during or as a result of clinical trials that could delay or prevent our ability to receive marketing approval or commercialize our products, including:

•regulators may not authorize us or our investigators to commence a clinical trial or conduct a clinical trial at a prospective trial site;

•the failure to successfully complete pre-clinical testing requirements required by the FDA and international organizations;

•delays may occur in reaching, or fail to reach, agreement on acceptable clinical trial contracts with third parties or clinical trial protocols with prospective trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different trial sites;

•the cost of clinical trials of our products may be greater than we anticipate;

•delays or difficulties in obtaining an FDA No Objection letter for human consumption of our algal biomass; and

•delays or difficulties in obtaining regulatory approval in the EU for use of our algal biomass for animal feed.

If we are required to conduct additional clinical trials or other testing of our biotech product candidates under development or algal biomass beyond those that we contemplate, if we are unable to successfully complete clinical trials of our product candidates under development or algal biomass or other testing, if the results of these trials or tests are not favorable or if there are safety concerns, we may, or our existing or future licensees may:

•not obtain marketing approval at all;

•be delayed in obtaining marketing approvals in a jurisdiction; or

•be subject to additional post-marketing testing requirements.

Increased regulatory scrutiny of nutritional supplements as well as new regulations that are being adopted in some of our markets with respect to nutritional supplements could result in more restrictive regulations and harm our results if our supplements or advertising activities are found to violate existing or new regulations or if we are not able to effect necessary changes to our products in a timely and efficient manner to respond to new regulations.

Increased regulatory scrutiny of nutritional supplements as well as new regulations that are being adopted in some of our markets with respect to nutritional supplements could result in more restrictive regulations and harm our results if our supplements or advertising activities are found to violate existing or new regulations or if we are not able to effect necessary changes to our products in a timely and efficient manner to respond to new regulations.

There has been an increasing movement in the United States and other markets to increase the regulation of dietary supplements, which could impose additional restrictions or requirements on us and increase the cost of doing business. On February 11, 2019, the FDA issued a statement from FDA Commissioner, Dr. Scott Gottlieb, regarding the agency's efforts to strengthen the regulation of dietary supplements. The FDA will be prioritizing and focusing resources on misbranded products bearing unproven claims to treat, cure, or mitigate disease. Commissioner Gottlieb established a Dietary Supplement Working Group tasked with reviewing the agency's organizational structure, process, procedures, and practices to identify opportunities to modernize the oversight of dietary supplements. Additionally, on December 21, 2015, the FDA created the Office of Dietary Supplements (“ODSP”). The creation of this new office elevates the FDA’s program from its previous status as a division under the Office of Nutrition and Dietary Supplements. ODSP will continue to monitor the safety of dietary supplements.

In August 2016, the FDA published its revised draft guidance on Dietary Supplements: New Dietary Ingredient Notifications and Related Issues. If a company sells a dietary supplement containing an ingredient that FDA considers either not a dietary ingredient or a new dietary ingredient (“NDI”) that needs an NDI notification, the agency may threaten or initiate enforcement against such company. For example, it might send a warning letter that can trigger consumer lawsuits, demand a product recall, or even work with the Department of Justice to bring a criminal action. Our operations could be harmed if new guidance or regulations require us to reformulate products or effect new registrations, if regulatory authorities make determinations that any of our products do not comply with applicable regulatory requirements, if the cost of complying with regulatory requirements increases materially, or if we are not able to effect necessary changes to our products in a timely and efficient manner to respond to new regulations. In addition, our operations could be harmed if governmental laws or regulations are enacted that restrict the ability of companies to market or distribute nutritional supplements or impose additional burdens or requirements on nutritional supplement companies.

The growth of our agtech sector depends in part on market acceptance of products that contain our algae.

The success of our agtech business involves the use of our algal biomass in various animal and human products. There can be no assurance regarding the successful distribution and market acceptance of products containing our algae.  The expenses or losses associated with lack of market acceptance of our products could harm our ability to find or maintain new licensees for these products.

Risks Relating to Our Intellectual Property

We may not be able to protect our proprietary algae cultures and bioactive compounds in the marketplace.

Our success will depend, in part, on our ability to obtain patents, protect our trade secrets and operate without infringing on the proprietary rights of others. We rely upon a combination of patents, trade secret protection, and confidentiality agreements to protect the intellectual property of our products. Patents might not be issued or granted with respect to our patent applications that are currently pending, and issued or granted patents might later be found to be invalid or unenforceable, be interpreted in a manner that does not adequately protect our products or any future products, or fail to otherwise provide us with any competitive advantage. As such, we do not know the degree of future protection that we will have on our products, if any, and a failure to obtain adequate intellectual property protection with respect to our products could have a material adverse impact on our business.

Patent protection may not be available for some of the therapeutic candidates or products we are developing. If we must spend significant time and money protecting or enforcing our patents, designing around patents held by others or licensing, potentially for large fees, patents or other proprietary rights held by others, our business, results of operations and financial condition may be harmed.

Claims of intellectual property infringement by or against us could seriously harm our businesses.

From time to time, we may be forced to respond to or prosecute intellectual property infringement claims to defend or protect our rights. These claims, regardless of merit, may consume valuable management time, result in costly litigation or cause product shipment delays. Any of these factors could seriously harm our business and operating results. We may have to enter into royalty or licensing agreements with third parties who claim infringement. These royalty or licensing agreements, if available, may be costly to us. If we are unable to enter into royalty or licensing agreements with satisfactory terms, our business could suffer.

Certain patents of the Company are subject to a lien

Certain of our patents are subject to liens, including a lien by HEP Investments, LLC pursuant to the terms of its loan agreement with the Company.  While all material liens will be released upon the conversion of HEP Investments, LLC’s outstanding debt in connection with the Offering, the foreclosure on such intellectual property or exercise of other remedies available to HEP Investments, LLC could materially adversely affect our business.  Additionally, there will remain liens on certain immaterial and abandoned patents with respect to certain unpaid legal fees.  If we do not pay such outstanding balance, the lienholder could foreclose on such patents.

Risks Related to Our Common Stock

An active trading market may not develop for the Securities and you may not be able to sell your Common Stock or Unit Warrants at or above the offering price per share or the Unit Warrant exercise price per share.

Our Common Stock is currently quoted on the OTCQB Marketplace and there is not any significant trading activity in our Common Stock or market for shares of our Common Stock. Our Common Stock and Unit Warrants have been approved for listing on the Nasdaq, subject to our provision of official notice of issuance to Nasdaq, under the symbols “ZIVO” and “ZIVOW,” respectively. There can be no assurance that we will be successful in listing our Common Stock and/or our Unit Warrants on the Nasdaq Capital Market. Even if our Common Stock and Unit Warrants are listed on Nasdaq, we cannot predict the extent to which investor interest in our company will lead to the development of any active trading market in our Common Stock and/or Unit Warrants or how liquid the market for our Common Stock and/or Unit Warrants might become. If a market does not develop or is not sustained it may be difficult for you to sell your securities at the time you wish to sell them, at a price that is attractive to you, or at all. You may not be able to sell your Common Stock or Unit Warrants at or above the offering price or warrant exercise price per share.

The market price and trading volume of our securities may be volatile and may be affected by economic conditions beyond our control.

The market price of our securities is likely to be volatile. Some specific factors that could negatively affect the price of our securities or result in fluctuations in its price and trading volume include:

•results of trials of our product candidates;

•results of trials of our competitors’ products;

•regulatory actions with respect to our therapeutic candidates or products or our competitors’ products;

•actual or anticipated fluctuations in our quarterly operating results or those of our competitors;

•our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

•issuances by us of debt or equity securities;

•litigation involving our company, including stockholder litigation; investigations or audits by regulators into the operations of our company; or proceedings initiated by our competitors or clients;

•strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy;

•trading volume of our Common Stock and Unit Warrants;

•announcement or expectation of additional financing efforts;

•terrorist acts, acts of war or periods of widespread civil unrest;

•natural disasters and other calamities;

•changes in market conditions for biotech or agtech stocks;

•novel and unforeseen market forces and trading strategies, such as the massive short squeeze rally caused by retail investors and social media activity; and

•conditions in the U.S. financial markets or changes in general economic conditions.

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

As of March 31, 2021, our current executive officers, directors, 5% stockholders and their affiliates beneficially own approximately 61.4% of our voting stock. Additionally, our largest shareholder, HEP Investments LLC, beneficially owns approximately 39.3% of our voting stock. Therefore, these stockholders will have the ability to influence us through this ownership position. These stockholders may be able to determine all matters requiring stockholder approval. For example, these stockholders, acting together, may be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our Common Stock that you may believe are in your best interest as one of our stockholders.

Our financial controls and procedures may not be sufficient to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our Common Stock.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal controls. Section 404 of the Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal control over financial reporting and provide a management report on internal control over financial reporting.

If we identify material weaknesses in our internal control over financial reporting in the future, if we are unable to comply with the requirements of Section 404 in a timely manner, if we are unable to assert that our internal control over financial reporting is effective, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common Stock could be adversely affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC, or other regulatory authorities, which could require additional financial and management resources.

As a smaller reporting company, we are subject to scaled disclosure requirements that may make it more challenging for investors to analyze our results of operations and financial prospects.

Currently, we are a “smaller reporting company,” as defined by Rule 12b-2 of the Exchange Act. As a “smaller reporting company,” we are able to provide simplified executive compensation disclosures in our filings and have certain other decreased disclosure obligations in our filings with the SEC, including being required to provide only two years of audited financial statements in annual reports. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects.

Furthermore, we are a non-accelerated filer as defined by Rule 12b-2 of the Exchange Act, and, as such, are not required to provide an auditor attestation of management’s assessment of internal control over financial reporting, which is generally required for SEC reporting companies under Section 404(b) of the Sarbanes-Oxley Act. Because we are not required to, and have not, had our auditor’s provide an attestation of our management’s assessment of internal control over financial reporting, a material weakness in internal controls may remain undetected for a longer period.

Our annual and quarterly operating results may fluctuate significantly or may fall below the expectations of investors or securities analysts, each of which may cause our stock price to fluctuate or decline.

We expect our operating results to be subject to annual and quarterly fluctuations. Our net loss and other operating results will be affected by numerous factors, including:

•variations in the level of expenses related to our product candidates, products or future development programs;

•if any of our product candidates receives regulatory approval, the level of underlying demand for these product candidates and wholesalers’ buying patterns;

•addition or termination of trials or funding support;

•our execution of any collaborative, licensing or similar arrangements, and the timing of payments we may make or receive under these arrangements;

•any intellectual property infringement lawsuit in which we may become involved;

•regulatory developments affecting our products or those of our competitors;

•the timing and cost of, and level of investment in, research and development activities relating to our product candidates, which may change from time to time;

•our ability to attract, hire and retain qualified personnel;

•expenditures that we will or may incur to acquire or develop additional product candidates and technologies;

•future accounting pronouncements or changes in our accounting policies; and

•the timing and success or failure of clinical studies for our therapeutic candidates or competing product candidates, or any other change in the competitive landscape of our industry, including consolidation among our competitors or partners.

If our annual or quarterly operating results fall below the expectations of investors or securities analysts, the price of our securities could decline substantially. Furthermore, any annual or quarterly fluctuations in our operating results may, in turn, cause the price of our stock to fluctuate substantially. We believe that annual and quarterly comparisons of our financial results are not necessarily meaningful and should not be relied upon as an indication of our future performance.

Raising additional funds through debt or equity financing could be dilutive and may cause the market price of our Common Stock to decline.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest may be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a stockholder. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take certain actions, such as incurring debt, making capital expenditures or declaring dividends. If we raise additional funds through collaborations, strategic collaborations or partnerships, or marketing, distribution or licensing arrangements with third parties, we may be required to limit valuable rights to our intellectual property, technologies, therapeutic candidates or future revenue streams, or grant licenses or other rights on terms that are not favorable to us. Furthermore, any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our therapeutic candidates.

Sales of a substantial number of shares of our Common Stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our Common Stock in the public market or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our Common Stock.

Future sales and issuances of our Common Stock or rights to purchase our Common Stock, including pursuant to our equity incentive plans, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell our Common Stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell our Common Stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. These sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

We are at risk of securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us because biotechnology companies have experienced significant stock price volatility in recent years. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

We do not intend to pay dividends on our Common Stock so any returns will be limited to the value of our stock.

We have never declared or paid any cash dividends on our Common Stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the appreciation of their stock.

Risks Related to this Offering

Resales of our Common Stock, including the Common Stock issuable upon exercise of the Unit Warrants being offered in this Offering, in the public market by our stockholders as a result of this Offering may cause the market price of our Common Stock to fall.

Sales of a substantial number of shares of our Common Stock, including the shares of Common Stock issuable upon exercise of the Unit Warrants being offered in this Offering, in the public market could occur at any time. The issuance of new shares of our Common Stock, including the shares of Common Stock issuable upon exercise of the Unit Warrants being offered in this Offering, could result in resales of our Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Common Stock and consequently our Unit Warrants.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our Common Stock.

If our existing stockholders sell, or indicate an intention to sell, substantial amounts of our Common Stock in the public market after applicable legal restrictions on resale and the lock-up agreements, the trading price of our stock could decline. As of March 31, 2021, we had 5,263,988 shares of Common Stock outstanding, outstanding options that in aggregate would be exercisable for 781,250 shares (including unvested options), warrants exercisable for 2,503,962 shares and convertible debt and related accrued interest convertible into 991,316 shares. Substantially all of such shares of Common Stock may be sold in the public market. If outstanding options or warrants are exercised, if substantial additional shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our Common Stock, and consequently our warrants, could decline.  Furthermore, ambiguity in the terms of certain convertible notes may entitle such holders to an additional 1.5 million shares of common stock.

Our management will have broad discretion over the use of the net proceeds from this Offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this Offering and could use them for purposes other than those contemplated at the time of commencement of this Offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for our Company.

You may experience immediate and substantial dilution in the book value per share of the Common Stock you purchase.

The public offering price per Unit is substantially higher than the net tangible book value per share of our Common Stock. Therefore, if you purchase securities in this Offering, you will pay an effective price per share of Common Stock you acquire that substantially exceeds our net tangible book value per share after this Offering. Assuming no exercise of the Unit Warrants being offered in this Offering, no value is attributed to such Unit Warrants and such Unit Warrants are classified as and accounted for as equity, you will experience immediate dilution of $9.51 per share, representing the difference between our as adjusted net tangible book value per share after giving effect to this Offering and the public offering price per Unit. In addition, if previously issued options and warrants to acquire Common Stock are exercised at prices below the offering price or the accompanying Unit Warrants being offered in this Offering are accounted for as liabilities, you will experience further dilution. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this Offering.

This Offering may cause the trading price of our Common Stock to decrease.

The Unit price, together with the number of shares of Common Stock we propose to issue and ultimately will issue if this Offering is completed, may result in an immediate decrease in the market price of our Common Stock. This decrease may continue after the completion of this Offering. We cannot predict the effect, if any, that the availability of shares for future sale represented by the Unit Warrants issued in connection with this Offering will have on the market price of our Common Stock from time to time. Further, if a substantial number of Units are purchased and the holders of the shares received upon exercise of the related Unit Warrants choose to sell some or all of the shares underlying the Unit Warrants, the resulting sales could depress the market price of our Common Stock.

The unit price determined for this Offering is not an indication of the fair value of our Common Stock.

In determining the Unit price, our board of directors considered a number of factors, including, but not limited to, our need to raise capital in the near term to continue our operations, the current and historical trading prices of our Common Stock, a price that would increase the likelihood of participation in this Offering, the cost of capital from other sources, the value of the Unit Warrants being issued as components of the Unit and comparable precedent transactions. The Unit price does not necessarily bear any relationship to any established criteria for value. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Unit price. You should not consider the Unit price as an indication of the value of our Company or our Common Stock.

If our planned reverse stock split does not result in a proportionate increase in the price of our Common Stock, we may not be able to list our Common Stock and the Unit Warrants on the Nasdaq Capital Market.

We expect that the reverse stock split of our outstanding Common Stock will increase the market price of our Common Stock so that we will be able to meet the minimum bid price requirement of the listing rules of the Nasdaq Capital Market. However, the effect of a reverse stock split upon the market price of our Common Stock cannot be predicted with certainty, and the results of reverse stock splits by companies in similar circumstances have been varied. It is possible that the market price of our Common Stock following the reverse stock split will not increase sufficiently for us to be in compliance with the minimum bid price requirement. If we are unable meet the minimum bid price requirement, we may be unable to list our shares on the Nasdaq Capital Market, in which case this Offering will not be completed.

Risks Related to the Unit Warrants

The Unit Warrants may not have any value and if an active, liquid trading market for the Unit Warrants does not develop, you may not be able to sell your Unit Warrants quickly or at or above the price you paid for them.

The Unit Warrants issued in this Offering will be immediately exercisable and expire five years from issuance. The Unit Warrants will have an initial exercise price equal to $[●]. In the event that our Common Stock price does not exceed the exercise price of the Unit Warrants during the period when the Unit Warrants are exercisable, the Unit Warrants may not have any value.

Prior to this Offering, there has been no public market for any of our warrants. The Unit Warrants have been approved for listing on the on the Nasdaq, subject to our provision of official notice of issuance to Nasdaq. However, there can be no assurance that we will be successful in listing our Common Stock or Unit Warrants on Nasdaq. If, for whatever reason, Nasdaq does not confirm listing on Nasdaq prior to the pricing of the Offering, we will not be able to consummate and will terminate the Offering. An active trading market may not develop for the Unit Warrants to be sold in this Offering or, if developed, may not be sustained, and the market for the Unit Warrants may be highly volatile or may decline regardless of our operating performance. The lack of an active market may impair your ability to sell your Unit Warrants at the time you wish to sell them or at a price that you consider reasonable.

Since the Unit Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Unit Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Unit Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Unit Warrants or may receive an amount less than they would be entitled to if they had exercised their Unit Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

Holders of our Unit Warrants will have no rights as a Common Stockholder until they acquire our Common Stock.

Until investors acquire shares of our Common Stock upon exercise of the Unit Warrants being offered in this Offering, they will have no rights with respect to our Common Stock such as voting rights or the right to receive dividends. Upon exercise of such Unit Warrants, holders will be entitled to exercise the rights of a Common Stockholder only as to matters for which the record date occurs after the exercise date.

We may amend the terms of the Unit Warrants in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding Unit Warrants.

Our Unit Warrants will be issued in physical certificated form under a warrant agreement. The warrant agreement provides that the terms of the Unit Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. All other modifications or amendments, including any amendment to increase the exercise price of the Unit Warrants or shorten the exercise period of the Unit Warrants, shall require the written consent of the registered holders of a majority of the then outstanding Unit Warrants.

Our outstanding warrants may have an adverse effect on the market price of our Common Stock and make it more difficult to effect a business combination.

We will be issuing Unit Warrants to purchase shares of Common Stock as part of this Offering. To the extent we issue shares of Common Stock to effect a future business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these Unit Warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding ordinary shares and reduce the value of the shares issued to complete the business combination. Accordingly, our Unit Warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring a target business. Additionally, the sale, or even the possibility of sale, of the shares of Common Stock underlying the Unit Warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these Unit Warrants are exercised, you may experience dilution to your holdings.

USE OF PROCEEDS

We estimate that our net proceeds from this Offering will be approximately $10,230,000, based on an assumed public offering price of $10.40 per Unit, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the over-allotment option is exercised in full, we estimate that our net proceeds will be approximately $11,817,000.

This estimate excludes the proceeds, if any, from exercise of the Unit Warrants sold in this Offering. If all of the Unit Warrants sold in this Offering were to be exercised in cash at the assumed exercise price of $11.44 per share (based upon a public offering price per  Unit of $10.40 per Unit), we would receive additional net proceeds of approximately $12.6 million. We cannot predict when or if the Unit Warrants will be exercised. It is possible that those Unit Warrants may expire and may never be exercised.

We intend to use the net proceeds for:

Proceeds:
Gross Proceeds	$11,500,000
Fees and Expenses	(1,270,000)
Net Proceeds	$10,230,000

Uses:
Agtech - Research and Development	$2,050,000
Biotech - Research and Development	$3,500,000
Expansion of Production of Algal Biomass	375,000
Working Capital	4,305,000
Total Uses	$10,230,000

Funding for “Research and Development” includes $1.2 million for poultry gut health, $1.7 million to meet compliance benchmarks for agtech product candidates, $115,000 to meet certain biotech licensing milestones and $530,000 for inoculum production and cell banking.

If the over-allotment option is exercised, we intend to use any net proceeds received from the sale of Securities issued pursuant to such over-allotment exercise to fund working capital.  The actual allocation of proceeds realized from this Offering will depend upon our operating revenues and cash position and our working capital requirements and may change.

Therefore, as of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this Offering. Accordingly, we will have discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds of this Offering. We have not determined the amount of net proceeds to be used specifically for such purposes. Pending the use of any net proceeds, we expect to invest the net proceeds in interest-bearing, marketable securities.

Each $1.00 increase (decrease) in the assumed public offering price of $10.40 per Unit would change our net proceeds by approximately $1.02 million assuming the number of shares offered by us, as set forth on the cover of this prospectus, remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering. An increase (decrease) of 100,000 in the number of shares we are offering would increase (decrease) the net proceeds to us from this Offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, by approximately $957 thousand, assuming the assumed public offering price stays the same.

DETERMINATION OF OFFERING PRICE

The offering price of the Units will be negotiated between the underwriters and us considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business. Our Common Stock is currently quoted on the OTCQB Market under the ticker symbol “ZIVO.”  On May 14, 2021, the last reported sale price of our Common Stock was $0.13 per share (or $10.40 per share assuming a reverse stock split of 1-for-80 shares).

CAPITALIZATION

The following table presents a summary of our cash and cash equivalents and capitalization as of March 31, 2021:

•on an actual basis (as adjusted for the proposed reverse stock split of 1-for-80);

•on a pro forma as adjusted basis, to give further effect to: the issuance of 919,943 shares of Common Stock issuable upon the conversion of ZIVO’s outstanding convertible notes in the principal amount of $4.8 million together with accrued interest thereon of $2.5 million subject to Debt Conversion Agreements (assuming such conversion occurred on May 14, 2021), (ii) the issuance of 92,652 shares of Common Stock (including pursuant to subscription agreements and a warrant exercise) for cash proceeds of $ 425 thousand following March 31, 2021 ; (iii) 4,807 shares that the Company anticipates issuing related to gross proceeds of $50,000 received on May 14, 2021 for a potential investment, but for which a subscription agreement has not been executed; and (iv) the receipt of cash proceeds of $45 thousand from the issuance of a License Co-Development Participation Agreement following March 31, 2021; and

•on a pro forma as adjusted basis to take into account the pro forma adjustments set forth above and the issuance in this Offering of 1,105,769 Units, at an assumed public offering price of $10.40 per Unit, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us. The as adjusted basis assumes no exercise of the overallotment option by the underwriters, and excludes the proceeds, if any, from the exercise of any Unit Warrants issued in this Offering.

You should read the following table in conjunction with our historical financial statements and the related notes thereto incorporated by reference into this prospectus.

As of March 31, 2021

Unaudited

	Actual	Pro Forma	Pro Forma As Adjusted
Assets
Cash and cash equivalents	$231,935	$751,905	$10,981,905
Liabilities
Accounts Payable	1,735,159	1,735,159	1,735,159
Convertible Debentures Payable	5,180,342	340,000	340,000
Accrued Interest	2,599,613	144,593	143,480
Other	2,233,898	2,557,540	2,557,540
Total liabilities	12,072,654	4,777,292	4,776,179
Stockholders’ Equity
Common Stock, $0.001 par value, 150,000,000 shares authorized; actual: 5,263,988 shares issued and outstanding; pro forma: 6,281,390 shares issued and outstanding; pro forma, as adjusted: 7,387,159 shares issued and outstanding	5,264	6,281	7,387
Additional paid-in capital	89,437,765	97,667,935	107,897,942
Accumulated deficit	(101,282,654)	(101,282,654)	(101,282,654)
Total Stockholders’ Equity	(11,423,770)	(3,608,438)	6,622,675
Total Capitalization	$648,884	$1,168,854	$11,398,854

Each $1.00 increase (decrease) in the assumed public offering price of $10.40 per Unit would increase (decrease) each of cash, additional paid-in capital and total stockholders’ equity, on a pro forma, as adjusted basis, by $1.02 million, assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 100,000 in the number of Units offered by us would increase (decrease) each of cash, additional paid-in capital and total stockholders’ equity, on a pro forma, as adjusted basis, by $957 thousand, assuming the public offering price per Unit remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The foregoing as adjusted information is illustrative only, and our capitalization following the completion of this Offering will be adjusted based on the actual public offering price and other terms of this Offering determined at pricing. You should read this table together with our financial statements and the related notes appearing elsewhere in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this prospectus.

The table and discussion set forth in the table above excludes:

•781,250 shares of our Common Stock issuable upon the exercise of options outstanding under our 2019 Incentive Plan as of March 31, 2021, with a weighted-average exercise price of $10.00 per share;

•150,000 shares of our Common Stock potentially issuable upon the exercise of unearned performance-based options under our 2019 Incentive Plan as of March 31, 2021;

•2,503,962 shares of our Common Stock issuable upon the exercise of the warrants outstanding as of March 31, 2021 with a weighted-average exercise price of $7.20 per share;

•1,687 shares of our Common Stock issuable upon exercise of warrants issued after March 31, 2021 (that remain unexercised) with a weighted-average exercise price of $10.40 per share;

•343,750 shares of our Common Stock reserved for future issuance under our equity compensation plans;

•78,853 shares of our Common Stock issuable upon the optional conversion of our convertible promissory notes (including principal and related accrued interest of $485,087 as of May 14, 2021) that are not subject to Debt Conversion Agreements and will not automatically convert into shares of Common Stock upon consummation of the Offering; and

•the 88,462 shares of our Common Stock that may be issued upon exercise of the Representative’s Warrants with a weighted-average exercise price of $[●] per share.

MARKET FOR OUR COMMON STOCK

Our Common Stock is quoted on the OTCQB Market under the trading symbol “ZIVO.” Quotations on the OTCQB reflect inter-dealer prices, without retail mark-up, mark-down commission, and may not represent actual transactions. On May 14, 2021, the last reported sale price of our Common Stock on the OTCQB was $0.13 per share (or $10.40 per share on a post-reverse stock split of 1-for-80 shares).

Holders

As of May 14, 2021, we had approximately 252 shareholders of record of our Common Stock.

Dividend Policy

We have never declared or paid cash dividends on our Common Stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our Common Stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

DILUTION

If you invest in the securities being offered by this prospectus, your interest will be diluted immediately to the extent of the difference between the public offering price per Unit and the adjusted net tangible book value per share of our Common Stock after this Offering.

The historical net tangible book value of our Common Stock as of March 31, 2021, was approximately ($11.4) million, or approximately ($2.17) per share. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding. Dilution per share to new investors represents the difference between the effective amount per share paid by purchasers for each share of Common Stock in this Offering and the net tangible book value per share of our Common Stock immediately following the completion of this Offering.

Our pro forma net tangible book value of our Common Stock as of March 31, 2021, was approximately ($3.7) million, or approximately ($0.58) per share. Pro forma net tangible book value (deficit) gives effect to (i) the issuance of 919,943 shares of Common Stock issuable upon the conversion of ZIVO’s outstanding convertible notes subject to Debt Conversion Agreements (including principal and accrued interest of $7.4 million as of May 14, 2021), (ii) the issuance of 92,652 shares of Common Stock (including pursuant to subscription agreements and a warrant exercise) for  cash proceeds of $ 425 thousand following March 31, 2021 , and (iii) 4,807 shares that the Company anticipates issuing related to gross proceeds of $50,000 received on May 14, 2021 for a potential investment, but for which a subscription agreement has not been executed. Pro forma, as adjusted net tangible book value (deficit) gives effect to the issuance in this Offering of 1,105,769 Units, at an assumed public offering price of $10.40 per Unit, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this Offering and the net tangible book value per share of our Common Stock immediately after this Offering. After giving effect to the sale of 1,105,769 Units in this Offering at an assumed public offering price of $10.40 per Unit, and after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2021 would have been approximately $0.89 per share of Common Stock. This represents an immediate increase in net tangible book value of $1.47per share to our existing stockholders and an immediate dilution of $9.51 per share to investors purchasing shares of Common Stock in this Offering.

Assumed public offering price per Unit		$10.40
Historical Net tangible book value per share at March 31, 2021	$(2.17)
Increase to net tangible book value per share after giving effect to the pro forma adjustments	1.59
Pro forma, net tangible book value per share after giving effect to the pro forma adjustments	$(0.58)
Increase to pro forma net tangible book value per share attributable to investors purchasing our Common Stock in this Offering	1.47
Pro forma, as adjusted net tangible book value per share as of March 31, 2021, after giving effect to this Offering		0.89
Dilution of pro forma, as adjusted net tangible book value per share to investors purchasing our Common Stock in this Offering		$9.51

The table and discussion set forth in the table above excludes:

•781,250 shares of our Common Stock issuable upon the exercise of options outstanding under our 2019 Incentive Plan as of March 31, 2021, with a weighted-average exercise price of $10.00 per share;

•150,000 shares of our Common Stock potentially issuable upon the exercise of unearned performance-based options under our 2019 Incentive Plan as of March 31, 2021;

•2,503,962 shares of our Common Stock issuable upon the exercise of the warrants outstanding as of March 31, 2021 with a weighted-average exercise price of $7.20 per share;

•1,687 shares of our Common Stock issuable upon exercise of warrants issued after March 31, 2021 (that remain unexercised) with a weighted-average exercise price of $10.40 per share;

•343,750 shares of our Common Stock reserved for future issuance under our equity compensation plans;

•78,853 shares of our Common Stock issuable upon the optional conversion of our convertible promissory notes (including principal and related accrued interest of $485,087  as of May 14, 2021) that are not subject to Debt Conversion Agreements and will not automatically convert into shares of Common Stock upon consummation of the Offering; and

•the 88,462 shares of our Common Stock that may be issued upon exercise of the Representative’s Warrants with a weighted-average exercise price of $[●] per share.

Each $1.00 increase (decrease) in the assumed public offering price of $10.40 per Unit would increase (decrease) our pro forma as adjusted net tangible book value per share after this Offering by approximately $0.14, and the dilution per share to new investors purchasing shares in this Offering by $0.86, assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 100,000 in the number of Units offered by us would increase (decrease) the pro forma net tangible book value, as adjusted to give effect to this Offering, by $0.12 per share, and the dilution to new investors by $0.12 per share. The information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this Offering as determined between us and the underwriter at pricing. If the underwriter’s option to purchase additional shares of Common Stock and/or Unit Warrants from us is exercised in full, the pro forma as adjusted net tangible book value per share after this Offering would be $0.19 per share, the increase in pro forma as adjusted net tangible book value per share to existing shareholders would be $0.19 per share and the dilution to new investors purchasing shares in this Offering would be $9.32 per share.

To the extent that any of these outstanding options are exercised or warrants are exercised or we issue additional shares under our equity incentive plans, there may be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

BUSINESS

Overview

We are a research and development company operating in both the biotech and agtech sectors, with an intellectual property portfolio comprised of proprietary algal and bacterial strains, biologically active molecules and complexes, production techniques, cultivation techniques and patented or patent-pending inventions. We are creating novel drug candidates, food additives and functional ingredients designed to boost immune health in humans and animals.

Biotech – ZIVO Product Candidates

ZIVO has developed bioactive compounds derived from its proprietary algal culture, targeting human and animal diseases, such as poultry coccidiosis, bovine mastitis, human cholesterol, and rheumatoid arthritis. As part of its strategy, ZIVO will continue to seek strategic partners for late stage development, regulatory preparation and commercialization of its products in key global markets. ZIVO’s patent-pending immune modulator may create a new class of therapeutics or immune products for humans and animals.

Agtech – ZIVO’s Algal Biomass

ZIVO’s algal biomass is currently produced in Arizona, India and Peru.  ZIVO’s algal biomass contains Vitamin A, protein, iron, important fatty acids, non-starch polysaccharides and other micronutrients that position the product as a viable functional food ingredient and nutritional enhancement for human and animal use. The Company currently has contracts with NutriQuest, Grekin Laboratories, and others for the sale of its algal biomass. ZIVO’s patented, proprietary algal bioproducts are aimed at rapidly growing global demand for plant-based immune & gut health. Sustainable, non-GMO functional food, feed and beverage ingredients represent novel advances in phytogenics and eubiotics.

In 2020, ZIVO opened a lab in Ft. Myers, Florida for cultivation optimization and product development, designed specifically for ZIVO algae and cultures.  Engineering, computer fluid dynamics modeling was completed in January 2021. A license agreement for pilot algae production in Ica Peru was entered into in the second quarter of 2020, and principal engineering and facilities planning was completed for a Mexico production site in the fourth quarter of 2020.

ZIVO Pipeline

•Biotech:

•Poultry Gut Health: ZIVO has conducted multiple poultry clinical trials to develop and refine a treatment for coccidiosis, a condition that inflames the digestive tracts of poultry, currently treated with various antibiotics, antimicrobials and chemicals.

•Bovine Mastitis: ZIVO is developing a treatment for bovine mastitis derived from its proprietary algal culture and the bioactive agents contained within.

•Canine Joint Health: Studies have indicated the potential of a chondroprotective property when our lead compound fraction was introduced into ex vivo canine joint tissues.

•Human Immune Modulation: Early human immune cell in vitro and in vivo studies have indicated that one of the isolated and characterized biologically active molecules in the Company’s portfolio may serve as an immune modulator. ZIVO is conducting optimization of the immune modulating molecular complex for human and animal therapeutics and regulated immune products.

•Agtech:

•Human Food Ingredient : ZIVO algal biomass was GRAS affirmed in late 2018 and is therefore available and suitable for human consumption as an ingredient in foods and beverages.

•Joint/Exertion Recovery:  Previous animal studies involving ZIVO’s algal biomass supported some early evidence that ZIVO’s algal biomass may have potential health benefits in animals, but further testing and validation is required to make specific structure/function claims for human sports nutrition applications, if any, per regulatory requirements.

•Poultry Feed:  ZIVO anticipates that following commercialization, dried ZIVO algal biomass would be mixed directly into poultry feed at an estimated ratio of 1kg to 1000kg at the feed mill and may be fed continuously from hatch to harvest, or at certain time periods in the grow cycle.

•Aquaculture: A third party aquafeed laboratory has indicated to ZIVO that early research yielded positive results regarding the suitability of ZIVO’s algal biomass for the aquafeed market.

•Skin Health: ZIVO is developing its algal biomass as a skin health ingredient, with topical skin product testing started in the third quarter of 2020, and pre-clinical efficacy claims studies planned for ingestible and topical products.

Our Market Opportunity

Biotech

Poultry Gut Health

Coccidiosis, or the inflammation of the intestinal tract, is one of the largest health and animal welfare problems facing the poultry flocks. Roughly $3.0 billion was spent in 2006 to control this condition, of which antibiotics and antimicrobials comprise a significant percentage. Consumer and regulatory pressure has created what we believe to be an opportunity to develop and market an alternative to various antimicrobials routinely mixed into chicken feed. The Company is developing a product candidate designed to boost immune response, thereby combatting a broad range of infective pathogens, with the goal of simultaneously improving feed conversion and productivity.

The annual market sizes for vaccines, phytogenics and eubiotics in the animal health market as a whole were approximately $9.2 billion in 2020, $753.0 million in 2020, and $3.9 billion in 2019, respectively.  During the same time period, the annual market sizes for drugs, vaccines & feed additives and supplements in the companion animal market were approximately $11.8 billion in 2020 and $637.6 million in 2019, respectively.

Bovine Mastitis

Bovine mastitis, or inflammation of the udder, can halt milk production and may result in unsaleable milk.  The U.S. cow herd averaged 9.399 million cows in 2018 and U.S. milk production hit 217.6 billion pounds in 2018. Bovine mastitis affects approximately 1.5 million out of the 9 million dairy cows in the U.S. on an annual basis, and the average loss per cow per year in milk output is 846 pounds. Current treatments are primarily antibiotic, which requires a holding period and disposal of milk during that holding period.

Canine Joint Health

Osteoarthritis (OA) is one of the most common ailments among pet dogs, with prevalence believed to be greater than 20%.  The U.S. is expected to hold the largest share of the global market for veterinary pain management due to the vast pet population in the region, increasing animal healthcare expenditure, large number of hospitals and clinics, growing pool of veterinarians, and high prevalence of diseases causing pain. According to IBISWorld, the U.S. veterinary services market showed a solid, steady increase in consumer spending over the past few years.

Human Immune Modification

Immune-related and infectious diseases represent a vast range of health issues affecting millions of humans and animals. New applications in pharma, food and nutraceuticals are continually introduced into this growing market. The annual market sizes for the antibiotics, eubiotics, autoimmune, and the antidiabetic markets were approximately $40.0 billion in 2020, $37.9 billion in 2019, $110.0 billion in 2017 and $48.8 billion in 2018, respectively. Beyond arthritis, there are more than 80 types of clinically different autoimmune diseases. Many major pharmaceutical and biopharmaceutical companies have extensive licensing and development programs focused on autoimmune/anti-inflammatory R&D. The rise in strategic alliances by discovery stage R&D companies like ZIVO is one of the latest trends that may gain traction in the autoimmune and anti-inflammatory therapeutics market in the coming years.

Agtech

Human Functional Food Ingredients

The market for healthy foods, health foods, vegan and vegetarian food products continues to gain traction in the US and worldwide, especially as consumers look for healthful and nutritional ingredients to improve overall health and immune response. The drive toward plant-based proteins and microbiome-enhancing natural foods and food/beverage ingredients and dietary supplements continues to expand.

Joint/Exertion Recovery

The market for protein bars, energy drinks, and dietary supplements has been increasing among fitness mavens, bodybuilders and athletes. An increasing number of health & fitness centers has been positively influencing the growth of this market as these centers are involved in the endorsement of sports and fitness nutrition products among their respective consumers. Products may take the form of typical capsules or as mixable powders, beverages, snacks and crisps, many of them vegan or vegetarian.

Poultry Feed Ingredient

Poultry producers combat infectious disease, environmental stressors, feed issues and economic pressures to meet yield, quality and food safety targets not just in the U.S. and E.U., but worldwide. In North America, over 66 million metric tons of poultry feed is produced and consumed each year. Medicated feeds with antibiotics, antimicrobials, ionophores, sulfa and copper-based chemicals are under scrutiny, facing consumer pushback.  Market and regulatory pressures are encouraging producers to consider non-drug alternatives to keep birds healthy and growing which has created a market for premium “natural” feed ingredients. Our global food supply is reliant on antimicrobials, antibiotics and feed chemicals to increase production of animal food products, creating the potential for drug-resistant bugs and the presence of unmetabolized drugs or chemicals in the food at our dinner table. The annual market sizes for vaccines, phytogenics, and eubiotics in the poultry market were approximately $2.0 billion in 2018, $323.0 million in 2020 (assuming that poultry accounted for approximately 43% of the overall phytogenics market), and $1.3 billion in 2019, respectively.

Aquaculture

The ingredients used for providing balanced nutrition for aquaculture species are available in the form of pellets, granules, and powders, among others. The aquafeed is primarily sourced from vegetables, grains, oilseeds and the like. The aquafeed industry is fragmented, with the top 5-6 companies accounting for almost 40% of the market share. These companies are targeting countries in most parts of the world for business expansion, either by investing in new production units or acquiring established small players in specific regions.  Investment in R&D activities to introduce new and efficient products is another strategy adopted by manufacturers to stay ahead of their competition in the matured markets of North America and Europe.

Clinical Development and Regulatory Pathway

Clinical Experience, Future Development and Clinical Trial Plans

Our algal biomass product is at different stages of development for different applications.  Accordingly, the various regulatory processes required for the various applications are at different stages of completion.  With respect to human food and beverage applications, we have completed the FDA’s self-affirmed GRAS process for our dried algal biomass which allows for product commercialization with a consumption limit of up to nine grams per day.  Studies are planned, however, to support a significantly higher allowable daily intake that, if supported, will be justified via the notified GRAS process.  For animal feed applications in the European Union, our dried algal biomass product may be now commercialized as a feed material under an existing category for dried algal biomass as listed in the EU Feed Materials Catalogue.

Beyond use of the dried algal biomass for use in human food and beverage in the U.S., and as an animal feed material in the EU, ZIVO has not received the required approvals for commercialization in the U.S. or any other country for any product form or application beyond nutritional claims. To date, however, the Company has performed a number of bench top and pre-clinical tests (which include animal testing, performance, and other tests required by regulatory bodies) for various product forms and applications pertinent to qualified health claims and structure/function claims. As described below, the Company intends to perform additional testing of its product in connection with obtaining the requisite regulatory approvals.

Below we have summarized, for each component of our products under development, the current stage of development, our plans for further testing or clinical trials and our expectations regarding the requirements for regulatory approval and timing of developmental milestones:

Product	Stage of Development and/or Regulatory Status to Date	Next Steps
Poultry Gut Health (coccidiosis)

The Company has conducted 17 clinical trials to date, most recently in the second half of 2020. The early studies focused on determining the general effects, while the more recent studies examined dosage levels, interactions with vaccines and different feed mixes.

Discovery Stage, pre-GMP, pre-GLP

The Company expects to conduct several more studies on behalf of prospective licensees as part of licensing negotiations in process, which we estimate will require approximately $1.2 million to complete.

Bovine Mastitis

The Company has conducted multiple in vitro and ex vivo experiments to determine general effects, and four clinical trials to focus on product modalities and methods of administration.

These studies include two (2) multianalyte in vivo studies of mastitis-inducing pathogens, most recently staph aureus.

Discovery Stage, pre-GMP, pre-GLP

The Company expects to conduct three or more small studies to validate a product candidate previously validated in poultry studies, among other similar candidates and to make refinements to same before offering to potential licensees, which we estimate will require approximately $2.0 million to complete over the next two years. This will require future financing, in addition to any proceeds raised in this Offering.

Canine Joint Health

The Company has conducted multiple in vitro inflammatory experiments, followed by two in vivo trials with mice, and two ex vivo experiments using canine hip joint tissue.

Discovery Stage, pre-GMP, pre-GLP

Two additional ex vivo experiments are necessary to gauge effectiveness of product candidate, to be followed by two in vivo studies to determine dosage and tolerance, likely followed by one or more validation studies on behalf of prospective licensees. We estimate this will require approximately $1.7 million to complete over the next two years. This will require future financing, in addition to any proceeds raised in this Offering.

Human Immune Modulation	The Company has conducted six in vitro experiments using human immune cells attenuated by proprietary TLR4 inhibitor.	The Company has additional testing planned, beginning with repeated in vitro testing of different dosages and purities.
Algal biomass for human consumption	The Company has established self-affirmed GRAS status (12 November 2018). No clinical testing is required for commercialization.

Commercial launch is in process. Product can be marketed immediately.

Additional studies are planned to be conducted to expand the allowable daily intake (ADI) and obtain an FDA No Objection letter.

We estimate that the additional studies will require approximately $600,000, and an additional $530,000 for inoculum production and cell banking.

Algal biomass for animal feed	The product is covered as a feed material under an existing category for dried algal biomass listed in the EU Feed Materials Catalogue No clinical testing is required for commercialization in the EU.	Commercial launch pending regulatory approval in the EU. We estimate this will require approximately $400,000, which includes EU compliance costs.

Biomass for supporting skin health / anti-aging

The Company is researching and designing several investigations to establish definitive support for the mechanism of action associated with skin health / anti-aging. Support for the indication is a prerequisite to the human new dietary ingredient (NDI) application.

Topical skin product testing began in 2020.

The Company has evaluated algal biomass and algal supernatant samples for the presence of TLR4 inhibitor.

The Company is planning additional studies to support skin health/anti-aging.  This will require future financing, in addition to any proceeds raised in this Offering.

Pending the outcome of these tests, we expect to notify the Food and Drug Administration about these ingredients and our intent to market according to Section 413(d) of the FD&C Act, 21 U.S.C. 350b(d).

Animal functional feed ingredient

Multiple product configurations are being evaluated in studies designed to validate efficacy.  The regulatory pathway required will be dictated by the product configuration(s) selected for commercial development and the associated claims to be made.  Potential regulatory pathways include GRAS per FDA guidance, INAD/NADA through the FDA’s CVM, or approval as an immune modulating product through the USDA’s CVB.

Species-specific in vivo safety studies will be performed for each product configuration to be commercialized.  Formal product stability studies under ambient and accelerated conditions will also be performed. The GRAS compliance effort is budgeted at $450,000.

Competition and Functional Equivalents

Biotech

Our industries are all very highly competitive and subject to rapid and significant innovation and change. In addition to companies cultivating and creating homeopathic and natural remedies, our potential competitors and functional equivalents include large pharmaceutical and biopharmaceutical companies, specialty pharmaceutical and generic drug companies, academic institutions, government agencies and research institutions. Key competitive factors affecting our products’ commercial success will include efficacy, safety, tolerability, reliability and price.

Poultry Gut Health:  Conventional poultry production may include both Ionophores and other anticoccidial compounds, some of which are produced by HuvePharma, Elanco, Zoetis, and Phibro, among others. No Antibiotics Ever (NAE) poultry production, relies on effective and economically sound  alternatives, such as vaccines and antimicrobial chemicals, as well as product candidates offered by ZIVO.

Bovine Mastitis: Branded antibiotic solutions include ToDay™ and Masti-Clear; homeopathic solutions include Amoxi-Mast™; topical and salve solutions include Germicidal teat dips, Fight Bac™ teat disinfectant spray, and Sterosol™ Pre/Post Teat Dip. Vaccine and antimicrobial solutions include Lysigin and Spectramast LC™.

Canine Joint Health: The global veterinary pain management drugs market is segmented into opioids, agonists, Local Anesthetics, NSAIDs (Non-steroidal Anti-Inflammatory Drugs), Disease-modifying Osteoarthritis Drugs (DMOAD) and others. The key players of the global veterinary pain management drugs market are Boehringer Ingelheim, Zoetis, Inc., Merck Animal Health, Elanco, Bayer AG, Vetoquinol S.A., Ceva Sante Animale, Virbac Group, Norbrook Laboratories Ltd, and Dechra Pharmaceuticals.

Human Immune Modulation: Several companies have TLR4 inhibitors currently in development.  Eritoran (Eisai Research Institute of Boston, Andover, MA) and Resatorvid (TAK-242; Takeda Pharmaceutical Company) appear to be the lead candidates.  Their mechanism of action (MOA) is cited as inhibition of the production of lipopolysaccharide (LPS)-induced inflammatory mediators by binding to the intracellular domain of TLR4.  Eritoran has reached the clinical trial stage.

Agtech:

Human Food Ingredient:  We believe that our primary competition will come from innovators in food technology such as DSM, Cognis, ConAgra, Cargill and Nestle, each of which has active M&A efforts, a large scientific staff and a generous R&D budget to develop supplements and ingredients for a wide range of applications.

Skin Health & Anti-Aging: There are a multitude of dietary supplements marketed for skin health and/or anti-aging applications, including premium multi-collagen peptides capsules, Well Roots Biotin Rich Plus Collagen, Heliocare Skin Care Dietary Supplement, CoQ10 Supplement, Vitamin C, Peptan®, Verisol®, and Pure Gold Collagen®.

Aquaculture: Competitors in this area include Grobest, Biomar, Aller, Aqua and Ridley.

Joint/Exertion Recovery:  Joint health and post-exertion recovery application is a rapidly growing segment within the nutraceutical and function food spaces, with substantial crossover. That crossover also extends into medicinal and therapeutic sectors, where a blend of regulated products such as anti-inflammatories and nutritional products are integrated into a standard of care, along with hydrotherapy, physical therapy and related therapies.

Material Agreements

Zoetis Collaboration/Option Agreement

On December 20, 2013, the Company entered into a collaboration, confidentiality and option agreement with Zoetis (as amended from time to time, the “Zoetis Agreement”), formerly Pfizer Animal Health, and the world’s largest animal health company, pursuant to which the Company is conducting bovine mastitis research. Pursuant to the Zoetis Agreement, the Company is conducting a validation under the supervision of Zoetis principals, the results of which will form the basis for an evaluation by Zoetis of ZIVO’s product candidates.

Under the Zoetis Agreement, the Company granted Zoetis an exclusive option to negotiate an exclusive license with the Company for Company proprietary technology, including its identified and characterized natural molecule and its synthetic fatty acid/polysaccharide complex, and derivatives/homologs/isomers thereof, and production of the same (the “Technology”). The Company is required to execute a study under the supervision of Zoetis, the results of which will be used by Zoetis to evaluate whether or not to exercise its option. Within 90 days of its receipt of results, Zoetis must notify the Company whether or not it wishes to secure an exclusive license, and the negotiation of such license and payment terms will be made at that time.

The Zoetis Agreement has been extended through six amendments, with the current term set to expire on September 26, 2021. As of March 31, 2021, the Company is in the last phase of its bovine mastitis research program, including identification and structural analysis of bioactive compounds. Upon delivery of program results, Zoetis has ninety days to either offer an option payment, enter into a licensing agreement, acquire the IP or, if Zoetis does none of the foregoing, ZIVO has the right to approach other pharmaceutical companies.

NutriQuest Collaborative Marketing Agreement

In April 2017, the Company entered into a limited license agreement with animal nutrition innovator NutriQuest (the “NutriQuest Agreement”), which holds feed formulation contracts with Tyson, Purdue, Smithfield and other large poultry and pork processors around the world. Poultry feed testing has shown that the Company’s proprietary algal strain may be a natural immune modulator that may enter the market as a natural products or phytogenic feed ingredient, providing the No Antibiotics Ever (“NAE”) producers with a non-medicated feed alternative.

Under the NutriQuest Agreement, ZIVO granted to NutriQuest a limited, exclusive license to market, distribute sell and collect the sales proceeds in all ZIVO's nutrition, feed additive and supplementation applications naturally-derived algal biomass and extraction products (collectively the "Products") for oral administration in poultry and swine. The Products will be sold under the NutriQuest brand, with logos and packaging chosen by NutriQuest, with NutriQuest marketing, distributing and collecting revenues from sales of the Products. The parties will equally share the gross profit.

Additionally, if ZIVO licenses its intellectual property to another party in the animal nutrition market (a “Competitive Product”), NutriQuest has the right to exercise either of the following two options:

•Market Adjustment Option:  ZIVO shall pay NutriQuest a market adjustment that is equal to 15% of the gross profit earned by ZIVO on the Competitive Product; and

•Put Option:  NutriQuest has an option to terminate the NutriQuest Agreement and require ZIVO to pay NutriQuest a termination fee equal to three times NutriQuest’s 50% portion of the highest annualized gross profit achieved by NutriQuest in any 12 consecutive month period from inception of sales pursuant to the NutriQuest Agreement.

NutriChipz Supply Agreement

In June 2018, ZIVO entered into an exclusive U.S.-only supply agreement with NutriChipz (the “NutriChipz Agreement”), which provides an exclusive license to NutriChipz to supply our algae as an ingredient in chips and crisps.  Under the NutriChipz Agreement, Nutrichipz will pay ZIVO an amount equal to 130% of the direct cost of ZIVO algal biomass at a US port of entry; provided, however, that such cost shall not exceed $15,000 per metric ton.

The NutriChipz Agreement has a term of five years, subject to up to two additional two-year terms at the election of NutriChipz. However, if at any point after the date that is 12 months following the first delivery by ZIVO of two tons of its product to Nutrichipz at an average price per ton of no more than $8,000, Nutrichipz fails to purchase at monthly cumulative average of at least 10 tons of product, then ZIVO will be released from the exclusivity obligations. Additionally, either party may terminate the NutriChipz Agreement if the other party  breaches the Nutrichipz Agreement, and does not cure such breach within 90 days, or upon certain insolvency, bankruptcy events of the other party.

Intellectual Property

Patents and Proprietary Rights

ZIVO Algal Products & Derivatives

We have rights in certain patent applications and trademarks. With respect to patents and trademarks, we have secured patent and federal trademark registrations in the USPTO, including the below:

•U.S. Patent No. 7,807,622 issued October 5, 2010, relates to our proprietary complex algal culture. The title of the patent is: “Composition and use of phyto-percolate for treatment of disease.” This invention relates generally to a method of preparation of a phyto-percolate that is derived from fresh water mixture including algae. The invention further relates to the potential use of the phyto-percolate in a variety of disease states. This patent was filed on November 30, 2006 and has a term of 20 years from the earliest claimed filing date.

•U. S. Patent No. 8,586,053 issued November 19, 2013, relates to our proprietary algal culture. The title of the patent is: “Composition and Use of Phytopercolate for Treatment of Disease.” This invention relates generally to a method of preparation of a phyto-percolate that is derived from fresh water mixture including algae. The invention further relates to the use of the phyto-percolate in a variety of disease states. The phyto-percolate is believed to contain an activity that induces the reduction of soluble and insoluble fibrin. Further, the phyto-percolate is believed to reduce oxidative stress in the body. The patent was filed on April 20, 2006 and has a term of 20 years from the earliest claimed filing date.

•U.S. Patent No. 8,791,060 issued July 29, 2014, relates to our proprietary culture. Title of the patent is the same: “Composition and Use of Phytopercolate for Treatment of disease.” This invention relates generally to a method of preparation of a phyto- percolate that is derived from fresh water mixture including algae. The invention further describes proteolytic activity. The patent was filed on October 4, 2010 and has a term of 20 years from the earliest claimed filing date.

•U.S. Patent No. 9,486,005 issued November 8, 2016, relates to our proprietary culture. Title of the patent is: “Agents and Mechanisms for Treating Hypercholesterolemia.” This invention relates generally to a method of treating hypercholesterolemia in mammals, by administering an effective amount of microbial fermentation product and regulating genes involved in lipoprotein metabolism.

•U.S. Patent No. 10,161,928, issued December 25, 2018, relates to a panel for monitoring levels of biomarkers. Title of the patient is: “Wellness Panel.” This invention relates generally to an assay having at least one inflammation monitoring test, at least one oxidative stress monitoring test, and at least one antioxidant activity monitoring test. A method of monitoring an individual’s health, by collecting a sample from the individual applying the sample to an assay panel performing at least one inflammation monitoring test, at least one oxidative stress monitoring test, and at least one antioxidant activity monitoring test in the panel, and determining levels of biomarkers related to inflammation, oxidative stress, and antioxidant activity and therefore providing information regarding the individual’s relative health and/or risk of developing one or more disease.

•U.S. Patent No. 10,166,270, issued January 1, 2019 relates to disclosing a composition and method for effecting various cytokines and NF-KB. Title of the patent is: Composition and Method for Affecting Cytokines and NF-KB.” This invention relates generally to administering an effective amount of a phyto-percolate composition to an individual. In various exemplary embodiments, the composition is claimed to be useful for the effective treatment of inflammation, cancer, and/or various infections including HIV by regulation of various interleukins, such as IL-10 and Il-2, and of transcription factors including NF-KB.

•U.S. Patent No. 10,232,028, issued March 19, 2019 relates to isolates and fractions from a phyto-percolate and methods for affecting various cytokines by administering an effective amount of one or more of said isolates or fractions to an animal. In various exemplary embodiments, the isolates are useful for the treatment of bovine, canine and swine infection or inflammation, including bovine mastitis, by regulation of TNF-a, lactoferrin, INF-y, IL-B, serum amyloid-A (SAA), IL-6 and/or B-de-fensin associated with infection or an immune response generally.

•U.S. Patent 10,765,732, issued September 8, 2020, title: Compounds and Methods for Affecting Cytokines. relates isolates and fractions from a phyto-percolate and methods for affecting various cytokines by administering an effective amount of one or more of said isolates or fractions to an animal. In various exemplary embodiments, the isolates are useful for the treatment of bovine, canine and swine infection or inflammation, including bovine mastitis.

We also have allowed pending trademark applications for “KALGAE™” and “Immunoalexin.” We may have other common law rights in other trademarks, trade names, service marks, and the like which will continue as long as we use those respective marks.

We have an assumed name of “WellMetrix” filed under the current “WellMetris” corporate identification filed in the State of Michigan, and secured an ICANN domain of the same spelling in late 2017.

The following patent filings are pertinent to the operation of the ZIVO business:

Title	Country	Patent/Application Number	Status/Description
Agents and Mechanisms for Treating Hypercholesterolemia	US	Issued 9,486,005 November 8, 2016	This invention relates generally to a method to modify cholesterol balance in humans and animals HEP Investments, LLC maintains a security interest.
Agents and Mechanisms for Treating Hypercholesterolemia	Europe	SN11745434.8	Certificate of Grant received
Agents and Mechanisms for Treating Hypercholesterolemia	US Div	SN 15/330,830	Issued U.S. Patent Number 10,842,173 on November 24, 2020
Agents and Method for Improving Gut Health	US	63/073.805	Non-provisional filing due 09.02.2021
Algal Feed Ingredient for Controlling Coccidiosis and Necrotic Enteritis in Poultry	US	PCTUS19/67600	Undergoing prosecution
Algamist (trademark name)	US	88/865,726	Filed
Algamists (trademark name)	US	88/865,741	Filed
Algoriphagus SP Bose SP Brevundimonas SP Desulfoibrio SP Microbacterium SP, Sphingomonas SP, and Variovorax SP For Use in Disease Prevention and Treatment	US	63/137945; 63/138,041	Non-provisional filing due 01.15.2022
Composition and Method For Affecting Cytokines and NF-Κb	US	10,166,270 Issued: January 1, 2019	This invention relates to a panel for monitoring levels of biomarkers
Composition and use of phyto-percolate for treatment of disease	US	7,807,622 Issued: October 5, 2010	Active Issued Patent with attorney’s lien filed by Brown Rudnick, LLP. HEP Investments, LLC maintains a security interest.
Composition and use of phyto-percolate for treatment of disease	US	8,586,053 Issued: November 19, 2013	Active Issued Patent with attorney’s lien filed by Brown Rudnick, LLP. HEP Investments, LLC maintains a security interest.
Composition and use of phyto-percolate for treatment of disease	US	8,791,060 Issued: July 29, 2014	Active
Composition and Use of Phytopercolate For Treatment of Disease	Canada	2,631,773	Under prosecution
Compounds and Methods for Affecting Cytokines	US	10,232,028 Issued March 19, 2019	This invention relates to isolates and fractions from a phyto-percolate and methods for affecting various cytokines

Dietary Supplements, Food Ingredients and Foods Comprising High-Protein Algal Biomass	Non-Prov	15/913,712	Under Prosecution
Dietary Supplements, Food Ingredients and Foods Comprising High-Protein Algal Biomass	Mexico	MX/a/2019/010670	Under prosecution
Dietary Supplements, Food Ingredients and Foods Comprising High-Protein Algal Biomass	Peru	1820-2019	Under prosecution
Dietary Supplements, Food Ingredients and Foods Comprising High-Protein Algal Biomass	China	TW107107720A	Under prosecution
Dietary Supplements, Food Ingredients and Foods Comprising High-Protein Algal Biomass	Europe	18763110.5	Under prosecution
Dietary Supplements, Food Ingredients and Foods Comprising High-Protein Algal Biomass	Taiwan	107107720	Under Prosecution
Dietary Supplements, Food Ingredients and Foods Comprising High-Protein Algal Biomass	Thailand	190105502	Under Prosecution
Dietary Supplements, Food Ingredients and Foods Comprising High-Protein Algal Biomass	Hong Kong	620200009616.7	Under prosecution
Enhancement of Vaccine Efficacy Via Biomass and/or Related Material in Animal Feed	US	63/047,517	Non-provisional filing due 07.02.2021
Immune Priming to Accelerate/Enhance Immune Response Through Administration of Natural Immune Modulator	US	63/044,841	Non-provisional filing due 06.26.2021
Kalgae (trademark name)	US	87/961,009	Filed
Kalgae (trademark name)	Taiwan	107080545	Filed
Kalgae (trademark name)	Madrid	0445321	Filed
Kalgae (trademark name)	Peru	277771	Registered
Kalgae (trademark name)	Canada	1,935,731	Filed
Kalgae (trademark name)	China	144530	Registered
Kalgae (trademark name)	India	144530	Pursuant to Madrid Protocol” filing which allows an applicant to file a single trademark application and designate certain jurisdictions where they want the registration to be in force

Kalgae (trademark name)	Japan	144530	Pursuant to Madrid Protocol” filing which allows an applicant to file a single trademark application and designate certain jurisdictions where they want the registration to be in force
Maturation of Immune and Metabolic Processes	US	63/143444	Non-provisional filing due 01.29.2022
Methods of modulating immune response and inflammatory response via administration of algal biomass	Brazil	1120170175991	Under Prosecution
Methods of modulating immune response and inflammatory response via administration of algal biomass	US	15/550,749	Notice of Allowance received
Methods of modulating immune response and inflammatory response via administration of algal biomass	Canada	3,011,687	Under Prosecution
Methods of modulating immune response and inflammatory response via administration of algal biomass	Europe	16752918.9	Under Prosecution
Methods of modulating immune response and inflammatory response via administration of algal biomass	Hong Kong	18108238.5	Under Prosecution
Natural Feed Composition Derived from Fresh Water Algal Cultures for the Promotion of Animal Growth	US	63/056,993	Non-provisional filing due 07.27.2021
Nutritional Support for Animals Via Administration of an Algal Derived Supplement	US	l5/998,619	Under Prosecution
Nutritional Support for Animals Via Administration of an Algal Derived Supplement	Canada	3,014,897	Notice of Allowance received
Nutritional Support for Animals Via Administration of an Algal Derived Supplement	Europe	17753729.7	Under Prosecution
Nutritional Support for Animals Via Administration of an Algal Derived Supplement	Hong Kong	19,125,173	Under Prosecution
Nutritional Support for Animals Via Administration of an Algal Derived Supplement	Mexico	MX/a/2018/009818	Under Prosecution
Nutritional Support for Animals Via Administration of an Algal Derived Supplement	US	PCT/US17/17906	Under Prosecution
Nutritional Support for Animals Via Administration of an Algal Derived Supplement	China	201780023561.5	Under Prosecution

Nutritional Support for Humans Via Administration of an Algal Derived Supplement	Taiwan	107104744	Under Prosecution
Positive Latency Effects on Coccidiosis Prevention and Treatment Via Animal Feed	US	63/044,770	Non-provisional filing due 06.26.2021
Use Of TLR4 Inhibitor In The Treatment Of Coccidiosis	Prov	63/024,886	Under Prosecution
Use Of Novel LPS In The Treatment of Coccidiosis	US	63/024,886	Non-provisional filing due 05.15.2021
Use Of Variovorax Microbes as a Coccidiostat	US	63/064,706	Non-provisional filing due 08.12.2021
ZIVO		88/288,317	Filed
ZIVO	China	Report Pending
ZIVO Bioscience	China	88/288,453	Filed
ZIVO Bioscience	China	Report Pending

Protection of our intellectual property is a strategic priority for our business. We rely on a combination of patents, trademarks, copyrights, trade secrets as well as nondisclosure and assignment of invention agreements, material transfer agreements, confidentiality agreements and other measures to protect our intellectual property and other proprietary rights.

Patents

The term of individual patents and patent applications will depend upon the legal term of the patents in the countries in which they are obtained. In most countries, the patent term is 20 years from the date of filing of the patent application (or parent application, if applicable). For example, if an international Patent Cooperation Treaty (“PCT”) application is filed, any patent issuing from the PCT application in a specific country expires 20 years from the filing date of the PCT application. In the United States, using the Paris Convention route, if a patent was in force on June 8, 1995, or issued on an application that was filed before June 8, 1995, that patent will have a term that is the greater of 20 years from the filing date, or 17 years from the date of issue.

Under the Hatch-Waxman Act, the term of a patent that covers an FDA-approved drug, biological product may also be eligible for patent term extension (“PTE”). PTE permits restoration of a portion of the patent term of a U.S. patent as compensation for the patent term lost during product development and the FDA regulatory review process if approval of the application for the product is the first permitted commercial marketing of a drug or biological product containing the active ingredient. The patent term restoration period is generally one-half the time between the effective date of an investigational new drug (IND) and the submission date of a biological license application (“BLA”) plus the time between the submission date of a BLA and the approval of that application. The Hatch-Waxman Act permits a PTE for only one patent applicable to an approved drug, and the maximum period of restoration is five years beyond the expiration of the patent. A PTE cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval, and a patent can only be extended once, and thus, even if a single patent is applicable to multiple products, it can only be extended based on one product. Similar provisions may be available in Europe and certain other foreign jurisdictions to extend the term of a patent that covers an approved drug. When possible, depending upon the length of clinical trials and other factors involved in the filing of a BLA, we expect to apply for PTEs for patents covering our therapeutic candidates and products and their methods of use.

Trade Secrets

We also rely on trade secrets, technical know-how and continuing innovation to develop and maintain our competitive position. We seek to protect such intellectual property and proprietary information by generally requiring our employees, consultants, contractors, scientific collaborators and other advisors to execute non-disclosure and assignment of invention agreements upon the commencement of their employment or engagement as the case may be. Our agreements with our employees prohibit them from providing us with any intellectual property or proprietary information of third parties. We also generally require confidentiality agreements or material transfer agreements with third parties that receive or have access to our confidential information, data or other materials. Notwithstanding the foregoing, there can be no assurance that our employees and third parties that have access to our confidential proprietary information will abide by the terms of their agreements. Despite the measures that we take to protect our intellectual property and confidential information, unauthorized third parties may copy aspects of our products or obtain and use our proprietary information.

Government Regulation

Overview

Biotech

As a discovery-stage licensor, we do not intend to fund and oversee the final regulatory approvals and commercialization processes of our product candidates, as we expect these to be borne by the licensee in all cases.

Agtech

As the licensor of food technology, and producer of culture inoculum for cultivation, ZIVO and its licensed growers must furnish to customers algal biomass that is compliant with all food and feed standards and FDA/CVM/USDA/AAFCO regulations.

In all cases, the compliance efforts involve GRAS affirmation and an FDA “No Objection” letter for each target specie. ZIVO has already obtained GRAS affirmation for human use.

The Company intends to monetize intellectual property via licensing and biomass sales to feed and food marketers, dietary supplement makers and pharmaceutical companies. In so doing, each individual application requires testing and validation of safety and efficacy, per established regulation. Market verticals and compliance standards are closely associated. It stands to reason that entering a particular vertical is based on the economic opportunity, tempered by the cost and complexity of complying with all relevant standards.

Feed Ingredients – Livestock and Poultry

Feed ingredients in the U.S. are nominally controlled by the AAFCO, under a working memorandum with the FDA, which provides enforcement and litigation on behalf of AAFCO. Recent actions by the FDA and CVM have complicated the compliance process, and in February 2018, Company principals engaged the Tox Strategies as compliance consultants for poultry GRAS self-affirmation.

Because animal products make up a critical part of the food supply, anything that goes into dairy cows, beef cattle, pork or poultry is heavily regulated. In this instance, the Company intends to sell its dried algal biomass or extracts as a feed ingredient. It is incumbent upon the Company to prove that its algal culture is safe to consume by humans and provides nutritional value to the animal. No claims can be made regarding any of its beneficial properties beyond digestibility, nutrition and productivity.

In March 2019, ZIVO retained Pen & Tec, an animal feed compliance consultancy based in Portugal to assist in EU product registration. ZIVO dried algal biomass has since been classified as a feed material in the EU, requiring no new research or study, but a rather time-consuming process of product registration and importation protocols which is still in process as of December 31, 2020.

Feed Ingredients & Supplements – Companion Animals

Although state AAFCO officials still regulate companion animal feeds, treats and supplements, the supervision and standards are largely handled by the FDA and the CVM on a national level. However, the standards are not as restrictive as livestock feed. We currently do not have approval to sell companion animal feeds and are in the process of developing the specie-specific safety and health data required to do so. Companion animal products are aimed primarily at dogs and horses. We believe that a single safety/tox study and a separate dose/benefit study per animal applications will be sufficient. As with humans, we would seek to obtain a GRAS affirmation.

To clarify, an “application” is a single ingredient in a single formulation and a single claim for a single animal species. Therefore, a dietary supplement with the Company’s active compound, intended as a joint health supplement for adult dogs, constitutes a single application. That single application requires its own studies before any dog treat manufacturer would consider licensing or purchasing the Company’s active compounds. Any change to the claims (more energy, shinier coat, etc.) or the target specie requires a new study. This is the current state of regulation, and it holds true for all human and animal applications.

Food Ingredient – Human

The food ingredient industry is regulated by several federal agencies. Anything that is introduced into food or beverages, whether to prevent spoilage, optimize processing or to enhance its nutritive value, must meet standards set and enforced rigorously by the FDA and USDA.

GRAS

The FDA requires that ingredients introduced into human foods and beverages are safe and are manufactured in a consistent manner that guarantees consumer safety. The standard that the Company must meet for food ingredient safety is GRAS. The Company opted to conduct a self-certification of its algal biomass and extracts, to be followed by an FDA “No Objection” letter and formal product registration.

In 2016, ZIVO contracted the Burdock Group to assist the Company in the compliance process, and to help with the process with the FDA. Further, the Company retained the New York law firm of Ullman Shapiro Ullman LLP, now part of Rivkin-Radler LLP, to advise in the compliance process.

ZIVO obtained GRAS affirmed status for its dried algal biomass in November 2018, which allowed for immediate sale of biomass in the U.S. market as a food or beverage ingredient at an ADI of 10 grams. However, ZIVO principals are aiming for a much higher threshold, approximately 50 times the average ADI for all other microalgae.

This will require a human tolerance study of 45 days’ duration and result in a new GRAS self-affirmation at the higher ADI. At that point, ZIVO principals will apply for an FDA “No Objection” letter, product registration as a food/beverage ingredient and immediately begin the NDI application process.

Current Good Manufacturing Process

The other standard that must be met is current Good Manufacturing Process (“cGMP”) before any ingredient can be introduced into foods and beverages. This requires a formal notification to the FDA in parallel with GRAS or NDI applications and usually invites a visit from the FDA to review the manufacturing/production process. The Company must present process statements and documentation that follow cGMP standards to ensure the consistency of its product.

Further, the FDA also requires federal licensing of all food and supplement processing facilities, in addition to any state and local licensing and inspections, should the product be produced in the U.S. If produced overseas, the FDA, USDA and U.S. Customs require that each grower is enrolled in the Foreign Supplier Verification Program, a cost to be borne by the grower and ZIVO.

Dietary Supplements

Dietary supplements, which include vitamins, minerals, nutritive substances and natural products that are standalone products (“nutraceuticals”) fall under the jurisdiction of the FDA and must comply with the Dietary Supplement Health Education Act (“DSHEA”) legislation passed in 1994 and updated several times since, along with the Food Safety Modernization Act of 2011.

NDI Application

As human dietary supplement applications are being readied for market launch, the Company is required to file an NDI application. As part of the application process, ZIVO must conduct at least one human study, and possibly two. These studies can run concurrently but should not be conducted by the same clinical research organization. To date, ZIVO has not run these studies. One such study is the dose tolerance study used to amend the GRAS filing, and can be repurposed for this application. Therefore, Company principals expect that once acceptable algal biomass is available from its contract growers, the NDI approvals should not exceed 120 days’ duration after the completed studies and application are filed.

Structure/Function Claims

The Company can go to market (once a single study has been completed and GMP protocols are in evidence) with simple structure/function claims regarding the ability to maintain a healthy immune response or a beneficial anti-inflammatory response. This is the most basic of FDA standards and essentially means that as long as GMP standards are met, a study has been conducted and that in-process toxicology reports are available, the Company is able to market its product.

The market reality is that nutraceutical and supplement makers won’t take on the product unless its chemical makeup is generally described, the plant or animal is properly classified (in this case, algae) and the manufacturing process is free of health hazards and that GMP protocols are observed, all of which the Company intends to meet or exceed.

USP Certification

The DSHEA regulations also require that a safe dosage is established for any vitamin, mineral or dietary supplement, whether it is natural or synthetic in composition. The United States Pharmacopeia (“USP”) is the official pharmacopeia of the United States. USP establishes written (documentary) and physical (reference) standards for medicines, food ingredients, dietary supplement products and ingredients.

These standards are used by regulatory agencies and manufacturers to help to ensure that these products are of the appropriate identity, as well as strength, quality, purity, and consistency. The Company will endeavor to adhere to the most basic USP standard in order to maintain speed to market. It or its licensees will then consider the USP Verified products designation.

Legal Proceedings

The Company may be subject to various claims, complaints, and legal actions that arise from time to time in the normal course of business. Management does not believe that the Company is party to any currently pending material legal proceedings as of March 31, 2021. There can be no assurance that existing or future legal proceedings arising in the ordinary course of business or otherwise will not have a material adverse effect on the Company’s business, financial position, results of operations, or cash flows.

Employees

As of March 31, 2021 we had eight full-time employees, consisting of clinical development, product development, regulatory, manufacturing, quality, finance, administration and managers. We also regularly use independent contractors across the organization. None of our employees are represented by a labor union or covered by a collective bargaining agreement. We consider our relationship with our employees to be good.

Corporate Information

We were incorporated under the laws of the State of Nevada on March 28, 1983, under the name of “L. Peck Enterprises, Inc.” On May 27, 1999, we changed our name to “Western Glory Hole, Inc.” From 1990 until October 2003, we had no business operations; we were in the development stage and were seeking profitable business opportunities. On October 30, 2003, we acquired 100% of the outstanding shares of Health Enhancement Corporation (“HEC”) in exchange for 112,500 of our shares, making HEC our wholly-owned subsidiary. In connection with this transaction, we changed our name to Health Enhancement Products, Inc. On October 14, 2014, at the annual meeting of the stockholders of the Company, a proposal was passed to change the name of the Company from Health Enhancement Products, Inc. to ZIVO Bioscience, Inc. (“ZIVO”). On October 30, 2014, the Financial Industry Regulatory Authority (“FINRA”) approved the name ZIVO Bioscience, Inc. for trading purposes and the symbol change to ZIVO effective November 10, 2014.

PROPERTIES

Our principal executive office is located at 2804 Orchard Lake Rd., Suite 202, Keego Harbor, MI 48320 in a facility we lease encompassing 2,150 square feet. We believe that our existing facilities are adequate for our current needs. If we determine that additional or new facilities are needed in the future, we believe that sufficient options would be available to us on commercially reasonable terms. We also lease the following: an office (250 square feet) for our CEO at 7 West Square Lake Road, Bloomfield Hills, MI 48302 and a laboratory office (817 at square feet) at 46701 Commerce Center Drive, Plymouth, MI  48170.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion contains certain forward-looking statements that involve risk and uncertainties. Our actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those set forth under the section titled “Risk Factors,” and other documents we file with the SEC. Historical results are not necessarily indicative of future results.

Special Note Regarding Smaller Reporting Company Status

As a result of having been a “smaller reporting company” (as defined in Rule 12b-2 of the Exchange Act), we are allowed and have elected to omit certain information, including three years of year-to-year comparisons and tabular disclosure of contractual obligations, from this Management’s Discussion and Analysis of Financial Condition and Results of Operations; however, we have provided all information for the periods presented that we believe to be appropriate and necessary.

Overview

We have put in place a business model in which we may derive future income from licensing and selling natural bioactive ingredients that may be derived from or are initially based on the algae cultures. We expect that these planned new products will likely be sold to much larger, better-financed animal, food, dietary supplement and medical food manufacturers. The anticipated income streams are to be generated from a) royalties and advances for licensed natural bioactive ingredients, and b) a toll on bulk sales of such ingredients. These bulk ingredients will likely be made by contracted ingredient manufacturers and then sold by us to animal food, dietary supplement and medical food processors and/or name-brand marketers. Further, we expect to license our bioactive molecules as lead compounds or templates for synthetic variants intended for therapeutic applications.

For our Wellmetrix, subsidiary, the Board and management agreed to halt active product development and instead focus on prospective out-licensing of the existing IP, consisting of a patent and several patents pending. An ongoing commitment to patent prosecution and maintenance of the existing patent has been approved by the Board.

Results of Operations

Comparison of Quarter Ended March 31, 2021 and 2020

The following table summarizes ZIVO’s operating results for the periods indicated (in thousands)

	Quarter ended March 31,
	2021	2020
Revenue:	$-	$20,000
Total revenue	-	20,000
Costs and expenses:
Cost of goods sold
General and Administrative	1,272,745	693,573
Professional Fees and Consulting Expense	164,077	156,449
Research and Development	646,752	1,576,100
Total costs and expenses	2,083,574	2,426,122
Operating loss	(2,083,574)	(2,406,122)
Other income (expense):
Interest income	-	-
Total Other expense	(135,404)	(136,856)

Net loss	$(2,218,979)	$(2,542,978)

Net Sales

We had no sales during the three months ended March 31, 2021 and $20,000 of service revenue earned in the three months ended March 31, 2020.

Cost of Sales

We had no cost of sales during the three months ended March 31, 2021 and 2020.

General and Administrative Expenses

General and administrative expenses were $1,272,745 for the three months ended March 31, 2021, as compared to $693,573 for the comparable prior period. The increase of approximately $580,000 in general and administrative expense during 2021 is due primarily to the following: $570,000 increase in salary expenses, including an increase in non-cash compensation of $498,000 and a cash compensation increase of $72,000, a $10,000 increase in rent and a $14,000 increase in insurance, partially offset by a $7,000 decrease in travel expenses.

Professional and Consulting Expenses

Professional and consulting expenses were $164,077 for the three months ended March 31, 2021, as compared to $156,448 for the comparable prior period. The increase of approximately $7,600 in professional and consulting expense during 2021 that can be attributed to increases in investor/public relations, partially offset with lower general legal and accounting expense.

Research and Development Expenses

For the three months ended March 31, 2021, we incurred $646,752 in research and development expenses, as compared to $1,576,100 for the comparable period in 2020. An overall reduction in research and development costs of $929,000 versus the prior year period. Included in this is a reduction in non-cash compensation for research and development since the prior year of $719,000, offset by a $95,000 increase in cash compensation. Other non-salary related costs were also $306,000 lower than the previous period. Included in the above research and development spending is the following related to our Wellmetris technology; the Company incurred approximately $0 and $82,000 in research and development expenses for our Wellmetris technology for the three months ended March 31, 2021 and 2020, respectively. As noted above, the Company has halted active product development and is focusing on prospective out-licensing of the existing intellectual property, consisting of a patent and several patents pending.

Comparison of Year Ended December 31, 2020 and 2019

The following table summarizes our results of operations for the year ended December 31, 2020 and 2019:

	Year ended December 31,
	2020	2019
Revenue:	$20,000	$-
Total revenue	20,000	-
Costs and expenses:
Cost of goods sold
Research and development	3,754,913	2,307,033
Professional Fees and Consulting Expense	2,872,339	1,968,878
Selling, general and administrative	1,948,423	4,076,439
Total costs and expenses	8,575,675	8,352,350
Operating loss	(8,555,675)	(8,352,350)
Other income (expense):
Interest income	-	-
Other income (expense)	(550,054)	(3,157,816)
Total other income, net	(550,054)	(3,157,816)
Net loss	$(9,105,729)	$(11,510,166)

Net Sales

We had $20,000 and $-0- of service revenue during the 12 months ended December 31, 2020 and 2019, respectively, which revenue was related to a study design for a pre-clinical trial for Wellmetrix.

Cost of Sales.

We had no cost of sales during the years ended December 31, 2020 and 2019.

General and Administrative Expenses

General and administrative expenses were $1,948,423 for the 12 months ended December 31, 2020, as compared to $4,076,439 for the comparable prior period. The approximate $2,128,000 decrease in general and administrative expense during 2020 is due primarily to the following: a reduction in of $2,089,000 in salary expense ($2,249,000 non-cash decrease due to stock options issued to employees offset by an increase in headcount resulting in a cash expense increase of $160,000 versus the prior period), and a reduction in travel expense of $63,000; partially offset by an increase of $72,000 in insurance expense, and office/rent expense increase of $3,000.

Professional and Consulting Expenses

Professional and consulting expenses were $2,872,339 for the twelve months ended December 31, 2020, as compared to $1,968,878 for the comparable prior period. The approximate $903,000 increase in professional and consulting expense during 2020 is mainly due to the following: an increase in Director Fees of $1,048,000 (the non-cash portion of Director Fees in 2020 was $1,249,000 for the issuance of 143,750 warrants for the purchase of Common Stock compared to the 2019 issuance of 31,250 warrants for the purchase of Common Stock valued at $193,000, a difference of $1,056,000), cash director fees were $8,000 lower in 2020, an increase of $90,000 in accounting fees, an increase of $156,000 in legal fees, and an increase in filing and listing fees of $29,000, partially offset by a decrease of $274,000 in financial consulting fees (of which a net non-cash value is $172,000 represented by a value of $438,000 relating to warrants issued in 2020 for 41,250 shares of Common Stock offset by a value of $760,000 relating to warrants issued in 2019 for 100,000 of Common Stock), a decrease of $141,000 in investment banking fees, and a decrease of $5,000 in investor relations fees.

Research and Development Expenses

For the 12 months ended December 31, 2020, we incurred $3,754,913 on R&D expenses, as compared to $2,307,033 for the comparable period in 2019.

Of these expenses, approximately $3,609,000 and $2,206,000 for the 12 months ended December 31, 2020 and 2019, respectively, are costs associated with research relating to ZIVO algal biomass. Of these costs in 2020, $1,492,000 are a non-cash charge relating to stock options granted to employees involved with R&D. Subject to the availability of funding, our R&D costs will grow as we work to complete the research in the development of natural bioactive compounds for use as dietary supplements and food ingredients, as well as biologics for medicinal and pharmaceutical applications in humans and animals. The Company’s scientific efforts are focused on the metabolic aspects of oxidation and inflammation, with a parallel program to validate and license products for healthy immune response. The decrease of $89,000 of cash expenses from the prior period is due to the reduced availability of cash during this period.

With respect to our Wellmetrix, subsidiary, we incurred $146,000 and $101,000 in R&D expenses for the 12 months ended December 31, 2020 and 2019, respectively. The R&D effort to date has centered on optimizing dry chemistry, developing lower-cost alternatives for the proprietary analyzer device, negotiating and collaborating with offshore manufacturers and assembling the FDA pre-submission package for product classification and approval. The increase of $45,000 from the prior period is due to reinitiating certain limited projects for R&D. As noted above, the Company has halted active product development and instead is focusing on prospective out-licensing of the existing IP, consisting of a patent and several patents pending.

Statement of Cash Flows

The following table summarizes our cash flows for the three months ended March 31, 2021 and 2020:

	Three Months Ended March 31,
	2021	2020	Change
Net cash used in operating activities	$(1,051,998)	$(783,068)	$(268,930)
Net cash used in investing activities	-	-	-
Net cash provided by financing activities	1,146,072	447,000	699,072
Effect of exchange rate changes on cash	-	-	-
Net increase (decrease) in cash	$94,074	$(336,068)	$430,142

Net cash used in operating activities

During the three months ended March 31, 2021, our operating activities used $1,051,998 in cash, an increase of $268,930 from the comparable prior period. The approximate $269,000 increase in cash used by operating activities was primarily attributable to the following (all of which are approximated): a favorable reduction in net loss of $328,000, and an increase in deferred revenue from Participation Agreements of $55,000, and lower accounts receivable of $20,000; more than offset by an decrease in non-cash expenses warrant and option expense of $221,000, and $447,000 of unfavorable cash used in a lower increase in accounts payable of $276,000, a decrease in accrued liabilities of $100,000, a an increase in prepaid expenses of $71,000.

Net cash used by investing activities

During the three months ended March 31, 2021 and 2020, there were no investing activities.

Net cash provided by financing activities

During the three months ended March 31, 2021, our financing activities generated $1,146,072, an increase of approximately $699,000 from the comparable prior period. The increase in cash provided by financing activities was due to higher proceeds of approximately $1,065,000 from the direct sales of Common Stock, $159,000 from the proceeds of Note payable – other (net of partial repayments in the period), and $41,000 increase from sales of common stock warrants tied to Participation Agreements; partially offset by lower proceeds from a loan payable from a related party of $46,000, lower of proceeds from the exercise of common stock warrants of $376,000 and a $143,000 increase in deferred expenses associated with our planned public stock offering.

The following table summarizes our cash flows for the three months ended December 31, 2020 and 2019:

	Year Ended December 31,
	2020	2019
Net cash used in operating activities	$(2,588,415)	$(3,707,297)
Net cash used in investing activities	-	-
Net cash provided by financing activities	2,380,166	3,664,517
Net decrease in cash	$(208,249)	$(42,780)

Cash Flows from Operating Activities.

During the 12 months ended December 31, 2020, our operating activities used $2,588,415 in cash, a decrease of cash used of $1,118,882 from the comparable prior period. The approximate $1,120,000 decrease in cash used by operating activities was primarily attributable to the following (all of which are approximated): a $2,404,000 decrease in net loss, a decrease in non-cash expenses of $1,485,000 (an increase of stock and warrants issued for services of $77,000, offset by a decrease in amortization of debt issuance costs of $1,188,000, a decrease in amortization of bond discount of $375,000), and $201,000 of changes made up of an increase in deferred revenue of $1,837,000 offset by a decrease in accrued liabilities - $866,000, a decrease in prepaid expenses/deposits - $9,000 and a decrease in accounts payable - $763,000.

Cash Flows from Investing Activities.

During the 12 months ended December 31, 2020 and 2019, there were no investing activities.

Cash Flows from Financing Activities.

During the 12 months ended December 31, 2020, our financing activities generated approximately $2,380,000, a decrease of approximately $1,285,000 from the comparable prior period. The decrease in cash provided by financing activities was due to an decrease in proceeds of approximately $2,249,000 from the sale of common stock, $152,000 from the exercise of warrants, partially offset by an increase in cash from financing activities of $898,000 from proceeds of sale of common stock warrants as part of License Co-Development Participation Agreements, $122,000 from the proceeds of loan payable, and $97,000 from proceeds of loans payable from a related party.

Liquidity and Capital Resources

We have incurred significant net losses each year since our inception and as of March 31, 2021, we had an accumulated deficit of approximately $101 million , and as of December 31, 2020, we had an accumulated deficit of approximately $99 million. We anticipate that we will continue to incur net losses for at least the next few years.

As of May 14, 2021, we had a cash balance of approximately $193,000. We have incurred significant net losses since inception. We have, since inception, consistently incurred negative cash flow from operations. During the three months ended March 31, 2021, we incurred negative cash flows from operations of $1,051,998. March 31, 2021, we had a working capital deficiency of $11,323,991 and a stockholders’ deficiency of $11,482,643. Although, since January 1, 2021 we received funding of $96,000 from the proceeds from the sale of Co-Partnership License Agreements and $1,515,000 from the sale of 139,045 shares of the Company’s Common Stock through May 14, 2021, we have a near term need for additional capital.

During the 12 months ended December 31, 2020, we incurred negative cash flows from operations of $2,588,415. As of December 31, 2020, we had a working capital deficiency of $11,226,099 and a stockholders’ deficiency of $11,310,614. Although we recently received funding from the proceeds from the execution of a License Co-Development Participation Agreement and from sales of shares of the Company’s common stock, we have a near term need for additional capital.

Historical Capital Resources

As of March 31, 2021, our principal source of liquidity consisted of cash deposits of $231,935. We anticipate that we will continue to incur losses for the foreseeable future until and unless we generate an adequate level of income from commercial sales and licensing to cover expenses.

Our source of cash, outside of product revenues, to date has been proceeds from the issuances of notes with warrants, Common Stock with and without warrants and loans, the terms of which are further described below. See also “—Funding Requirements and Outlook” below.

Between January 1, 2020 and March 31, 2021, we entered into Subscription Agreements with accredited investors pursuant to which we, in private placements, issued and sold an aggregate of 147,557 shares of the Company’s Common Stock for gross proceeds in the amount of $1,490,865.

Participation Agreements

From April 13, 2020 through March 31, 2021, the Company entered into twenty License Co-Development Participation Agreements (the “Participation Agreements”) with certain accredited investors (“Participants”) for an aggregate of $2,940,000. The Participation Agreements provide for the issuance of warrants to such Participants, and allows the Participants to participate in the fees (the “Fees”) from licensing or selling bioactive ingredients or molecules derived from ZIVO’s algae cultures. Specifically, ZIVO has agreed to provide to the Participants a 44.100% “Revenue Share” of all license fees generated by ZIVO from any licensee.

The Participation Agreements allow the Company the option to buy back the right, title and interest in the Revenue Share for an amount equal to the amount funded plus a forty percent (40%) premium, if the option is exercised less than 18 months following execution, and for either forty (40%) or fifty percent (50%) if the option is exercised more than 18 months following execution. Pursuant to the terms of fifteen of the Participation Agreements, the Company may not exercise its option until it has paid the Participants a revenue share equal to a minimum of thirty percent (30%) of the amount such Participant’s total payment amount. Pursuant to the terms of the one of the Participation Agreements, the Company may not exercise its option until it has paid the Participant a revenue share equal to a minimum of one hundred forty percent (140%) of the amount such Participant’s total payment amount. Four of the Participation Agreements have no minimum threshold payment.  Once this minimum threshold is met, the Company may exercise its option by delivering written notice to a Participant of its intent to exercise the option, along with repayment terms of the amount funded, which may be paid, in the Company’s sole discretion, in one lump sum or in four (4) equal quarterly payments. If the Company does not make such quarterly payments timely for any quarter, then the Company shall pay the prorate Revenue Share amount, retroactive on the entire remaining balance owed, that would have been earned during such quarter until the default payments have been made and the payment schedule is no longer in default.

Cash Exercise of Warrants

From January 1, 2020 to March 31, 2021, the Company received gross proceeds from the cash exercise of outstanding warrants for Common Stock in the amount of $830,400 ..

Unsecured Loans

From January 1, 2020 to March 31, 2021, the Company received gross proceeds of $312,200 in unsecured loans. As of March 31, 2021, $280,350 principal and accrued interest remained outstanding under such loans.

Funding Requirements and Outlook

At March 31, 2021, we had $231,935 in cash. We estimate that we will require approximately $6,000,000 in cash over the next 12 months in order to fund our normal operations and to fund our research and development initiatives. Based on this cash requirement, we have a near term need for additional funding.

COVID-19 STATEMENT

The Company is carefully monitoring the effects the COVID-19 global pandemic is having on its operations. The COVID-19 pandemic and other outbreaks have resulted in and may continue to result in delays in or the suspension of product development activities, regulatory work streams, R&D activities and other important commercial functions. The Company is also dependent upon third parties for the production and growth of our proprietary algae strains. As the COVID-19 pandemic continues, the Company has experienced, and may continue to experience additional disruptions that could severely impact the business and planned trials, including:

•diversion of CRO resources away from the conduct of studies, including the diversion of available test sites supporting the conduct of clinical trials;

•changes in local regulations as part of a response to the COVID-19 which may require changes to the way in which trials are conducted and may result in unexpected costs; and

•delays in necessary interactions with academic researchers at universities, life science research labs, ethics committees and other important agencies and contractors due to limitations in employee resources or forced furlough of government employees.

Further, prolonged government disruptions, global pandemics and other natural disasters or geopolitical actions, including related to the COVID-19 pandemic, could affect the Company’s ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations. Prior to the COVID-19 pandemic, the expectation was that there would be forward moment with the production of our algal biomass, validation and purification. However, these were temporarily suspended and/or delayed, and many continue in diminished capacity.

Seasonality

Based on our implemented business model, anticipated income streams will be generated from the following:

a)For our ZIVO agtech and biotech businesses, (i) royalties and advances for licensed natural bioactive ingredients, isolated natural compounds and synthetic variants thereof, and (ii) bulk sales of such ingredients.

b)For our Wellmetrix, subsidiary, the Board and management agreed to halt active product development and instead focus on prospective out-licensing of the existing IP, consisting of a patent and several patents pending. An ongoing commitment to patent prosecution and maintenance of the existing patent has been approved by the Board.

We do not anticipate that these will be affected by seasonality.

Staffing

We have conducted all of our activities since inception with a minimum level of qualified staff. We currently do not expect a significant increase in staff.

Recent Events

Share Issuances

Between April 1, 2021 through May 14, 2021, the Company issued 38,290 shares of Common Stock to accredited investors in exchange for gross proceeds of approximately $425 thousand, and 54,362 shares upon the cashless exercise of warrants.

License Co-Development Participation Agreements

On May 14, 2021, the Company entered into an additional Participation Agreement totaling $45,000 with a related party (“Additional Participant”). The total investment of $45,000 came from a cash investment.  The Agreement provide for payments by the Company to the Additional Participant of an additional 0.675% of fees generated by the Company from licensing or selling bioactive ingredients or molecules (including the Revenue Share). The Agreements also call for the issuance of warrants to purchase an aggregate of 1,688 shares of Common Stock with a term of five years and at exercise prices of $0.13 per share. The warrants to purchase the shares has a total value of $14,898 based on a Black Scholes valuation models with a volatility of 129.13%, a 0% dividend rate, and a discount rate range of 0.87%.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Board of Directors

Our business affairs are managed under the direction of our board of directors, which is currently composed of five members. All of our directors other than Andrew A. Dahl are independent within the meaning of the listing standards of the Nasdaq Stock Market LLC. The following table sets forth the names, ages as of March 31, 2021, and certain other information for each of the directors with terms expiring at the 2021 Annual Meeting:

Directors and Executive Officers

The following table sets forth the name, age and position of each of our executive officers and directors:

Name	Age	Positions	Since
Andrew A. Dahl	67	President / Chief Executive Officer / Director	2011/2020
Keith R. Marchiando	59	Chief Financial Officer	2021
Christopher D. Maggiore	55	Director	2013
Nola E. Masterson	74	Director	2014
John B. Payne	73	Director	2013
Robert O. Rondeau, Jr. Alison Cornell	55 59	Director Director	2016 2021

Business Experience of Directors

John B. Payne, Chairman

Director

Mr. Payne was appointed to serve as a director of the Company in July, 2013. Mr. Payne is the President and CEO of Compassion-First Pet Hospitals and serves as the Chairman of the Board of Directors. He founded Compassion-First in 2014 and today, the family of specialty, general practice and emergency veterinary hospitals throughout the United States is dedicated to changing the veterinary landscape and elevating patient outcomes. With 44 hospitals across 14 states, Compassion-First has more than 3,000 employees and more than 230 board-certified specialists across a wide range of medical disciplines. Mr. Payne currently serves as the Chairman of the Board for American Humane and serves as the director of ZIVO Bioscience. He is on the Board of Regents at Ross University School of Medicine and at Ross University School of Veterinary Medicine. Prior to creating Compassion-First Mr. Payne served as a member of the Global Leadership Team for Mars Pet Care. He also served as the President and CEO of Banfield Pet Hospitals and served as the President and General Manager of Bayer Healthcare’s North American Animal Health Division. Mr. Payne provides the Board of Directors with valuable insight and experience in the animal care and pharmaceutical fields.

Nola E. Masterson

Director

Ms. Masterson was appointed in September 2014 to serve as a director of the Company. Since 1982, she has been the chief executive officer of Science Futures, Inc., an investment and advisory firm. Ms. Masterson is currently managing member and general partner of Science Futures LLC, I and II, which are venture capital funds invested in life science funds and companies. Ms. Masterson was a Venture Partner in TVM Capital, a large Global venture firm. She was a member of the board of directors of Repros Therapeutics Inc. (sold to Allergan plc [NYSE: AGN] in January 2018) and served on the audit committee, nominating committee and the compensation committee at that company. She is an Adjunct Professor in the Management School of the University of San Francisco. Ms. Masterson was a biotechnology analyst on Wall Street, working with Drexel Burnham Lambert and Merrill Lynch, and is a co-founder and was CEO of Sequenom, Inc., a genetic analysis company located in San Diego, California and Hamburg, Germany. Ms. Masterson is the Chair Emeritus of the California Life Science Association Institute, a 501(c)(3) organization, which promotes science education, workforce development and best practices as well as entrepreneurs in the bioeconomy. Ms. Masterson began her business career at Ames Company, a division of Bayer, and spent eight years at Millipore Corporation in sales and sales management and as Vice President of the Biotechnology Division. She received her Master’s degree in Biological Sciences from George Washington University, and continued Ph.D. work at the University of Florida. Ms. Masterson provides us with the benefit of her extensive experience as an entrepreneur and an analyst on Wall Street, as well as her 40 years of investment advisory expertise and experiences in the life sciences industry.

Robert O. Rondeau, Jr.

Director

Mr. Rondeau is Managing Partner of Your Perfect Data, LLC, a data mining company since May of 2019.  He is also the Managing Partner of Your Flipping Partner, LLC, since August of 2017, a company specializing on fixing and flipping residential homes throughout Metro Detroit.  He is also CEO of BRAN Financial, a credit card processing company, a position he has held since 2010. Prior to that, Mr. Rondeau was an Executive Director of Flagstar Bank, (NYSE: FBC), a $15B bank headquartered in Michigan, where he was in charge of Retail Banking, Commercial, Consumer and Warehouse Lending. Mr. Rondeau received his BA from Northwestern University and an Executive MBA from Michigan State University. Mr. Rondeau’s extensive business and financial experience, as well as his background in executive management, led the Board of Directors to nominate Mr. Rondeau for re-election.

Christopher D. Maggiore

Director

Mr. Maggiore was appointed in August, 2013 to serve as a director of the Company. Mr. Maggiore is a successful private investor and has been involved in real estate development, building and management of businesses for over 25 years. He currently owns and manages a portfolio of businesses and investments. Mr. Maggiore provides the Board of Directors with experiences as a successful entrepreneur and builder of business organizations.

Officers and Relevant Business Experience

Andrew A. Dahl

President & Chief Executive Officer

Mr. Dahl was appointed President/CEO on December 16, 2011. Mr. Dahl was at that time an active member and principal consultant at Great Northern & Reserve Partners, a consulting firm he founded in 2005 that provides marketing and business consulting to biotech, biomedical and information technology companies. Previously, Mr. Dahl served as President of Dawber & Company, Inc., formerly one of the oldest independent marketing & consulting firms in the Midwest, with an extensive Fortune 500 client roster of automotive and technology companies. He was employed by Dawber & Company for nearly 20 years until its partners dissolved the firm in 2005. Mr. Dahl attended the College for Creative Studies and Wayne State University. He holds 3 U.S. patents as sole inventor and is a named inventor in 6 recent life sciences U.S. patents. His role at ZIVO includes strategic and business planning, process and organizational development, resource facilitation, as well as duties and obligations of a publicly-listed company officer and manager.

Keith R. Marchiando

Chief Financial Officer

Mr. Marchiando was appointed Chief Financial Officer in January 2021.  He joined the Company from New US Nonwovens, LLC (“Nonwovens”), a contract manufacturer of personal care and home care products, where he was Chief Financial Officer since August 2019. At US Nonwovens, he was responsible for all aspects of the company’s financial activities, including strengthening corporate controls, implementing financial planning and developing the Company’s IT strategy.  Prior to Nonwovens, he served as a consultant to Plante & Moran PLLC from January 2017 to August 2019, where he engaged in interim chief financial officer roles which included restructuring and transitioning companies in ownership changes, supporting M&A activities and enhancing financial functions and processes. Prior to this position, he served as CFO of Perceptron, Inc. beginning in February 2014, and then CFO of AP Exhaust LLC beginning in May 2015. Mr. Marchiando earned a Master’s Degree in Business Administration (MBA) in corporate finance from Carnegie Mellon University’s Tepper School of Management and an undergraduate degree in finance and economics at Lehigh University.

Structure and Operation of the Board

Mr. Payne acts as the Chairman of our Board of Directors and Mr. Dahl is our Chief Executive Officer. The Board has a standing audit committee, compensation committee and nominating and corporate governance committee. The following is a brief description of these committees.

Compensation Committee

The Compensation Committee, which is currently comprised of Mr. Payne, as Chair, and Mr. Rondeau, establishes the compensation for our President and Chief Executive Officer, including applicable bonus milestones and equity/option grants. The Compensation Committee also may be involved in or may approve, depending on the availability of the full board of directors, grants of awards to other employees, may determine the terms and conditions provided for in each option grant, and may, as requested by our President and Chief Executive Officer, review and recommend to the Board of Directors the amount of compensation to be paid to our officers. The Compensation Committee generally convenes on an as needed basis. The Board of Directors has determined that each member of the Compensation Committee is independent, as independence is defined under the rules of Nasdaq. Our Compensation Committee charter is available on our website, www.zivobioscience.com, under the “Investors – Governance” tab.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently comprised of Ms. Masterson, as Chair, and Mr. Rondeau. The Nominating and Corporate Governance Committee is responsible for, among other things, considering potential Board members, making recommendations to the full Board as to nominees for election to the Board and assessing the effectiveness of the Board. The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. Any such candidates will be evaluated on the same basis as other candidates being evaluated by the Nominating and Corporate Governance Committee. Information with respect to such candidates should be sent to ZIVO Bioscience, Inc., 2804 Orchard Lake Road, Suite 202, Keego Harbor, Michigan 48320, Attention: Secretary. The Nominating and Corporate Governance Committee considers the needs for the Board of Directors as a whole when identifying and evaluating nominees and, among other things, considers diversity in background, age, experience, qualifications, attributes and skills in identifying nominees, although it does not have a formal policy regarding the consideration of diversity. For information concerning the procedures to be followed by security holders in nominating candidates, please refer to the information under the caption “Management – Procedures for Shareholders to Nominate Directors.” Each current director nominee was recommended by the Nominating and Corporate Governance Committee. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent, as independence is defined under the rules of Nasdaq. Our Nominating and Corporate Governance Committee charter is available on our website, www.zivobioscience.com, under the “Investors – Governance” tab.

Audit Committee

The Audit Committee reviews with management and the Company’s independent public accountants the Company’s financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent accountants upon the financial condition of the Company and its accounting controls and procedures and such other matters as the audit committee deems appropriate.

The functions of the audit committee include:

•Selecting our independent auditors;

•Reviewing the results and scope of the audit and other services provided by our independent auditors; and

•Reviewing and evaluating our audit and control functions.

The Audit Committee is currently comprised of Ms. Cornell, as Chair, and Ms. Masterson and Mr. Payne. The Board has determined that each of Ms. Cornell, Ms. Masterson and Mr. Payne is “independent” under Nasdaq independence standards. Additionally, the Board has determined that Ms. Cornell qualifies as an “audit committee financial expert” as that term is defined in rules promulgated by the SEC. The designation of an “audit committee financial expert” does not impose upon such persons any duties, obligations or liabilities that are greater than those generally imposed on each of them as a member of the Audit Committee and the Board, and such designation does not affect the duties, obligations or liabilities of any other member of the audit committee or the Board

The Audit Committee was formed in 2021, and did not meet in 2020. Our Compensation Committee charter is available on our website, www.zivobioscience.com, under the “Investors – Governance” tab.

The Board currently consists of six Directors: Mr. Andrew A. Dahl, Mr. Christopher D. Maggiore, Ms. Alison Cornell, Ms. Nola E. Masterson, Mr. John B. Payne and Mr. Robert O. Rondeau, Jr.

Non-Employee Director Compensation

Compensation for 2020

The following table sets forth summary information concerning the compensation awarded to, paid to, or earned by the non-employee members of our board of directors for the fiscal year ended December 31, 2020:

Name	Fees Earned or Paid in Cash	Warrants ($) (1) (2)	Total ($)
Nola E. Masterson	$10,000	$54,288	$64,288
Christopher D. Maggiore	-0-	54,288	54,288
John B. Payne	10,000	1,085,753	1,095,753
Robert O. Rondeau. Jr.	10,000	54,288	64,288

(1)The amounts reported reflect the grant date fair value (excluding the effect of estimated forfeitures). The grant date fair value of each warrant is calculated using the Black Scholes option-pricing model computed in accordance with FASB ASC Topic 718 and do not correspond to the actual amount that will be realized upon exercise by the named Directors. Valuation assumptions used in determining the grant date fair value of 2020 awards are included in Note 11 the Company’s the Financial Statements included on page F-23 hereto.

(2)Represents a warrant to purchase 6,250 shares of Common Stock for Ms. Masterson, Mr. Maggiore and Mr. Rondeau, and a warrant to purchase 125,000 shares of Common Stock for Mr. Payne, each at an exercise price of $9.60 with a term of five years. As of December 31, 2020, each of the following non-employee directors had outstanding warrants as follows: Ms. Masterson, 28,125; Mr. Maggiore, 110,920; Mr. Payne, 146,875; and Mr. Rondeau, 28,125.

Code of Ethics

We have adopted a code of ethics that applies to the Principal Executive Officer and Principal Financial Officer, or those performing similar functions. A copy of the code of ethics is available on our website, www.zivobioscience.com, under the “Investors – Corporate Governance” tab and will be sent to any shareholder, without charge, upon written request sent to the Company’s Chief Financial Officer, Keith Marchiando, Zivo Bioscience, Inc., 2804 Orchard Lake Rd, Suite 202, Keego Harbor, MI 48320.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation paid to our Chief Executive Officer and Chief Financial Officer (referred to herein as our “named executive officers”) during or with respect to fiscal 2020 and 2019 for services rendered to us in all capacities.

Name and Principal Position	Year	Salary ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Andrew A. Dahl	2020	440,000(6)	-	-	350,000
Chief Executive Officer and Director	2019	376,667(6)	2,635,967 (2)	-	2,960,134

Philip M. Rice II	2020	304,852	297,248 (3)	1,750 (4)	603,850
Former Chief Financial Officer and Director	2019	238,000	55,798 (5)	10,000 (4)	303,798

(1)The amounts reported reflect the grant date fair value (excluding the effect of estimated forfeitures). The grant date fair value of each warrant is calculated using the Black Scholes option-pricing model computed in accordance with FASB ASC Topic 718 and does not correspond to the actual amount that will be realized upon exercise by the named executive officers. Valuation assumptions used in determining the grant date fair value of 2020 Option Awards using the Black Scholes pricing model.

(2)Represents the fair value of an award of compensatory options, pursuant to which Mr. Dahl received the right to purchase 362,500 shares of Common Stock at an exercise price between $8.00 and $11.20 with a term of ten years for his role as CEO.

(3)Represents the fair value of an award of compensatory options, pursuant to which Mr. Rice received the right to purchase 25,000 shares of Common Stock at an exercise price of $12.00 with a term of ten years for his role as CFO.

(4)Represents fees paid to Mr. Rice for his role as a Director of the Company. On March 3, 2020, Mr. Rice resigned as a Director of the Company.

(5)(a) $38,523 represents the fair value of an award of compensatory warrants, pursuant to which Mr. Rice received the right to purchase 6,250 shares of Common Stock at an exercise price of $6.40 with a term of five years for his role as Director; (b) $17,275 represents the fair value of an award of compensatory warrants, pursuant to which Mr. Rice received the right to purchase 2,500 shares of Common Stock at an average exercise price of $8.00 with a term of five years, in his position as Chief Financial Officer.

(6)  Includes $90,000 and $52,500 for 2020 and 2019 respectively of deferred salary owed to Mr. Dahl upon the achievement of a Trigger Event as detailed below in “Mr. Dahl’s Employment Agreement”.

Executive Compensation Programs

In 2020, the Compensation Committee reviewed financial information and other performance metrics relative to the historical compensation of executive management and comparative information prepared internally. The Compensation Committee also reviewed management’s recommendations for compensation levels of all of the Company’s senior executive officers and considered these recommendations with reference to relative compensation levels of like-size institutions. The totality of the information reviewed by the Compensation Committee was considered when establishing current executive salary levels, and similar analysis is expected to be considered when reviewing and establishing future salaries and long term incentives. The Company’s compensation policies and practices are designed to ensure that they do not foster risk taking above the level of risk associated with the Company’s business model. For this purpose, the Compensation Committee generally considers the Company’s financial performance, comparing that performance to the performance metrics included in the Company’s strategic plan. The Compensation Committee also generally evaluates management’s compensation in light of other specific risk parameters. Based on this assessment, the Compensation Committee believes that the Company has a balanced pay and performance program that does not promote excessive risk taking.

The Company’s compensation programs are aimed at enabling it to attract and retain the best possible executive talent and rewarding those executives commensurate with their ability and performance. The Company’s compensation programs consist primarily of base salary and bonus.

Base Salary. Base salaries for executive officers are determined in the same manner as those other salaried employees. Salary guidelines are established by comparing the responsibilities of the individual’s position in relation to similar positions in other nutraceutical companies of similar size. Individual salaries were determined this year by considering respective levels of responsibility, position and industry information.

Bonuses. Mr. Dahl is entitled to a Revenue Bonus (as defined in the Dahl Agreement, as defined below) equal to 2% of the Company’s revenue contribution in accordance with a formula as detailed in the Dahl Agreement. No Revenue Bonus is payable in any year where there is an Operating Net Loss (as defined in the Agreement). For the 2020 fiscal year (January 1, 2020 to December 31, 2020) (“Dahl Year One”), the Company shall pay Mr. Dahl a bonus equal to 50% of the Dahl Base Salary (as defined below) if the Company achieves revenues for Dahl Year One which are (w) at least $500,000; and (x) greater than that for the 12-month period immediately preceding Dahl Year One.

Mr. Rice had no bonus plan; any bonuses awarded would have been at the discretion of the Board of Directors.

No bonuses were paid to Mr. Dahl or Mr. Rice in fiscal 2020 or 2019.

Incentive Compensation Plan. In November 2019, the Company adopted the 2019 Omnibus Long-Term Incentive Plan (the “2019 Incentive Plan”) for the purpose of enhancing the Company’s ability to attract and retain highly qualified directors, officers, key employees and other persons and to motivate such persons to improve the business results and earnings of the Company by providing an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. The 2019 Incentive Plan is administered by the compensation committee of the Board who will, amongst other duties, have full power and authority to take all actions and to make all determinations required or provided for under the 2019 Incentive Plan. Pursuant to the 2019 Incentive Plan, the Company may grant options, share appreciation rights, restricted shares, restricted share units, unrestricted shares and dividend equivalent rights. The 2019 Incentive Plan has a duration of ten years. Subject to adjustment as described in the 2019 Incentive Plan, the aggregate number of common shares available for issuance under the 2019 Incentive Plan is 1,275,000 shares. The exercise price of each share subject to an Option (as defined in the 2019 Incentive Plan) shall be at least the Fair Market Value (as defined in the 2019 Incentive Plan) (except in the case of a more than 10% shareholder of the Company, in which case the price should not be less than 110% of the Fair Market Value) on the date of the grant of a Share and shall have a term of no more than ten years.

Employment Agreements

We currently have compensation agreements with our President / Chief Executive Officer and with our new Chief Financial Officer.

Mr. Dahl’s Employment Agreement:

The Company’s Chief Executive Officer, Andrew Dahl, is serving as Chief Executive Officer under the terms of an amended and restated employment agreement dated November 15, 2019 (“Dahl Agreement”) that superseded all prior employment agreements and understandings. Under the terms of the Dahl Agreement, Mr. Dahl’s agreement provides for a term of three years, with successive automatic renewals for one year terms, unless either party terminates the Dahl Agreement on at least 60 days’ notice prior to the expiration of the then current term of Mr. Dahl’s employment. Mr. Dahl has received an annual base salary, commencing on June 1, 2019, of $440,000 (“Base Salary”), of which $7,500 per month has been deferred until either of the following events occur: (i) within five (5) years after the effective date, the Company enters into a term sheet to receive at least $25,000,000 in equity or other form of investment or debt on terms satisfactory to the board of directors of the Company including funding at closing on such terms of at least $10 million; or (ii) within 12 months after the effective date that the Company receives revenue of at least $10 million. The Dahl Base Salary is subject to annual review and increase (but not decrease) by the Board during the employment term with minimum annual increases of 4% over the previous year’s Dahl Base Salary.

Mr. Dahl is entitled to a Revenue Bonus under the Dahl Agreement (see Bonuses above).

Mr. Dahl was awarded a non-qualified option to purchase 350,000 shares of the Company’s Common Stock at a price of $8.00 per share upon signing the Dahl Agreement. Mr. Dahl will be entitled to non-qualified performance-based options having an exercise price equal to the greater of $8.00 per share and the Fair Market Value (as defined in the 2019 Incentive Plan), upon the attainment of specified milestones as follows: (i) non-qualified option to purchase 12,500 common shares upon identification of bioactive agents in the Company product and filing of a patent with respect thereto; (ii) non-qualified option to purchase 18,750 common shares upon entering into a contract under which the Company receives at least $500,000 in cash payments; (iii) non-qualified option to purchase 18,750 common shares upon the Company entering into a co-development agreement with a research company to develop medicinal or pharmaceutical applications (where the partner provides at least $2,000,000 in cash or in-kind outlays); (iv) non-qualified option to purchase 18,750 common shares upon the Company entering into a co-development agreement for nutraceutical or dietary supplement applications (where the partner provides at least $2,000,000 in cash or in-kind outlays); and (v) non-qualified option to purchase 18,750 common shares upon the Company entering into a pharmaceutical development agreement. Note that item (i) was achieved in 2019 and the Company awarded a non-qualified option to purchase 12,500 common shares of the Company’s Common Stock at a price of $11.20 per share.

As it relates to Wellmetrix, if and when at least $2 million in equity capital is raised from a third party and invested in Wellmetrix in an arms-length transaction, Mr. Dahl shall be granted a warrant to purchase an equity interest in Wellmetrix that is equal to the equity interest in Wellmetrix owned by the Company at the time of the first tranche of any such capital raise (the “Wellmetrix Warrant”). The Wellmetrix Warrant shall be fully vested as of the date it is granted and shall expire on the 10th anniversary of the grant date. Once granted, the Wellmetrix Warrant may be exercised from time to time in whole or in part, with Mr. Dahl retaining any unexercised portion. The exercise price for the Wellmetrix Warrant shall be equal to the fair market value of the interest in Wellmetrix implied by the pricing of the first tranche of any such capital raise.

The Dahl Agreement provides that if a Change of Control (as defined in the Dahl Agreement) occurs and Mr. Dahl’s employment is terminated without Cause (as defined in the Dahl Agreement) or Mr. Dahl resigns for Good Cause (as defined in the Dahl Agreement) during the 24-month period following the Change of Control or during the sixty (60) days immediately preceding the date of a Change of Control, 100% of Mr. Dahl’s unvested options will be fully vested. The Dahl Agreement also provides for severance payments of, amongst other things, 300% of the Dahl Base Salary and 2x the amount of the Revenue Bonus in such event.

Mr. Marchiando’s Employment Agreement:

On January 1, 2021, the Company entered into an employment letter with Mr. Marchiando (“Marchiando Agreement”). Under the terms of the Marchiando Agreement, Mr. Marchiando will serve as Chief Financial Officer of the Company for one year, with successive automatic renewals for one year terms, unless either party terminates the Marchiando Agreement on at least sixty days’ notice prior to the expiration of the then current term of the Marchiando Agreement. Mr. Marchiando will receive an annual base salary, commencing on January 1, 2021, of $280,000 (“Marchiando Base Salary”). The Marchiando Base Salary shall increase to $300,000 if within one (1) year after the effective date, the Company enters into a term sheet and receives the related financing to receive at least $10,000,000 in equity or other form of investment or debt (“Third Party Financing”) on terms satisfactory to the board of directors of the Company. On January 1, 2021, Mr. Marchiando received a stock option award issued pursuant to the Company’s 2019 Omnibus Long-Term Incentive Plan to purchase 162,500 shares of the Company’s Common Stock, with an exercise price of $11.20 per share. Vesting of these options shall be as follows: 37,500 shares vested immediately upon grant of the option award, and 15,625 shares will vest on each 6 month anniversary of January 1, 2021. Mr. Marchiando shall also receive $25,000 upon the closing, prior to December 31, 2021, of a Third Party Financing that raises at least $10,000,000. If, upon the closing prior to December 31, 2021 of a Third Party Financing that raises over $13,000,000 for the Company, Mr. Marchiando shall receive a maximum bonus of $50,000, as long as Mr. Marchiando is employed at the time of closing.

If Mr. Marchiando’s employment is terminated by the Company due to death or Disability, or without Cause, or if Mr. Machiando resigns for Good Reason (each as defined in the Marchiando Agreement) or if either party does not renew the employment term, Mr. Marchiando will be entitled to receive the following severance benefits: a continuation of the Marchiando Base Salary for one year, payment of an amount equal to Mr. Marchiando’s target bonus in the year of termination and a fully-vested, nonqualified stock option to purchase 12,500 shares of Common Stock. Additionally, all outstanding and contingent nonqualified options owned directly or beneficially by Mr. Marchiando shall be converted immediately into vested options, with terms as specified in the applicable award agreement.

The Marchiando Agreement provides that if a Change of Control (as defined in the Marchiando Agreement) occurs and Mr. Marchiando resigns for Good Reason (as defined in the Marchiando Agreement) or Mr. Marchiando’s employment is terminated without Cause (as defined in the Marchiando Agreement) during the 24-month period following the Change of Control or during the sixty (60) days immediately preceding the date of a Change of Control, 100% of Mr. Marchiando’s unvested options will be fully vested and the restrictions on his restricted shares will lapse. The Marchiando Agreement also provides for severance payments of, amongst other things, a lump sum payment of 200% of the Marchiando Base Salary, 200% of Mr. Marchiando’s Performance Bonus (as defined in the Marchiando Agreement) earned in the last 12 months preceding the Change of Control and payment of 24 months of the Marchiando Base Salary in such event.

Mr. Rice’s Employment Arrangement:

On March 4, 2020, the Company entered into an employment letter with Philip Rice, Chief Financial Officer of the Company (“Rice Agreement”) that superseded all prior employment understandings and agreements. Under the terms of the Rice Agreement, Mr. Rice will serve as Chief Financial Officer of the Company for one year, with successive automatic renewals for one year terms, unless either party terminates the Rice Agreement on at least sixty days’ notice prior to the expiration of the then current term of the Rice Agreement. Mr. Rice will receive an annual base salary, commencing on January 1, 2020, of $280,000 (“Rice Base Salary”). The Rice Base Salary shall increase to $300,000, when the following event occurs: within one (1) year after the effective date, the Company enters into a term sheet and receives the related financing to receive at least $15,000,000 in equity or other form of investment or debt (“Third Party Financing”) on terms satisfactory to the board of directors of the Company. On the date the Rice Agreement was executed, Mr. Rice received a fully-vested nonqualified stock option to purchase 25,000 shares of the Company’s Common Stock at a price of $12.00 per share and a $25,000 retention bonus.

On January 7, 2021, the Company and Rice entered into a written agreement concerning Rice’s departure from the Company (the “Separation Agreement”).  Pursuant to the Separation Agreement, Mr. Rice resigned from his position as Chief Financial Officer of the Company effective on January 1, 2021, and following a transition period, agreed to resign from all positions as an officer or employee of the Company effective as of January 31, 2021 (the “Separation Date”). The Separation Agreement provides that Mr. Rice will receive certain benefits that he is entitled to receive under his employment agreement dated March 4, 2020. Accordingly, under the Separation Agreement, subject to non-revocation of a general release and waiver of claims in favor of the Company, the Company has agreed to pay Mr. Rice his base salary of $280,000 for one year and three weeks, beginning on the Separation Date, and grant him an option to purchase 12,500 shares of Common Stock.

Outstanding Equity Awards at Fiscal Year-End 2020

The following table provides information on the outstanding equity awards held by our named executive officers as of December 31, 2020.

Name	Grant Date	Number of shares of Common Stock underlying unexercised warrants exercisable	Number of shares of Common Stock underlying unexercised options exercisable (1)	Equity incentive plan awards: Number of securities underlying unexercised unearned options	Option / Warrant Exercise Price ($)	Option / Warrant Expiration Date
Andrew A. Dahl	11/15/2019		350,000		$8.00	11/15/2029
	12/6/2019		12,500		$11.20	12/6/2029
	11/8/2017	75,000			$6.40	11/8/2022
	11/15/2019			75,000(2)	$8.00	11/15/2029
Philip M. Rice II	3/4/2020		25,000		$12.00	3/4/2030
	10/28/2019	625			$6.40	10/28/2024
	9/26/2019	6,250			$6.40	9/26/2024
	8/7/2019	625			$8.00	8/7/2024
	5/13/2019	625			$8.00	5/13/2024
	2/13/2019	625			$8.00	2/13/2024
	11/14/2018	625			$11.20	11/14/2023
	9/28/2018	6,250			$11.20	9/28/2023
	8/14/2018	625			$9.60	8/14/2023
	4/23/2018	625			$8.00	4/23/2023
	2/21/2018	625			$8.00	2/21/2023
	11/8/2017	75,000			$6.40	11/8/2022
	10/19/2017	625			$7.20	10/19/2022
	9/11/2017	6,250			$5.60	9/11/2022
	8/11/2017	625			$8.00	8/11/2022
	5/12/2017	625			$4.80	5/12/2022
	3/31/2017	625			$7.20	3/21/2022
	11/14/2016	625			$6.40	11/14/2021
	9/10/2016	3,125			$4.00	9/10/2021
	8/12/2016	625			$5.60	8/12/2021
	5/13/2016	625			$6.40	5/13/2021
	3/29/2016	625			$6.40	3/29/2021
	3/4/2020			12,500(3)	$11.52 (3)	3/4/2030

(1)All warrants and options granted are immediately vested.

(2)Represents compensatory warrants granted pursuant to the terms of the Dahl Agreement, which shall become exercisable upon the occurrence of a specific event(s). The Exercise Price is the greater of $8.00 per share and the Fair Market Value of a share on the date of grant. See “Mr. Dahl’s Employment Agreement” for a description of these warrants.

(3)Represents performance-based options that vest based on certain performance conditions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding each person who is known to us to beneficially own more than 5% of our issued and outstanding shares of Common Stock, and the number of shares of our Common Stock beneficially owned by each of our directors and named executive officers, and all officers and directors as a group. All percentages are based on 5,361,448 shares of Common Stock issued and outstanding as of May 14, 2021, and where applicable, beneficial ownership includes shares which the beneficial owner has the right to acquire within 60 days.

Security Ownership of Certain Beneficial Owners:

Name and Address	Number of Shares Beneficially Owned (1)	% of Class	% After Offering (14)
HEP Investments, LLC 2804 Orchard Lake Rd. Suite 205 Keego Harbor, MI 48302	2,268,479 (2)	39.3%	31.8%

Strome 1688 Meridian Ave, Suite 727 Miami Beach, FL 33139	1,166,065 (3)	18.3%	14.5%

Christopher D. Maggiore 4788 Nobles Pond Dr. NW Canton, OH 44718	715,131 (4) (5) (6)	13.1%	9.5%

Security Ownership of Management:

Name and Address	Number of Shares Beneficially Owned (1)	% of Class	% After Offering
Mr. Christopher D. Maggiore	715,131 (4) (5) (6)	13.1%	9.5%
Mr. Andrew A. Dahl	445,824 (7)	7.7%	5.7%
Mr. Philip M. Rice II	144,843 (8)	2.6%	1.9%
Mr. Robert O. Rondeau, Jr.	29,687 (9)	*	*
Mr. John B. Payne	147,051 (10)	2.7%	2.0%
Nola E. Masterson	32,623 (11)	*	*
Alison A. Cornell	-	-	*
All Current Directors and Officers as a Group (7 persons)	1,423,441 (13)	23.1%	17.4%

* Less than 1%

(1)“Beneficially” owned shares, as defined by the SEC, are those shares as to which a person has voting or investment power, or both, and which the beneficial owner has the right to acquire within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. “Beneficial” ownership does not necessarily mean that the named person is entitled to receive the dividends on, or the proceeds from the sale of, the shares.

(2)Includes 438,631 shares of Common Stock issuable upon conversion of certain promissory notes, including accrued interest as of May 14, 2021 (which does not include 339,964 shares which are transferable to Strome Group (as defined below), pursuant to the First Amended and Restated Participation Agreement between HEP Investments, Strome Mezzanine Fund, L.P., Strome Alpha Fund, L.P. and ZIVO dated June 28, 2018) and 883,465 shares of Common Stock issuable upon the exercise of certain warrants. Laith Yaldoo, the manager and controlling member of HEP Investments, LLC, may be deemed to have voting and dispositive power over the shares held by HEP Investments.

(3)Represents shares held by Strome Mezzanine Fund, L.P. ("Strome Mezz"), Mark E. Strome, Strome Alpha Fund, L.P. ("Strome Alpha"), and Strome Investment Management, L.P. ("Strome Investment,” and together with Strome Mezz and Strome Alpha, “Strome Group”), the general partner of each of the entities in the Strome Group is Mark E. Strome. Includes 339,964 shares of Common Stock issuable upon conversion of certain promissory notes (including accrued interest as of May 14, 2021) in favor of HEP, transferable to entities affiliated with Mark E. Strome pursuant to the First Amended and Restated Participation Agreement between HEP, Strome Mezzanine Fund, L.P., Strome Alpha Fund, L.P. and ZIVO dated June 28, 2018, and 662,500 shares of Common Stock issuable upon the exercise of certain warrants. Mark E. Strome, the sole director, president, and chief executive officer of Strome Group, may be deemed to have voting and dispositive power over the shares held by Strome.

(4)Pursuant to a Schedule 13D filed with the SEC on February 19, 2020, Christopher D. Maggiore has sole power to vote 616,598 shares, sole power to dispose 616,598 shares, shared power to vote 98,535 shares and shared power to dispose 98,535 shares.

(5)Includes warrants to purchase 110,920 shares of Common Stock.

(6)Includes 98,535 beneficial shares held in the estate of the Robert S. McLain Estate of which Mr. Maggiore is the controlling trustee.

(7)Includes options and warrants to purchase 437,500 shares of Common Stock.

(8)Includes options and warrants to purchase 131,875 shares of Common Stock owned by Mr. Rice, and warrants to purchase 12,500 shares of Common Stock owned by Mr. Rice’s spouse. Mr. Rice’s position as an executive officer of the Company ended effective January 1, 2021.

(9)Includes warrants to purchase 29,687 shares of Common Stock.

(10)Includes warrants to purchase 147,051 shares of Common Stock.

(11)Includes warrants to purchase 28,125 shares of Common Stock.

(12)Includes options to purchase a total of 37,500 shares of Common Stock.

(13)Includes options and warrants to purchase a total of 789,045 shares of Common Stock.

(14)Based on an estimated 7,387,160 shares to be outstanding after the Offering.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2020. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders. We will not grant equity awards in the future under any of the equity compensation plans not approved by our stockholders included in the table below.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans not approved by stockholders	756,250	$9.60	518,750
Equity compensation plans approved by stockholders	--	--	--
Total	756,250	--	518,750

(1)Includes 150,000 unearned performance-based options.

(2)This value is calculated based on the exercise price of all options outstanding under the 2019 Incentive Plan (and excluding unearned performance based options).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Policies and Procedures for Related Party Transactions

We have adopted a formal policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors if it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. All of the transactions described above were entered into prior to the adoption of this policy.

Related Party Transactions

We describe below transactions and series of similar transactions, since January 1, 2018, to which we were a party or will be a party, in which:

•the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years; and

•any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Other Transactions

We have granted stock options and warrants to our named executive officers and certain of our directors. See the section titled “Executive Compensation−Outstanding Equity Awards at 2020 Year-End” and “Directors, Executive Officers and Corporate Governance – Non-Employee Director Compensation” for a description of these stock options.

Consulting Arrangement

Our Executive Director of Asia Operations, Wendy Chiao, is the spouse of our former Chief Financial Officer. Our Executive Director of Asia Operations is contracted on a month to month basis and was paid $99,000 in 2019 and paid $99,000 in 2018. In 2018, Ms. Chiao was issued warrants to purchase 12,500 shares of Common Stock at an exercise price of $8.80 with a term of 5 years. Her contract was terminated in November 2019.

HEP Investments

11% Convertible Notes

On December 2, 2011, the Company and HEP Investments, LLC (“HEP Investments”), a holder of over 5% of the Company’s Common Stock, entered into the following documents, effective as of December 1, 2011, as amended through May 16, 2018: (i) a Loan Agreement under which the Lender agreed to advance up to $20,000,000 to the Company, subject to certain conditions, (ii) an 11% Convertible Promissory Note in the principal amount of $20,000,000 (of which a total of $18,470,640 was funded, with a total of $14,380,298 converted into 1,796,287 shares of Common Stock, leaving a balance advanced of $4,090,342 as of December 31, 2020).  In consideration for an extension of the maturity date in 2018, the Company issued to HEP Investments warrants to purchase 40,625 shares of Common Stock, exercisable at $8.00 per share with a term of 5 years.  In connection with an additional $2 million raised in connection with the convertible note arrangement, in 2018 the Company issued a warrant for 312,500 shares of Common Stock to HEP Investments, exercisable at $8.00 per share, with a term of 5 years. Additionally, the Company issued 6,839 shares of its Common Stock to HEP Investments in 2018 in connection with the convertible note. In January 2019, and in connection with the convertible note, HEP Investments entered into a life insurance policy for Andrew Dahl, our Chief Executive Officer.  On February 23, 2021, the Company and HEP Investments entered into a Letter Agreement in which the Company agreed to pay certain premiums of $2,565 per month under the life insurance policy while payments under the convertible note remain outstanding.

Financing Costs

As of January 1, 2018, the Company owed HEP Investments $475,834 pursuant to the terms an agreement with HEP Investments. The origin of the payable was a 5.4% cash finance fee for monies invested in the Company in the form of convertible debt. During the year ended December 31, 2018, as a result of various financings HEP Investments earned an additional $96,595 in finance fees. In the same year the Company paid $140,000 in cash for a balance due to related party on December 31, 2018 of $432,429.As of January 1, 2019, the Company owed HEP Investments a total of $432,429. During the year ended December 31, 2019 the Company borrowed an additional $110,500 in working capital. The total of $542,929 was repaid with cash of $78,000 and $464,929 by issuing 58,116 shares of Common Stock at $8.00 per share.

Stock Issuances

During the year ended December 31, 2018, the Company issued 125,000 shares ($1,000,000 of proceeds) of its Common Stock to HEP Investments, LLC. In private placements during the year ended December 31, 2019, the Company issued 80,625 shares ($645,000 of proceeds) to HEP Investments. During 2019, the Company also issued to HEP Investments a warrant to purchase 13,250 shares of Common Stock at an exercise price of $8.00 with a term of 5 years in connection with the issuances, and a warrant to purchase 25,000 shares of Common Stock at an exercise price of $8.00 with a term of 5 years.

License Co-Development Participation Agreement

On October 4, 2020, HEP Investments converted $100,000 of a working capital loan payable into a License Co-Development Participation Agreement, and in connection with such arrangement, received warrants exercisable for 3,750 shares of Common Stock at $9.60 per share.

Strome

Convertible Notes

On June 6, 2018 HEP Investments and Strome Mezzanine Fund LP and Strome Alpha Fund LP (“Strome”), a holder of over 5% of our Common Stock, entered into the First Amended and Restated Participation Agreement (amending the June 17, 2017 agreement) whereby Strome agreed to fund a total of $691,187 (“the committed funding”), through HEP Investment’s 11% convertible note (at a conversion price of $8.00). Additionally, in June 2018, the Company issued to Strome a warrant exercisable for 312,500 shares of Common Stock at an exercise price of $8.00 for a term of 5 years, in exchange for $2 million.

License Co-Development Participation Agreement

On October 8, 2020, Strome invested $500,000 into a License Co-Development Participation Agreement, and in connection with such arrangement, received warrants exercisable for 18,750 shares of Common Stock at $9.60 per share.

Chris Maggiore

On January 1, 2018 the Company owed Mr. Christopher Maggiore, a director and significant shareholder $176,405 as a result of cash advances for continuing operations. During the year ended December 31, 2018, Mr. Maggiore advanced an additional $500,000 to the Company, which he then converted to 62,500 units of the Company at $8.00 per unit. Each unit consisted of share of Common Stock and warrants to purchase 20% of one share of Common Stock at an exercise price of $8.00 per share (12,500 warrants). As of December 31, 2018, the Company owed Mr. Maggiore $176,405 in principal and accrued interest of $111,369.

During the year ended December 31, 2019, Mr. Maggiore converted the principal balance of $176,405 and accrued interest of $135,431 at $8.00 per share into 38,980 units of the Company at $8.00 per unit. Each unit consisted of one share of Common Stock and five-year warrants to purchase 20% of one share of Common Stock (7,796 warrants) at $8.00 per share. As of December 31, 2019, there were no outstanding loans payable to Maggiore.

During the year ended December 31, 2020, Mr. Maggiore, advanced $20,000 to the Company. On September 15, 2020, Mr. Maggiore applied the $20,000 of the loan balance to fund the purchase of 2,500 shares of Common Stock at an exercise price of $8.00 per share.  During the year ended December 31, 2020, the Company accrued interest expense on loans payable to Mr. Maggiore of $1,254.

On October 21, 2020, Mr. Maggiore applied the $1,254 of the accrued interest to purchase 157 shares of Common Stock at an exercise price of $8.00 per share.

Director Independence

We are not currently subject to listing requirements of any national securities exchange that has requirements that a majority of the board of directors be “independent.” Nevertheless, we expect that our board of directors will determine that all of our directors, other than Mr. Dahl, qualify as “independent” directors in accordance with listing requirements of The Nasdaq Stock Market, or Nasdaq. Mr. Dahl is not considered independent because he is an employee of ZIVO. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us.

The following is a brief description of the structure and certain functions of our Board of Directors. Each of the current directors is serving until his or her respective successor is duly elected and qualified, subject to earlier resignation. The Board currently consists of six directors. The Board of Directors has determined that each director, other than Mr. Dahl, is independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Each director was nominated based on his or her knowledge of the Company, his or her skills, expertise and willingness to serve as a director. The Board usually meets in scheduled meetings either in person or via conference telephone call.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this Offering, we are offering our Units, with each Unit consisting of one share of our Common Stock and one Unit Warrant to purchase one share of our Common Stock. Our Units will not be certificated and the shares of our Common Stock and the Unit Warrants are immediately separable and will be issued separately in this Offering. We are also registering the shares of Common Stock issuable upon exercise of the Unit Warrants. These securities are being issued pursuant to an underwriting agreement between us and the underwriters. You should review the underwriting agreement and the form of Unit Warrant, each filed as exhibits to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Unit Warrants. The following brief summary of the material terms and provisions of the Unit Warrants is subject to, and qualified in its entirety by, the form of Unit Warrant.

UNITS

We are offering our Units, with each Unit consisting of one share of our Common Stock and one Unit Warrant to purchase one share of our Common Stock, together with the shares of our Common Stock underlying such Unit Warrants, at an assumed public offering price of $10.40 per Unit. Our Units will not be certificated and the shares of our Common Stock and the Unit Warrants part of such Units are immediately separable and will be issued separately in this Offering.

UNIT WARRANTS

Overview. The Unit Warrants offered hereby will be issued pursuant to a Warrant Agent Agreement, dated as of the effective date of this Offering (the “Warrant Agent Agreement”), between us and Direct Transfer LLC, as the warrant agent (the “Warrant Agent”). Certain provisions of the Unit Warrants are set forth herein but are only a summary and are qualified in their entirety by the relevant provisions of the Warrant Agent Agreement and the form of Unit Warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the Warrant Agent Agreement, including the annexes thereto, and form of Unit Warrant.

The Unit Warrants issued in this Offering entitle the registered holder to purchase one share of our Common Stock at a price equal to $[●] per share equal to 110% of the public offering price of the Units, subject to adjustment as discussed below, immediately following the issuance of such Unit Warrant and terminating at 5:00 p.m., New York City time, five years after the closing of this Offering.

Exercisability. The Unit Warrants are exercisable at any time after their original issuance and at any time up to the date that is five (5) years after their original issuance. The Unit Warrants may be exercised by delivering a duly executed exercise notice on or prior to the expiration date at the offices of the Warrant Agent, accompanied by full payment of the exercise price, by certified or official bank check payable to the Warrant Agent, for the number of Unit Warrants being exercised. Under the terms of the Warrant Agreement, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to Common Stock issuable upon exercise of the Unit Warrants until the expiration of the Unit Warrants. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the Common Stock issuable upon exercise of the Unit Warrants, the holders of the Unit Warrants shall have the right to exercise the Unit Warrants solely via a cashless exercise feature provided for in the Unit Warrants, until such time as there is an effective registration statement and current prospectus.

Exercise Limitation. A holder may not exercise any portion of a Unit Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding Common Stock after exercise, as such percentage ownership is determined in accordance with the terms of the Unit Warrant, except that the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price. The exercise price per whole share of Common Stock purchasable upon exercise of the Unit Warrants is $[●] per share or 110% of public offering price of the Common Stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. However, the Unit Warrants will not be adjusted for issuances of Common Stock at prices below its exercise price.

Fractional Shares. No fractional shares of Common Stock will be issued upon exercise of the Unit Warrants. If, upon exercise of the Unit Warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price. If multiple Unit Warrants are exercised by the holder at the same time, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability. Subject to applicable laws, the Unit Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. The Unit Warrants have been approved for listing on Nasdaq, subject to Nasdaq’s formal confirmation of listing, under the symbol “ZIVOW.” No assurance can be given that the Unit Warrants will ultimately be listed on Nasdaq or that a trading market will develop.

Warrant Agent; Global Certificate. The Unit Warrants will be issued in registered form under the Warrant Agent Agreement. The Unit Warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Unit Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, upon any subsequent exercise of the Unit Warrants, the holders of the Unit Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the Unit Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. The warrant holders do not have the rights or privileges of holders of Common Stock or any voting rights until they exercise their Unit Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Unit Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law. The Unit Warrants and the Warrant Agent Agreement are governed by New York law.

Representative’s Warrants. The registration statement of which this prospectus is a part also registers for sale the Representative’s Warrants, as a portion of the underwriting compensation payable to the Representative in connection with this Offering. The Representative’s Warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days from the commencement of sales of the securities issued in this Offering and will expire five (5) years from the commencement of sales of the securities issued in this offering . The Representative’s Warrants will have an exercise price of $[●] (110% of the public offering price per Unit in the offering (based on the assumed public offering price of $10.40 per Unit). Please see “Underwriting—Representative’s Warrants” for a description of the warrants we have agreed to issue to the Representative in this Offering, subject to the completion of the offering. We expect to enter into a warrant agreement in respect of the Representative’s Warrants prior to the closing of this Offering.

COMMON STOCK

Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Our holders of Common Stock do not have cumulative voting rights. Holders of Common Stock will be entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor, which may be paid in cash, property, or in shares of the Company’s capital stock. Upon liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, the holders of Common Stock will be entitled to receive their ratable share of the net assets of the Company legally available for distribution after payment of all debts and other liabilities. There are no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the Common Stock.

DIVIDENDS

We have not declared or paid any dividends on our Common Stock since our inception and do not anticipate paying dividends for the foreseeable future. The payment of dividends is subject to the discretion of our Board and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to Common Stockholders will be payable when, as and if declared by our Board, based upon the board’s assessment of our financial condition and performance, earnings, need for funds, capital requirements, prior claims of preferred stock to the extent issued and outstanding, and other factors, including income tax consequences, restrictions and applicable laws. There can be no assurance, therefore, that any dividends on our Common Stock will ever be paid.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF OUR ARTICLES OF INCORPORATION, BYLAWS AND NEVADA LAW

The following is a brief description of the provisions in our Articles of Incorporation, Bylaws and Nevada Law that could have an effect of delaying, deferring, or preventing a change in control of the Company.

Anti-Takeover Effects of Nevada Law

Business Combinations

We are a Nevada corporation and are generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or “NRS”.

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS, generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

•the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

•price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of Common Stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our Company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power.

Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our Company.

Number of Directors; Vacancies; Removal

Our Bylaws provide that our Board may fix the number of directors at no less than one and no more than nine. Any vacancy on the Board may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and shall hold such office until his successor is duly elected and qualified. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting, or at a special meeting of stockholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office only until the next election of directors by the stockholders.

Our Bylaws provide that any director or directors of the corporation may be removed from office at any time, with or without cause, by the vote or written consent of stockholders representing not less than a majority of the issued and outstanding capital stock entitled to voting power.

Authorized Shares

Without any action by our shareholders, we may increase or decrease the aggregate number of shares or the number of shares of any class we have authority to issue at any time. The board shall have authority to establish more than one class or series of shares of this corporation, and the different classes and series shall have such relative rights and preferences, with such designations, as the board may by resolution provide. Issuance of such a new class or series could, depending upon the terms of the class or series, delay, defer, or prevent a change of control of the Company.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws contain advance notice provisions that a stockholder must follow if it intends to bring business proposals or director nominations, as applicable, before a meeting of stockholders. These provisions may preclude our stockholders from bringing matters before the annual meeting of stockholders or from making nominations at the annual meeting of stockholders.

No Cumulative Voting

Holders of our common shares do not have cumulative voting rights in the election of Directors. The absence of cumulative voting may make it more difficult for shareholders owning less than a majority of our common shares to elect any Directors to our Board.

LIMITATION ON LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS requires a corporation to indemnify a director or officer that has been successful on the merits or otherwise in defense of any action or suit. Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. If so provided in the corporation’s articles of incorporation, bylaws, or other agreement, Section 78.751 of the NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

We have entered into indemnification agreements with each of our officers and directors to provide indemnification to the fullest extent permitted by the NRS against expense, liability, and loss reasonably incurred or suffered by them in connection with their service as an officer or director. The agreements provide for advance costs and expenses incurred with respect to any proceeding to which a person is made a party as a result of being a director or officer prior to or after final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such person is not entitled to indemnification. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers or controlling persons pursuant to the provisions described above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission (the “Commission”) such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our Common Stock is Issuer Direct Corporation.

LISTING

Our Common Stock is currently quoted on the OTCQB Market under the ticker symbol “ZIVO” and our Common Stock and Unit Warrants have been approved for listing on Nasdaq, subject to our provision of official notice of issuance to Nasdaq, under the symbols “ZIVO” and “ZIVOW”, respectively. No assurance can be given that the securities will be listed on Nasdaq.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our Units, Common Stock and Unit Warrants purchased in this Offering, which we refer to collectively as our securities, but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations. The holder of a Unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying one share of Common Stock and one Unit Warrant to purchase one share of Common Stock that underlie the Unit, as the case may be. As a result, the discussion below with respect to actual holders of Common Stock and Unit Warrants should also apply to holders of Units (as the deemed owners of the underlying Common Stock and Unit Warrants that comprise the Units). This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly with retroactive effect, so as to result in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our securities.

This summary does not address any alternative minimum tax considerations, any considerations regarding the tax on net investment income, or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. This summary assumes that our securities will be held as capital assets (generally, property held for investment). In addition, this summary does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•banks, insurance companies, or other financial institutions;

•tax-exempt organizations or governmental organizations;

•regulated investment companies and real estate investment trusts;

•insurance companies;

•controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax;

•brokers or dealers in securities or currencies;

•traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•persons that own, or are deemed to own, more than 5% of our capital stock (except to the extent explicitly set forth below);

•pension plans;

•persons who hold our securities as a position in a hedging transaction, “straddle,” “conversion transaction,” synthetic security, or other integrated investment;

•persons who do not hold our securities as a capital asset within the meaning of Section 1221 of the Code;

•entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities (and partners or other investors therein);

•persons subject to special tax accounting rules as a result of any item of gross income with respect to our securities being taken into account in an applicable financial statement;

•persons deemed to sell our securities under the constructive sale provisions of the Code; and

•certain U.S. expatriates and certain former citizens or long-term residents of the United States.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our securities, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our securities arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a Unit or instruments similar to a Unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a Unit should be treated for U.S. federal income tax purposes as the acquisition of one share of Common Stock and one Unit Warrant to purchase one share of Common Stock. For U.S. federal income tax purposes, each holder of a Unit must allocate the purchase price paid by such holder for such Unit between such one share of Common Stock and one Unit Warrant to purchase one share of Common Stock based on their relative fair market values at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax advisor regarding the determination of value for these purposes. The price allocated to each share of Common Stock and each Unit Warrant should be the stockholder’s tax basis in such share or Unit Warrant, as the case may be. Any disposition of a Unit should be treated for U.S. federal income tax purposes as a disposition of the one share of Common Stock and one Unit Warrant to purchase one share of Common Stock comprising the Unit, and the amount realized on the disposition should be allocated between the one share of Common Stock and one Unit Warrant to purchase one share of Common Stock based on their respective relative fair market values (as determined by each such Unit holder based on all of the relevant facts and circumstances) at the time of disposition. The separation of the Common Stock and Unit Warrants comprising Units should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the Common Stock and Unit Warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the Units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a Unit (including alternative characterizations of a Unit). The balance of this discussion assumes that the characterization of the Units described above is respected for U.S. federal income tax purposes.

Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of our securities. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of our securities (other than a partnership or an entity or arrangement classified as a partnership for U.S. federal income tax purposes) that is:

•an individual citizen or resident of the United States;

•a corporation or other entity taxable as a corporation for U.S. federal income tax purposes created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

•an estate whose income is subject to U.S. federal income tax regardless of its source; or

•a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our Common Stock and do not anticipate paying any dividends on our Common Stock in the foreseeable future. However, if we do make distributions on our Common Stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our Common Stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied. Any dividends that we pay to a U.S. holder that is a corporation will qualify for a deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations equal to a portion of any dividends received, subject to generally applicable limitations on that deduction. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction.

Constructive Distributions

The terms of the Unit Warrants allow for changes in the exercise price of the Unit Warrants under certain circumstances. A change in exercise price of a Unit Warrant that allows holders to receive more shares of Common Stock on exercise may increase a holder’s proportionate interest in our earnings and profits or assets. In that case, such holder may be treated as though it received a taxable distribution in the form of our Common Stock. A taxable constructive stock distribution would generally result, for example, if the exercise price is adjusted to compensate holders for distributions of cash or property to our stockholders.

Not all changes in the exercise price that result in a holder’s receiving more Common Stock on exercise, however, would be considered as increasing a holder’s proportionate interest in our earnings and profits or assets. For instance, a change in exercise price could simply prevent the dilution of a holder’s interest upon a stock split or other change in capital structure. Changes of this type, if made pursuant to bona fide, reasonable adjustment formula, are not treated as constructive stock distributions for these purposes. Conversely, if an event occurs that dilutes a holder’s interest and the exercise price is not adjusted, the resulting increase in the proportionate interests of our stockholders could be treated as a taxable stock distribution to our stockholders

Any taxable constructive stock distributions resulting from a change to, or a failure to change, the exercise price of the Unit Warrants that is treated as a distribution of Common Stock would be treated for U.S. federal income tax purposes in the same manner as distributions on our Common Stock paid in cash or other property, resulting in a taxable dividend to the recipient to the extent of our current or accumulated earnings and profits (with the recipient’s tax basis in its Common Stock or Unit Warrants, as applicable, being increased by the amount of such dividend), and with any excess treated as a return of capital or as capital gain. U.S. holders should consult their own tax advisors regarding whether any taxable constructive stock dividend would be eligible for tax rates applicable to long-term capital gains or the dividends-received deduction described above under “Consequences to U.S. Holders—Distributions,” as the requisite applicable holding period requirements might not be considered to be satisfied.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange or other taxable disposition of our Common Stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s tax basis in such Common Stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such Common Stock. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the Common Stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Sale, Exchange, Redemption, Lapse or Other Taxable Disposition of a Unit Warrant

Upon a sale, exchange, redemption, lapse or other taxable disposition of a Unit Warrant, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized (if any) on the disposition and such U.S. holder’s tax basis in the Unit Warrant. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for the Unit Warrant. The U.S. holder’s tax basis in the Unit Warrant generally will equal the amount the holder paid for the Unit Warrant. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the Unit Warrant for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Exercise of a Unit Warrant

The exercise of a Unit Warrant for shares of Common Stock generally will not be a taxable event for the exercising U.S. holder, except with respect to cash, if any, received in lieu of a fractional share. A U.S. holder will have a tax basis in the shares of Common Stock received on exercise of a Unit Warrant equal to the sum of the U.S. holder’s tax basis in the Unit Warrant surrendered, reduced by any portion of the basis allocable to a fractional share, plus the exercise price of the Unit Warrant. A U.S. holder generally will have a holding period in shares of Common Stock acquired on exercise of a Unit Warrant that commences on the date of exercise of the Unit Warrant.

Consequences to Non-U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a non-U.S. holder of our securities. A “non-U.S. holder” is a beneficial owner of our securities (other than a partnership or an entity or arrangement classified as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not a U.S. holder.

Distributions

Subject to the discussion below regarding effectively connected income, any dividend, including any taxable constructive stock dividend resulting from certain adjustments, or failure to make adjustments, to the exercise price of a Unit Warrant (as described above under “Consequences to U.S. Holders—Constructive Distributions”), paid to a non-U.S. holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 properly certifying qualification for the reduced rate. These forms must be updated periodically. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If a non-U.S. holder holds our securities through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by a non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are generally exempt from such withholding tax if the non-U.S. holder satisfies certain certification and disclosure requirements. In order to obtain this exemption, the non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. holders, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock or Unit Warrants

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our Common Stock or a Unit Warrant unless:

•the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

•the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•shares of our Common Stock or our Unit Warrants, as applicable, constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non- U.S. holder’s holding period for, our Common Stock or Unit Warrants, as applicable.

Generally, a corporation is a USRPHC if the fair market value of its “U.S. real property interests” (as defined in the Code and applicable regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion assumes that we are not currently and we will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our Common Stock is regularly traded on an established securities market, such Common Stock will be treated as U.S. real property interests only if the non-U.S. holder actually or constructively holds more than 5% of such regularly traded Common Stock at any time during the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our Common Stock. In addition, provided that our Common Stock is regularly traded on an established securities market, a Unit Warrant will not be treated as a U.S. real property interest with respect to a non-U.S. holder if such holder did not own, actually or constructively, Unit Warrants whose total fair market value on the date they were acquired (and on the date or dates any additional Unit Warrants were acquired) exceeded the fair market value on that date (and on the date or dates any additional Unit Warrants were acquired) of 5% of all of our Common Stock.

If the non-U.S. holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition our Common Stock or a Unit Warrant under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Federal Estate Tax

Common Stock or Unit Warrants beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise. Non-U.S. holders should consult their own tax advisors regarding the U.S. federal estate tax consequences of the ownership or disposition of our securities.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of distributions (including constructive distributions) paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of distributions on or of proceeds from the disposition of our securities made to you may be subject to information reporting and backup withholding at a current rate of 24% unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption.

Withholding under FATCA generally (1) applies to payments of dividends (including constructive dividends) on our securities and (2) unless otherwise provided by the Treasury Secretary, will apply to payments of gross proceeds from a sale or other disposition of our securities. The Treasury Secretary has issued proposed Treasury Regulations, which, if finalized in their present form, would eliminate withholding under FATCA with respect to payment of gross proceeds from a sale or other disposition of our securities. In its preamble to such proposed Treasury Regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed Treasury Regulations until final regulations are issued. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a holder may be eligible for refunds or credits of the tax. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our securities.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our securities, including the consequences of any proposed changes in applicable laws.

SHARES AVAILABLE FOR FUTURE SALES

Future sales of our Common Stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. As described below, the sale of a portion of our shares will be limited after this Offering due to contractual and legal restrictions on resale. Nevertheless, sales of our Common Stock in the public market after such restrictions, lapse, or the perception that those sales may occur, could adversely affect the prevailing market price at such time and our ability to raise equity capital in the future.

Based on the number of shares of our Common Stock outstanding as of May 14, 2021, upon the completion of this Offering 7,387,160 shares of our Common Stock will be outstanding, assuming 1,105,769 Units are issued in this Offering and assuming no exercise of the underwriters’ overallotment option, or 7,553,025 shares of our Common Stock will be outstanding, assuming 1,271,634 Units are issued in this Offering and the underwriters’ over-allotment option is exercised in full, based upon an assumed public offering price of $10.40 per Unit.

Except for shares subject to lock-up agreement, substantially all of our outstanding shares will be freely tradable except that any shares held by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below.

Rule 144

In general, under Rule 144 of the Securities Act, as in effect on the date of this prospectus, any person who is not our affiliate at any time during the preceding three months, and who has beneficially owned the relevant shares of our Common Stock for at least six months, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our Common Stock into the public markets provided current public information about us is available, and, after owning such shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our Common Stock into the public markets without restriction.

A person who is our affiliate or who was our affiliate at any time during the preceding three months, and who has beneficially owned restricted securities for at least six months, including the affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•1% of the number of shares of our Common Stock then outstanding, which will equal approximately     shares, or approximately      shares if the underwriters exercise their over-allotment option in full, immediately following this Offering, based on the number of shares of our Common Stock outstanding as of  December 31, 2020; or

•the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing of a Form 144 notice by such person with respect to such sale, if our class of Common Stock is listed on Nasdaq, the New York Stock Exchange, or the NYSE American.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Lock-up Agreements

See the section titled “Underwriting” below for a detailed discussion.

UNDERWRITING

Maxim Group LLC is acting as the representative of the underwriters of the Offering (the “Representative”). We have entered into an underwriting agreement dated         , 2021 with the Representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally and not jointly agreed to purchase from us, at the public offering price per Unit less the underwriting discounts set forth on the cover page of this prospectus, the number of Units listed next to its name in the following table:

Underwriter	Number of Units
Maxim Group LLC
Joseph Gunnar & Co. LLC
Total

The underwriters are committed to purchase all the Units offered by us other than those covered by the over-allotment option described below, if any, are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the Offering may be terminated. The underwriters are not obligated to purchase the securities covered by the underwriters’ over-allotment option described below. The underwriters are offering the Units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the Representative an option, exercisable one or more times in whole or in part, not later than 45 days after the date of this prospectus, to purchase from us up to an (i) additional 165,865 shares of our Common Stock at a price equal to the public offering price per Unit minus $0.01 and/or (ii) additional Unit Warrants (having the same terms as the Unit Warrants in the Units) to purchase 165,865 shares of Common Stock at a price per Unit Warrant equal to $0.01 (15% of the shares of Common Stock and warrants included in the Units sold in this Offering), in each case, less the underwriting discounts and commissions set forth on the cover of this prospectus in any combination thereof to cover over-allotments, if any. To the extent that the Representative exercises this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional shares of Common Stock and/or warrants as the number of Units to be purchased by it in the above table bears to the total number of Units offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional shares of Common Stock and/or Unit Warrants to the underwriters to the extent the option is exercised. If any additional shares of Common Stock and/or Unit Warrants are purchased, the underwriters will offer the additional shares of Common Stock and/or Unit Warrants on the same terms as those on which the other Units are being offered hereunder. If this option is exercised in full, the total offering price to the public will be $13.2 million and the total net proceeds, before expenses and after the credit to the underwriting commissions described below, to us will be $12.2 million.

Discounts and Commissions; Expenses

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the Representative of the over-allotment option.

Total
				Without		Total With
				Over-		Full Over-
				Allotment		Allotment
		Per Unit		Option		Option
Public offering price	$		$		$
Underwriting discount (8.0%) (1)	$		$		$
Proceeds, before expenses, to us	$		$		$

The underwriters propose to offer the Units offered by us to the public at the public offering price per Unit set forth on the cover of this prospectus. In addition, the underwriters may offer some of the Units to other securities dealers at such price less a concession of $        per Unit. After the initial Offering, the public offering price and concession to dealers may be changed.

We have paid an expense deposit of $25,000 to the Representative, which will be applied against the accountable expenses that will be paid by us to the Representative in connection with this Offering. The $25,000 expense deposit will be returned to us to the extent not actually incurred. The underwriting agreement also provides that in the event the Offering is terminated, the $25,000 expense deposit paid to the Representative will be returned to us to the extent that Offering expenses are not actually incurred by the Representative in accordance with Financial Industry Regulation Authority (“FINRA”) Rule 5110(g)(4)(A).

We have also agreed to reimburse the Representative for reasonable out-of-pocket expenses not to exceed $125,000 in the aggregate. We estimate that total expenses payable by us in connection with this Offering, other than the underwriting discount, will be approximately $350,000.

Discretionary Accounts

The underwriters do not intend to confirm sales of the Units offered hereby to any accounts over which they have discretionary authority.

Indemnification

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Lock-Up Agreements

We and our officers and directors, and the holders of 3.0% or more of the outstanding shares of our Common Stock as of the effective date of the registration statement of which this prospectus is a part, have agreed, subject to limited exceptions, for a period of 180 days after the closing of this Offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of our Common Stock or any securities convertible into or exchangeable for our Common Stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the Representative. The Representative may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Pricing of this Offering; Market Information

Prior to this Offering, our Common Stock traded on the OTCQB Marketplace with very limited daily trading volume. The public offering price will be determined by discussions between us and the Representative. In addition to prevailing market conditions, the factors to be considered in these discussions will include:

•an assessment of our management and the underwriters as to the price at which investors might be willing to participate in this Offering;

•the price and trading history (including trading volume of our Common Stock on the OTCQB Marketplace);

•the history of, and prospects for, our company and the industry in which we compete;

•our past and present financial information;

•our past and present operations, and the prospects for, and timing of, our future revenues;

•the present state of our development; and

•the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

An active trading market for the shares may not develop. It is also possible that after the Offering our Common Stock and Unit Warrants will not trade in the public market at or above the public offering price.

Representative’s Warrants

We have agreed to issue to the Representative (or its permitted assignees) warrants to purchase up to a total of              shares of Common Stock (8.0% of the shares of Common Stock included in the Units, excluding the over-allotment, if any). The Representative’s Warrants will be exercisable at any time, and from time to time, in whole or in part, during the five (5) year period commencing 180 days from the commencement of sales of the securities issued in this offering, which period is in compliance with applicable FINRA Rules. The Representative’s Warrants are exercisable at a per share price equal to $          per share, or 110% of the public offering price per Unit in the Offering (based on the assumed public offering price of $              per Unit). The Representative’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1)(A) of FINRA. The Representative (or permitted assignees under Rule 5110(e)(2)(B)) will not sell, transfer, assign, pledge, or hypothecate these Representative’s Warrants or the securities underlying these Representative’s Warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying securities for a period of 180 days from the commencement of sales of the securities issued with this Offering. In addition, the Representative’s Warrants provide for registration rights upon request, in certain cases. The demand registration rights provided will not be greater than five years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided will not be greater than seven (7) years from the from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Representative’s Warrants other than fees and expenses associated with a second demand right and underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Representative’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the Representative’s Warrant exercise price or underlying shares will not be adjusted for issuances of shares of Common Stock at a price below the warrant exercise price.

Right of First Refusal

Subject to the closing of this Offering, for a period of twenty-four (24) months after the closing of the Offering, each of Maxim Group LLC (“Maxim”) and Joseph Gunnar & Co. LLC (“Joseph Gunnar”) shall have a right of first refusal to act as lead managing underwriter and book-runner and/or placement agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings undertaken during such period by us, or any of our successors or subsidiaries, on terms customary to each of the Representative and Joseph Gunnar. In the event that both Maxim and Joseph Gunnar exercise their respective right of first refusal as to the same public equity offering, the economic participation between Maxim and Joseph Gunnar for this right of first refusal on such future public equity offering shall be 50% to Maxim and 50% to Joseph Gunnar. Each of Maxim and Joseph Gunnar in conjunction with us, shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation.

Trading; NASDAQ Capital Market Listing

Our Common Stock is currently quoted on the OTCQB Marketplace under the symbol “ZIVO.” Our Common Stock and the warrants offered in the Offering have been approved for listing on the Nasdaq Capital Market, subject to our provision of official notice of issuance to Nasdaq under the symbols “ZIVO” and “ZIVOW,” respectively. No assurance can be given that we will receive official notice of issuance.

Transfer Agent; Warrant Agent

Issuer Direct Corporation is the registrar and transfer agent for our Common Stock and the warrant agent for the Unit Warrants. The business address of Issuer Direct Corporation is 500 Perimeter Park Drive, Suite D, Morrisville, North Carolina 27560, and the telephone number is (919) 481-4000.

Price Stabilization, Short Positions and Penalty Bids

In connection with this Offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum.

•Over-allotment involves sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing securities in the open market.

•Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. A naked short position occurs if the underwriters sell more securities than could be covered by the over-allotment option. This position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this Offering.

•Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when securities originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our shares of Common Stock and Unit Warrants may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of Common Stock and Unit Warrants. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Passive Market Making

In connection with this Offering, the underwriters and selling group members may also engage in passive market making transactions in our Common Stock. Passive market making consists of displaying bids limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the shares of Common Stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other websites maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Other

From time to time, the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services it has received and, may in the future receive, customary fees. Except for the services provided in connection with this Offering and other than as described below, the underwriters have not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus.

Notice to Prospective Investors in Canada

This prospectus constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or on the merits of the securities and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus is exempt from the requirement that the Company and the underwriter(s) provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the Company and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the securities in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of securities acquired by a Canadian investor in this Offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the securities outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases securities will be deemed to have represented to the Company, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor is (i) purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the securities or with respect to the eligibility of the securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defenses under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

European Economic Area and United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no Common Stock has been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Common Stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

•to legal entities which are qualified investors as defined under the Prospectus Regulation;

·

•by the underwriters to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

•in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of Common Stock shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer of Common Stock to the public” in relation to any Common Stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for our Common Stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our Common Stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to our Common Stock in, from or otherwise involving the United Kingdom.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Honigman LLP, Detroit, Michigan. Gracin & Marlow, LLP, New York, New York, is acting as counsel for the underwriters in this Offering.

EXPERTS

The consolidated financial statements of ZIVO Bioscience, Inc. as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020, have been included herein and in the registration statement, in reliance upon the report of Wolinetz, Lafazan & Co., P.C., our independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations and net capital deficiency raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information respecting our Company and the shares offered by this prospectus, you should refer to the registration statement, including the exhibits and schedules thereto.

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can be accessed free of charge through the Internet. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. You may access the registration statement of which this prospectus is a part at the SEC’s Internet site.

We make available through our website, free of charge, copies of our SEC filings as soon as reasonably practicable after we electronically file or furnish them to the SEC on our Internet site, www.zivobioscience.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

Unaudited Condensed Consolidated Financial Statements for the Three Months Ended March 31, 2021 and 2020

Unaudited Condensed Consolidated Balance Sheets	F-32
Unaudited Condensed Consolidated Statements of Operations	F-33
Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Deficiency	F-34
Unaudited Condensed Consolidated Statements of Cash Flows	F-35
Notes to Unaudited Condensed Consolidated Financial Statements	F-37

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Zivo Bioscience, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Zivo Bioscience, Inc. and Subsidiaries (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ deficiency, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred significant operating losses for the years ended December 31, 2020 and 2019 and, as of December 31, 2020, has a significant working capital and stockholders’ deficiency. These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding those matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments.  We determined that there were no critical audit matters.

WOLINETZ, LAFAZAN & COMPANY, P.C.

We have served as the Company's auditor since 2004.

Rockville Centre, NY

February 25, 2021

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

	December 31,	December 31,
	2019	2020
ASSETS

CURRENT ASSETS:
Cash	$346,111	$137,862
Prepaid Expenses	23,282	29,953
Total Current Assets	369,393	167,815
PROPERTY AND EQUIPMENT, NET	-	-
OTHER ASSETS:
Operating Lease - Right of Use Asset	-	49,364
Security Deposit	-	3,000
Total Other Assets	-	52,364
TOTAL ASSETS	$369,393	$220,179

LIABILITIES AND STOCKHOLDERS’ DEFICIT:
CURRENT LIABILITIES:
Accounts Payable	$1,372,428	$1,559,627
Loans Payable, Related Parties	-	9,000
Current Portion of Long-Term Operating Lease	-	29,172
Convertible Debentures Payable	5,280,342	5,180,342
Deferred Revenue - Participation Agreements	-	1,936,800
Accrued Interest	1,952,606	2,464,724
Accrued Liabilities – Other	102,500	214,250
Total Current Liabilities	8,707,876	11,393,915
LONG TERM LIABILITIES:
Note Payable, Other	-	121,700
Long-Term Operating Lease, Net of Current Portion	-	15,178
Total Long-Term Liabilities	-	136,878
TOTAL LIABILITIES	8,707,876	11,530,793
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIT:
Common stock, $0.001 par value, 1,200,000,000 shares authorized; 396,736,506 and 413,035,675 issued and outstanding at
December 31, 2019 and 2020, respectively	396,737	413,036
Additional Paid-In Capital	81,222,726	87,340,025
Accumulated Deficit	(89,957,946)	(99,063,675)
Total Stockholders’ Deficit	(8,338,483)	(11,310,614)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$369,393	$220,179

The accompanying notes are an integral part of these consolidated financial statements

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31, 2019	For the year ended December 31, 2020
REVENUE:
Service Revenue	$-	$20,000
Total Revenues	-	20,000

COSTS AND EXPENSES:
General and Administrative	4,076,439	1,948,423
Professional Fees and Consulting Expense	1,968,878	2,872,339
Research and Development	2,307,033	3,754,913
Total Costs and Expenses	8,352,350	8,575,675

LOSS FROM OPERATIONS	(8,352,350)	(8,555,675)

OTHER INCOME (EXPENSE):
Amortization of Debt Discount	(374,608)	-
Interest Expense – Related Parties	(2,676,308)	(452,424)
Interest Expense	(106,900)	(97,630)

Total Other Income (Expense)	(3,157,816)	(550,054)

NET LOSS	$(11,510,166)	$(9,105,729)

BASIC AND DILUTED LOSS PER SHARE	$(0.04)	$(0.02)

WEIGHTED AVERAGE
BASIC AND DILUTED SHARES OUTSTANDING	276,396,362	406,181,771

The accompanying notes are an integral part of these consolidated financial statements

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIENCY

FOR THE PERIOD JANUARY 1, 2019 THROUGH DECEMBER 31, 2020

	Common Stock		Additional Paid in Capital	Accumulated Deficit	Total
	Shares	Amount
Balance, January 1, 2019	180,036,435	$180,037	$55,985,626	$(78,447,780)	$(22,282,117)
Issuance of warrants to board of directors	-	-	192,614	-	192,614
Issuance of warrants for services	-	-	759,378	-	759,378
Issuance of warrants and options for services – related party	-	-	2,653,243	-	2,653,243
Issuance of common stock for cash	26,500,000	26,500	2,623,500	-	2,650,000
Common stock issued on warrant exercise	9,688,917	9,689	972,328	-	982,017
Common stock issued on conversion of 11% Loan Payable and accrued interest	3,118,359	3,118	308,718	-	311,836
Common stock issued on conversion of Due to Related Party	4,649,291	4,649	460,280	-	464,929
Common stock issued on conversion of 11% Convertible Debt and accrued interest – related party	172,743,504	172,744	17,101,607	-	17,274,351
Warrants issued for financing costs	-	-	165,432	-	165,432
Net loss for the year ended December 31, 2019	-	-	-	(11,510,166)	(11,510,166)

Balance, December 31, 2019	396,736,506	$396,737	$81,222,726	$(89,957,946)	$(8,338,483)
Issuance of warrants to board of directors	-	-	1,248,616	-	1,248,616
Issuance of warrants for services	-	-	2,302,044	-	2,302,044
Issuance of options for services – related party	-	-	297,248	-	297,248
Issuance of common stock for cash	3,744,588	3,745	397,121	-	400,866
Common stock issued on warrant exercise	8,685,000	8,685	821,715	-	830,400
Cashless exercise of Warrants	2,307,334	2,307	(2,307)	-	-
Common stock issued on conversion of 11% Loan Payable and accrued interest	1,362,247	1,362	134,862	-	136,224
Common stock issued on conversion of Loans Payable, Related Parties	200,000	200	19,800	-	20,000
Issuance of warrants for participation agreements	-	-	898,200	-	898,200
Net loss for the year ended December 31, 2020	-	-	-	(9,105,729)	(9,105,729)

Balance, December 31, 2020	413,035,675	$413,036	$87,340,025	$(99,063,675)	$(11,310,614)

The accompanying notes are an integral part of these consolidated financial statements.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Year Ended	For the Year Ended
	December 31,	December 31,
	2019	2020
Cash Flows from Operating Activities:
Net Loss	$(11,510,166)	$(9,105,729)
Adjustments to reconcile Net Loss to net cash used in operating activities:
Warrants issued for services rendered	759,378	2,302,044
Warrants and options issued for services – related parties	2,653,243	297,248
Warrants issued for Directors’ Fees	192,614	1,248,615
Stocks and warrants issued for financing costs	165,432	-
Amortization of debt issuance costs	1,187,817	-
Amortization of bond discount	374,608	-
Amortization of lease liability	-	620
Changes in assets and liabilities:
(Increase) in prepaid expenses	(666)	(6,672)
(Increase) in security deposits	-	(3,000)
Increase in accounts payable	950,002	187,199
Increase in deferred revenue – participation agreements	-	1,836,800
Increase in accrued liabilities	1,520,441	654,460
Net Cash (Used) in Operating Activities	(3,707,297)	(2,588,415)

Cash Flows from Investing Activities:
Net Cash (Used) in Investing Activities	-	-

Cash Flow from Financing Activities:
Proceeds from loans payable, related parties	32,500	129,000
Proceeds of Loan Payable, other	-	121,700
Proceeds from sale of common stock warrants – participation agreements	-	898,200
Proceeds from exercise of common stock warrants	982,017	830,400
Proceeds from sales of common stock	2,650,000	400,866
Net Cash Provided by Financing Activities	3,664,517	2,380,166
(Decrease) in Cash	(42,780)	(208,249)
Cash at Beginning of Period	388,891	346,111
Cash at End of Period	$346,111	$137,862

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS (Continued)

Supplemental Schedule of Non-Cash Investing and Financing Activities:

For the Year Ended December 31, 2020:

During the quarter ended March 31, 2020, $100,000 of 11% Convertible Notes, as well as $36,225 in related accrued interest were converted at $0.10 per share into 1,362,247 shares of the Company’s common stock.

During the quarter ended March 31, 2020, a principal shareholder and related party assigned warrants to purchase 3,750,000 shares of the Company’s Common Stock to third party investors and such warrants were exercised in the first quarter of 2020 at $0.10 per share resulting in the issuance of 3,750,000 shares of common stock for gross proceeds of $375,000. The Company considered the warrants to be contributed capital from a majority shareholder and recorded equity related finance charges. The warrants were valued at $453,441 using the Black Scholes pricing model relying on the following assumptions: volatilities ranging from 128.20% to 142.46%; annual rate of dividends 0%; discount rates ranging from 0.66% to 1.65%.

During the quarter ended March 31, 2020, warrants to purchase 3,880,000 shares of the Company’s Common Stock were exercised on a “cashless” basis resulting in the issuance of 1,876,691 shares of common stock.

During the quarter ended June 30, 2020, a principal shareholder and related party assigned a warrant to purchase 500,000 shares of the Company’s Common Stock to a third-party investor and such warrant was exercised in the second quarter of 2020 at $0.10 per share resulting in the issuance of 500,000 shares of common stock for gross proceeds of $50,000. The Company considered the warrant to be contributed capital from a majority shareholder and recorded equity related finance charges. The warrants were valued at $42,090 using the Black Scholes pricing model relying on the following assumptions: volatility of 133.44%; annual rate of dividends 0%; discount rate of 0.41%.

During the quarter ended June 30, 2020, warrants to purchase 920,000 shares of the Company’s Common Stock were exercised on a “cashless” basis resulting in the issuance of 333,637 shares of common stock.

During the quarter ended September 30, 2020, $20,000 of Loan Payable, Related Parties were converted at $0.10 per share into 200,000 shares of the Company’s common stock.

During the quarter ended September 30, 2020, warrants to purchase 800,000 shares of the Company’s Common Stock were exercised on a “cashless” basis resulting in the issuance of 73,673 shares of common stock.

During the quarter ended December 31, 2020, warrants to purchase 50,000 shares of the Company’s Common Stock were exercised on a “cashless” basis resulting in the issuance of 23,333 shares of common stock.

During the quarter ended December 31, 2020 the Company entered into a lease for a facility located in Fort Myers, Florida.  The lease is for two years in length and has an option to renew.  We have accounted for this pursuant to ASC 842 and have recorded an operating lease asset in the amount of $49,984, and lease liabilities of $49,984

During the quarter ended December 31, 2020, $1,254 of accrued interest on Loan Payable, Related Parties was converted at $0.10 per share into 12,537 shares of the Company’s common stock.

For the Year Ended December 31, 2019:

During the quarter ended March 31, 2019, $464,929 of Due to Related Party and Loans Payable – Related Party were converted at $0.10 per share into 4,649,291 shares of the Company’s common stock.

During the quarter ended June 30, 2019, $12,080,298 of 11% Convertible Notes – Related Party, as well as $2,264,470 in related accrued interest were converted at $0.10 per share into 143,447,677 shares of the Company’s common stock.

The accompanying notes are an integral part of these consolidated financial statements.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS (Continued)

Supplemental Schedule of Non-Cash Investing and Financing Activities (continued):

During the quarter ended September 30, 2019, $176,405 of Loan Payable, Related Parties and related accrued interest of $135,431 were converted at $0.10 per share into 3,118,359 shares of the Company’s common stock.

During the quarter ended December 31, 2019, $2,180,000 of 11% Convertible Notes – Related Party, as well as $749,583 in related accrued interest were converted at $0.10 per share into 29,295,827 shares of the Company’s common stock.

During the quarter ended December 31, 2019, a principal shareholder and related party assigned warrants to purchase 8,550,000 shares of the Company’s Common Stock to third party investors, such warrants were exercised in the fourth quarter of 2019 at $0.10 per share resulting in the issuance of 8,550,000 shares of common stock for gross proceeds of $855,000.  The Company considered the warrants to be contributed capital from a majority shareholder and recorded equity related finance charges. The warrants were valued at $820,432 using the Black Scholes pricing model relying on the following assumptions: volatilities ranging from 123.49% to 150.39%; annual rate of dividends 0%; discount rates ranging from 1.58% to 2.55%.

The accompanying notes are an integral part of these consolidated financial statements.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS

The business model of Zivo Bioscience, Inc. and Subsidiaries (Health Enhancement Corporation, HEPI Pharmaceuticals, Inc., Zivo Bioscience, LLC, Wellmetrix, LLC (fka WellMetris, LLC), and Zivo Biologic, Inc., (collectively the “Company”) is to derive future income from licensing and selling natural bioactive ingredients derived from their proprietary algae cultures to animal, human and dietary supplement and medical food manufacturers.

NOTE 2 – BASIS OF PRESENTATION

Going Concern

The Company had a net loss of $9,105,729 and $11,510,166 during the years ended December 31, 2020 and 2019, respectively.

In addition, the Company had a working capital deficiency of $11,226,100 and a stockholders’ deficiency of $11,310,614 at December 31, 2020. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing shareholders.

The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset- carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

The Company is attempting to address its lack of liquidity by raising additional funds, either in the form of debt or equity or some combination thereof. There can be no assurances that the Company will be able to raise the additional funds it requires.

During the year ended December 31, 2020, the Company received proceeds of $400,866 from the issuance of Common Stock, $830,400 from the exercise of Common Stock Warrants, $2,735,000 from the proceeds from the sale of Participation Agreements and related warrants; $121,700 in Loans Payable, Other and $129,000 in proceeds from loans payable – related party.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Zivo Bioscience, Inc. and its wholly-owned subsidiaries, Health Enhancement Corporation, HEPI Pharmaceuticals, Inc., Wellmetrix, LLC, Zivo Bioscience, LLC and Zivo Biologic, Inc. All significant intercompany transactions and accounts have been eliminated in consolidation.

Accounting Estimates

The Company’s consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, at the date of the financial statements and reported amount of revenues and expenses during the reporting period. Due to the inherent uncertainty involved in making estimates, actual results could differ from those estimates. Management uses its best judgment in valuing these estimates and may, as warranted, solicit external professional advice and other assumptions believed to be reasonable.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

For the purpose of the statements of cash flows, cash equivalents include time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less. The Company maintains cash and cash equivalents balances at financial institutions and are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At times, balances in certain bank accounts may exceed the FDIC insured limits. Cash equivalents consist of highly liquid investments with an original maturity of three months or less when purchased. At December 31, 2020, the Company did not have any cash equivalents.

Property and Equipment

Property and equipment consist of furniture and office equipment and are carried at cost less allowances for depreciation and amortization. Depreciation and amortization are determined by using the straight-line method over the estimated useful lives of the related assets. Repair and maintenance costs that do not improve service potential or extend the economic life of an existing fixed asset are expensed as incurred.

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-02 (ASC 842), Leases, to require lessees to recognize all leases, with certain exceptions, on the balance sheet, while recognition on the statement of operations will remain similar to current lease accounting. Subsequently, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases, ASU No. 2018-11, Targeted Improvements, ASU No. 2018-20, Narrow-Scope Improvements for Lessors, and ASU 2019-01, Codification Improvements, to clarify and amend the guidance in ASU No. 2016-02. ASC 842 eliminates real estate-specific provisions and modifies certain aspects of lessor accounting. This standard is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted.

Operating lease assets are included within operating lease right-of-use assets, and the corresponding operating lease liabilities are recorded as current portion of long-term operating lease, and within long-term liabilities as long-term operating lease, net of current portion on our balance sheet as of December 31, 2020.

Lease assets and lease liabilities are recognized based on the present value of lease payments over the lease term at commencement date. Because our lease does not provide an implicit rate of return, we used our incremental borrowing rate, based on the information available, in determining the present value of lease payments.

Debt Issuance Costs

The Company follows authoritative guidance for accounting for financing costs (as amended) as it relates to convertible debt issuance cost. These costs are deferred and amortized over the term of the debt period or until redemption of the convertible debentures. Debt Issuance Costs are reported on the balance sheet as a direct deduction from the face amount of the related notes. Amortization of debt issuance costs amounted to $-0- and $1,187,817 and are included in Interest Expense and Interest Expense – Related Parties on the Consolidated Statements of Operations for the years ended December 31, 2020 and 2019, respectively. As of December 31, 2020, and 2019, the Company had $-0- unamortized Debt Issuance Costs.

Revenue Recognition

Revenue is recognized in accordance with revenue recognition accounting guidance, which utilizes five steps to determine whether revenue can be recognized and to what extent: (i) identify the contract with a customer; (ii) identify the performance obligation(s); (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) determine the recognition period. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, Revenue from Contracts with Customers, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (continued)

Significant judgments exercised by management include the identification of performance obligations, and whether such promised goods or services are considered distinct. The Company evaluates promised goods or services on a contract-by-contract basis to determine whether each promise represents a good or service that is distinct or has the same pattern of transfer as other promises. A promised good or service is considered distinct if the customer can benefit from the good or service independently of other goods/services either in the contract or that can be obtained elsewhere, without regard to contract exclusivity, and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contact. If the good or service is not considered distinct, the Company combines such promises and accounts for them as a single combined performance obligation.

For the years ended December 31, 2020 and 2019, the Company had $20,000 and $-0- of service revenue, respectively.

Shipping and Handling Costs

Shipping and handling costs are expensed as incurred. For the years ended December 31, 2020 and 2019 no shipping and handling costs were incurred.

Research and Development

Research and development (“R&D”) costs are expensed as incurred. The Company's R&D costs, including internal expenses, consist of clinical study expenses as it relates to the BioTech business and the development and growing of algae as it relates to the AgTech business. These consist of fees, charges, and related expenses incurred in the conduct business with Company development by independent outside contractors. External clinical studies expenses were approximately $1,359,000 and $2,043,000 for the years ended December 31, 2020 and 2019, respectively.  Internal expenses, composed of staff salaries compose approximately $2,396,000 and $264,000 for the year ended December 31, 2020 and 2019, respectively.

Income Taxes

The Company follows the authoritative guidance for accounting for income taxes. Deferred income taxes are determined using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The tax effects of temporary differences that gave rise to the deferred tax assets and deferred tax liabilities at December 31, 2020 and 2019 were primarily attributable to net operating loss carry forwards. Since the Company has a history of losses, and it is more likely than not that some portion or all of the deferred tax assets will not be realized, a full valuation allowance has been established. In addition, utilization of net operating loss carry-forwards is subject to a substantial annual limitation due to the “change in ownership” provisions of the Internal Revenue Code. The annual limitation may result in the expiration of net operating loss carry-forwards before utilization.

We have adjusted Deferred Tax Assets and Liabilities in accordance with the December 22, 2017 enactment of the U.S. Tax Cuts and Jobs Act. (See Note 11 – Income Taxes).

Stock Based Compensation

We account for stock-based compensation in accordance with FASB ASC 718, Compensation – Stock Compensation. Under the provisions of FASB ASC 718, stock-based compensation cost is estimated at the grant date based on the award’s fair value and is recognized as expense over the requisite service period. The Company, from time to time, issues common stock or grants common stock options and warrants to its employees, consultants and board members. At the date of grant, the Company determines the fair value of the stock option award and recognizes compensation expense over the requisite service period. Issuances of common stock are valued at the closing market price on the date of issuance and the fair value of any stock option or warrant awards is calculated using the Black Scholes option pricing model.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock Based Compensation (continued)

During 2020 and 2019, options and warrants were granted to employees, the Board of Directors and consultants of the Company. As a result of these grants, the Company recorded expenses of $3,847,907 and $3,605,235 during the years ended December 31, 2020 and 2019 respectively.

The fair value of options and warrants were estimated on the date of grant using the Black-Scholes option-pricing model based on the following weighted average assumptions:

Year Ended December 31,

	2020	2019
Expected volatility	144.39% to 184.19%	150.34% to 186.77%
Expected dividends	0%	0%
Expected term	5-10 years	5 to 10 years
Risk free rate	0.28% to 2.31%	1.58% to 2.55%

The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option-pricing models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company’s employee options and warrants have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models may not necessarily provide a reliable single measure of the fair value of the warrants.

Income (Loss) Per Share

Basic loss per share is computed by dividing the Company’s net loss by the weighted average number of common shares outstanding during the period presented. Diluted loss per share is based on the treasury stock method and includes the effect from potential issuance of common stock such as shares issuable pursuant to the exercise of options and warrants and conversions of debentures. Potentially dilutive securities as of December 31, 2020, consisted of 77,955,991 common shares from convertible debentures and related accrued interest and 249,677,006 common shares from outstanding options and warrants. Potentially dilutive securities as of December 31, 2019, consisted of 73,871,688 common shares from convertible debentures and related accrued interest and 223,204,339 common shares from outstanding options and warrants. For 2020 and 2019, diluted and basic weighted average shares were the same, as potentially dilutive shares are anti-dilutive.

Advertising Costs

Advertising costs are charged to operations when incurred. There were no Advertising Costs during the years 2020 and 2019.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents. The Company has historically maintained cash balances at financial institutions which exceed the current FDIC limit of $250,000 at times during the year.

Reclassifications

Certain items in these consolidated financial statements have been reclassified to conform to the current period presentation.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Enacted Accounting Standards

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-09 (ASU 2014-09), “Revenue from Contracts with Customers.” ASU 2014-09 superseded the revenue recognition requirements in “Revenue Recognition (Topic 605),” and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflect the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period. Historically the Company has had no revenues.

In February 2016, the FASB issued ASU No. 2016-02, Leases, to require lessees to recognize all leases, with limited exceptions, on the balance sheet, while recognition on the statement of operations will remain similar to current lease accounting. The ASU also eliminates real estate-specific provisions and modifies certain aspects of lessor accounting. Subsequently, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, ASU No. 2018-11, Targeted Improvements, and ASU No. 2018-20, Narrow-Scope Improvements for Lessors, to clarify and amend the guidance in ASU No. 2016-02.

The Company has adopted both of the ASUs on January 1, 2019. Prior comparative periods were not required to be restated and the ASUs have not had an impact on the Company’s consolidated financial statements.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2020 and 2019 consist of the following:

	December 31,	December 31,
	2020	2019
Furniture & fixtures	$20,000	$20,000
Equipment	80,000	80,000
	100,000	100,000
Less accumulated depreciation and amortization	(100,000)	(100,000)
	$-	$-

There were no depreciation and amortization expenses for the years ended December 31, 2020 and 2019, respectively.

NOTE 5 –LEASES

On December 17, 2020, the Company entered into a 25 ½ month lease agreement for a 2,700-square-foot facility that contains office, warehouse, lab and R&D space in Ft. Myer, Florida. The lease agreement commenced on December 17, 2020 and ends on January 31, 2023. The agreement provided for a total rent of $54,993 over the period. Occupancy of the property commenced on December 17, 2020, there was a 6-week rent holiday and a commencement date of February 1, 2021. Lease expense for operating lease payments is recognized on a straight-line basis over the lease term.  Rent is $3,291 per month from January 15, 2021 to January 31, 2022 and $1,154 from February 1, 2022 to January 31, 2023.

The balances for our operating lease where we are the lessee are presented as follows within our condensed consolidated balance sheet:

Operating leases:

Assets:	December 31, 2020
Operating lease right-of-use asset	$49,984

Liabilities:
Current Portion of Long-Term Operating Lease	$29,172
Long-Term Operating Lease, Net of Current Portion	15,178
$44,350

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 –LEASES (CONTINUED)

The components of lease expense are as follows within our condensed consolidated statement of operations:

For the
Year ended
December 31, 2020
Operating lease expense	$620

Other information related to leases where we are the lessee is as follows:

For the
Year ended
December 31, 2020
Weighted-average remaining lease term:
Operating leases	2.08 Years

Discount rate:
Operating leases	11.00%

Supplemental cash flow information related to leases where we are the lessee is as follows:

For the
Year ended
December 31, 2020
Cash paid for amounts included in the measurement of lease liabilities:	$6,091

As of December 31, 2020, the maturities of our operating lease liability are as follows:

Year Ended:	Operating Lease
December 31, 2021	$31,759
December 31, 2022	15,989
December 31, 2023	1,154
Total minimum lease payments	48,902
Less: Interest	4,552
Present value of lease obligations	44,350
Less: Current portion	29,172
Long-term portion of lease obligations	$15,178

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – DUE TO RELATED PARTY

As of January 1, 2019, the Company owed HEP Investments, LLC (“HEP”), a related party, a total of $432,429. During the year ended December 31, 2019 the company borrowed an additional $110,500 in working capital. The total of $542,929 was repaid with cash of $78,000 and $464,929 by issuing 4,649,291 shares of common stock at $0.10 per share.

As of December 31, 2020 and 2019, there were no outstanding balances due to related parties related to the Company’s convertible debt.

NOTE 7 – LOAN PAYABLE, RELATED PARTIES

Christopher Maggiore

During the year ended December 31, 2020, Mr. Christopher Maggiore, a director and a significant shareholder of the Company, advanced $20,000 to the Company. On September 15, 2020, he applied $20,000 of the loan balance to fund the purchase of 200,000 shares of a warrant for 250,000 shares of common stock at an exercise price of $0.10 per share (see Note 11 – Stockholders’ Deficit). The remaining 50,000 warrants were exercised through a cash free transaction into 3,704 shares. The Company agreed to pay interest of 11% per annum on these loans. On October 21, 2020, Mr. Maggiore converted the remaining $1,254 of accrued interest due into 12,537 of common stock at an exercise price of $0.10 per share.

During the years ended December 31, 2020 and December 31, 2019, the Company recorded interest expense on loans payable to Mr. Maggiore of $1,254 and $40,364, respectively.

HEP Investments, LLC

During the year ended December 31, 2020, HEP advanced the Company $139,000 in cash, of which $30,000 was repaid while $100,000 was converted into a License Co-Development Participation Agreement on October 4, 2020. As of the year ended December 31, 2020, HEP is owed $9,000 (See Note 15 – Subsequent Events).

NOTE 8 – CONVERTIBLE DEBT

HEP Investments, LLC – Related Party

On December 2, 2011, the Company and HEP, a Michigan limited liability company (the “Lender”), entered into the following documents, effective as of December 1, 2011, as amended through May 16, 2018: (i) a Loan Agreement under which the Lender agreed to advance up to $20,000,000 to the Company, subject to certain conditions, (ii) an 11% Convertible Secured Promissory Note in the principal amount of $20,000,000 (“Convertible Note”) (of which a total of $18,470,640 was funded, with a total of $14,380,298 converted into 143,702,981 shares of common stock, leaving a balance advanced of $4,090,342 as of December 31, 2020), (iii) a Security Agreement, under which the Company granted the Lender a security interest in all of its assets, (iv) issue the Lender warrants to purchase 1,666,667 shares of common stock at an exercise price of $0.12 per share (including a cashless exercise provision) which expired September 30, 2016 (from the original December 1, 2011 agreement), (v) enter into a Registration Rights Agreement with respect to all the shares of common stock issuable to the Lender in connection with the Loan transaction, in each case subject to completion of funding of the full $20,000,000 called for by the Loan Agreement, and (vi) an Intellectual Property security agreement under which the Company and its subsidiaries granted the Lender a security interest in all their respective intellectual properties, including patents, in order to secure their respective obligations to the Lender under the Convertible Note and related documents. The Lenders Notes are convertible into the Company’s restricted common stock at $0.10 per share and bear interest at the rate of 11% per annum. In addition, the Company’s subsidiaries have guaranteed the Company’s obligations under the Convertible Note. The Company has also made certain agreements with the Lender which shall remain in effect as long as any amount is outstanding under the Loan. These agreements include an agreement not to make any change in the Company’s senior management, without the prior written consent of the Lender. Two representatives of the Lender will have the right to attend Board of Director meetings as non-voting observers. In January 2019, and in connection with the Convertible Note, the Lender entered into a life insurance policy for Andrew Dahl, our Chief Executive Officer.  On February 23, 2021, the Company and Lender entered into a Letter Agreement in which the Company agreed to pay certain premiums of $2,565 per month under the life insurance policy while payments under the Convertible Note remain outstanding.  See Note 15 – Subsequent Events.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – CONVERTIBLE DEBT (CONTINUED)

During the year ended December 31, 2018, the Company recorded debt discounts, related to $1,968,801 of Notes in the amount of $819,854 to reflect the relative fair value of the related warrants pursuant to “FASB ASC 470-20-30 – Debt with Conversion and Other Options: Beneficial Conversion Features” (ASC 470-20) as a reduction to the carrying amount of the convertible debt and an addition to additional paid-in capital. In accordance with ASC 470-20, the Company valued the beneficial conversion feature and recorded the amount of $613,758 as a reduction to the carrying amount of the convertible debt and as an addition to paid-in capital. Additionally, the relative fair value of the warrants was calculated and recorded at $206,096 as a further reduction to the carrying amount of the convertible debt and an addition to additional paid-in capital. The Company amortized the debt discount over the term of the debt. The relative fair value of the debt discounts of $206,096 were calculated using the Black Scholes pricing model relying on the following assumptions: volatility 174.59% to 180.14%; annual rate of dividends 0%; discount rate 2.09% to 3.04% The Company amortized the debt discount over the term of the debt. Amortization of the debt discounts were $-0- and $374,608 for the years ended December 31, 2020 and 2019, respectively.

On March 29, 2019, the Company and the Lender entered a “Debt Extension Agreement” whereby the Lender extended the maturity date of the Note to June 30, 2019. The Lender received no additional consideration related to this debt extension. The Company determined that the modification of these Notes was not a substantial modification in accordance with ASC 470-50, “Modifications and Extinguishments.”

In October 2019, the Company issued to the Lender a warrant to purchase 2,000,000 shares of common stock at an exercise price of $0.10 with a term of 5 years. The warrants were valued at $165,432 using the Black Scholes pricing model relying on the following assumptions: volatility 156.60%; annual rate of dividends 0%; discount rate 1.64%.

During the year ended December 31, 2019, the Lender converted $14,260,298 of the debt and $3,014,052 of accrued interest into 172,743,505 shares of the Company’s common stock (at $0.10 per share).

As of December 31, 2020, the total shares of common stock, if the Lender converted the complete $4,090,342 convertible debt, including related accrued interest of $1,973,241, would be 60,635,835 shares, not including any future interest charges which may be converted into common stock.

As of December 31, 2020, the Company has not made the required annual interest payments and principal payments to the Lender. As the Company has not received a notice of default, pursuant to the terms of the Notes, the Company does not currently consider itself in default. Were the Company to default, additional interest would accrue at a rate of 16% per annum.

Paulson Investment Company, LLC - Related Debt

On August 24, 2016, the Company entered into a Placement Agent Agreement with Paulson Investment Company, LLC (Paulson). The agreement provided that Paulson could provide up to $2 million in financings through “accredited investors” (as defined by Regulation D of the Securities Act of 1933, as amended). As of December 31, 2016, the Company received funding of $1,250,000 through seven (7) individual loans (the “New Lenders”). Each loan included a (i) a Loan Agreement of the individual loan, (ii) a Convertible Secured Promissory Note (“New Lenders Notes”) in the principal amount of the loan, (iii) a Security Agreement under which the Company granted the Lender a security interest in all of its assets and (iv) an Intercreditor Agreement with HEP whereby HEP and the New Lenders agree to participate in all collateral on a pari passu basis. The loans had a two-year term and matured September 2018 ($600,000) and October 2018 ($650,000). Paulson received a 10% cash finance fee for monies invested in the Company in the form of convertible debt, along with 5 year, $0.10 warrants equal to 15% of the number of common shares for which the debt is convertible into at $0.10 per share. The New Lenders Notes are convertible into the Company’s restricted common stock at $0.10 per share and bear interest at the rate of 11% per annum.

On September 24, 2018, one New Lender converted $300,000 of the debt and $64,280 of accrued interest into 3,642,800 shares of the Company’s common stock (at $0.10 per share). On May 8, 2019, one of the New Lenders bought the note of another New Lender.

On January 15, 2020, two New Lenders converted $100,000 of the debt and $36,225 of accrued interest into 1,362,246 shares of the Company’s common stock (at $0.10 per share).

The New Lenders Notes are convertible into the Company’s restricted common stock at $0.10 per share and bear interest at the rate of 11% per annum.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – CONVERTIBLE DEBT (CONTINUED)

Paulson Investment Company, LLC - Related Debt (continued)

The New Lenders Notes must be repaid as follows: accrued interest must be paid on the first and second anniversary of the Note and unpaid principal not previously converted into common stock must be repaid on the second anniversary of the Note. As of December 31, 2020, the Company has not made the required annual interest payments to five (5) New Lenders and is in default.  The Company is in discussions through intermediaries with the remaining three (3) New Lenders to determine their intentions.

As the Company has not received notices of default, pursuant to the terms of the Notes, we do not currently consider ourselves in default to the three (3) remaining investors. Were the Company to be considered in default, additional interest would accrue at a rate of 16% per annum.

Other Debt

In September 2014, the Lender of the 1% convertible debentures agreed to rolling 30-day extensions until notice is given to the Company to the contrary. As of December 31, 2020, that agreement is still in place. The Company determined that the modification of these Notes is not a substantial modification in accordance with ASC 470-50, “Modifications and Extinguishments.”

Convertible debt consists of the following:

	December 31,	December 31,
	2020	2019
1% Convertible notes payable, due January 2021	$240,000	$240,000
11% Convertible note payable – HEP Investments, LLC, a related party, net of unamortized discount and debt issuance costs of $-0- and $-0-, respectively, due June 30, 2019 (as of December 31, 2020 no notice of default has been received)	4,090,342	4,090,342
11% Convertible note payable – New Lenders; placed by Paulson, due at various dates ranging from September 2018 to October 2019 (as of December 31, 2020 no notice of default has been received)	850,000	950,000
	5,180,342	5,280,342

Less: Current portion	5,180,342	5,280,342
Long term portion	$-	$-

Amortization of debt discounts was $-0- and $374,608 for the year ended December 31, 2020 and 2019, respectively.

NOTE 9 – NOTE PAYABLE

Paycheck Protection Program Loan

On May 7, 2020, The Company received $121,700 in loan funding from the Paycheck Protection Program (the "PPP") established pursuant to the recently enacted Coronavirus Aid, Relief, and Economic Security Act of 2020 (the "CARES Act") and administered by the U.S. Small Business Administration ("SBA"). The unsecured loan (the "PPP Loan") is evidenced by a promissory note of the Company, dated April 29, 2020 (the "4.29.20 Note") in the principal amount of $121,700 with Comerica Bank (the "Bank"), the lender.

Under the terms of the 4.29.20 Note and the PPP Loan, interest accrues on the outstanding principal at the rate of 1.0% per annum. The term of the 4.29.20 Note is two years, though it may be payable sooner in connection with an event of default under the 4.29.20 Note. To the extent the loan amount is not forgiven under the PPP, the Company will be obligated to make equal monthly payments of principal and interest beginning on the date that is seven months from the date of the 4.29.20 Note, until the maturity date. The 4.29.20 Note may be prepaid in part or in full, at any time, without penalty.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – NOTE PAYABLE (CONTINUED)

Paycheck Protection Program Loan (continued)

The CARES Act and the PPP provide a mechanism for forgiveness of up to the full amount borrowed. Under the PPP, the Company may apply for forgiveness for all or a part of the PPP Loan. The amount of loan proceeds eligible for forgiveness, as amended, is based on a formula that takes into account a number of factors, including: (i) the amount of loan proceeds that are used by the Company during the covered period after the loan origination date for certain specified purposes including payroll costs, interest on certain mortgage obligations, rent payments on certain leases, and certain qualified utility payments, provided that at least 75% of the loan amount is used for eligible payroll costs; (ii) the Company maintaining or rehiring employees, and maintaining salaries at certain levels; and (iii) other factors established by the SBA. Subject to the other requirements and limitations on loan forgiveness, only that portion of the loan proceeds spent on payroll and other eligible costs during the covered period will qualify for forgiveness. Although the Company currently intends to use the entire amount of the PPP Loan for qualifying expenses, no assurance is provided that the Company will obtain forgiveness of the PPP Loan in whole or in part.

The 4.29.20 Note contains customary events of default as follows. The Company:

•Fails to make a scheduled payment;

•Fails to do anything required by the 4.29.20 Note and other Loan Documents;

•Defaults on any other loan with Lender;

•Is not eligible to receive a loan under the PPP when the Loan is made;

•Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;

•Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;

•Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect the Company's ability to pay the 4.29.20 Note;

•Fails to pay any taxes when due;

•Becomes the subject of a proceeding under any bankruptcy or insolvency law;

•Has a receiver or liquidator appointed for any part of its business or property;

•Makes an assignment for the benefit of creditors;

•Has any adverse change in financial condition or business operation that Lender believes may materially affect the Company's ability to pay the 4.29.20 Note, provided that this provision shall not apply to adverse changes or conditions resulting from the Covid-19 pandemic and the circumstances giving rise to the CARES Act;

•Reorganizes, merges, consolidates, or otherwise changes ownership or business structure, (2) makes any distribution of the Company's assets that would adversely affect its financial condition, or (3) transfers (including by pledge) or disposes of any assets except in the ordinary course of business, in each case without Lender's prior written consent; or

•Becomes the subject of a civil or criminal action that Lender believes may materially affect the Company's ability to pay the 4.29.20 Note.

Upon the occurrence of an event of default, the Lender has customary remedies and may, among other things, require immediate payment of all amounts owed under the 4.29.20 Note, collect all amounts owing from the Company, and file suit and obtain judgment against the Company.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – DEFERRED REVENUE - PARTICIPATION AGREEMENTS

During the year ended December 31, 2020, the Company entered into seventeen (17) License Co-Development Participation Agreements (“Agreements”) totaling $2,835,000 with certain parties (“Participants”). The Agreements provide for payments by the Company to the Participants of an aggregate of 42.525% of fees generated by the Company from licensing or selling bioactive ingredients or molecules (including its TLR4 Inhibitor molecule) derived from the Company’s algae cultures and actually received from any licensee of the Company (the “Revenue Share”). The Agreements also call for the issuance of warrants to purchase an aggregate of 8,055,000 shares of common stock with a term of five years and at exercise prices of either $0.11 or $0.12 per share (See the Table below).

According to the terms of the Agreements, and pursuant to ASC 470-10-25 “Debt – Sales of Future Revenues” the Company has bifurcated the proceeds of $2,835,000 as follows: 1) the 8,055,000 warrants sold were attributed a value of $898,200 based on the Black Scholes pricing model using the following assumptions: volatilities ranging from 143.94% to 154.38%; annual rate of dividends 0%; discount rates ranging from 0.26% to 0.44%, and recorded as Additional Paid In Capital; 2) the remaining $1,936,800 was recorded as Deferred Revenue – Participation Agreements. Since the Company believes there is a rebuttable presumption pursuant to ASC 470-10-25.2, the Deferred Revenue – Participation Agreements will be amortized into income, using an estimate to be determined by Management, if and when the Company derives income from the license or sale of bioactive ingredients or molecules (including its TLR4 Inhibitor molecule) derived from the Company’s algae cultures.

Agreements #1 through #4 allow the Company the option (“Option”) to buy back the right, title and interest in the Revenue Share for an amount equal to the amount funded plus a forty percent (40%) premium. The Company may exercise its Option by delivering written notice to the Participant of its intent to exercise the Option, along with repayment terms of the amount funded, which may be paid, in the Company’s sole discretion, in one lump sum or in four (4) equal quarterly payments.

Agreements #5 through #17 allow the Company the Option to buy back the right, title and interest in the Revenue Share for an amount equal to the amount funded plus a forty percent (40%) premium, if the Option is exercised in less than 18 months, or a fifty percent (50%) premium if the Option is exercised after 18 months. Pursuant to the terms of Agreements #5 through #17, with the exception of Agreement #12, the Company may not exercise its Option until it has paid the Participant a revenue share equal to a minimum of thirty percent (30%) of the amount initially funded. With regard to Agreement #12, the Company may not exercise its Option until it has paid the Participant a revenue share equal to a minimum of one-hundred and eighty percent (180%) of the amount initially funded. Once this minimum threshold is met, the Company may exercise its Option by delivering written notice to the Participant of its intent to exercise the Option, along with repayment terms of the amount funded, which may be paid, in the Company’s sole discretion, in one lump sum or in four (4) equal quarterly payments. If the Company does not make such quarterly payments timely for any quarter, then the Company shall pay the prorated Revenue Share amount, retroactive on the entire remaining balance owed, that would have been earned during such quarter until the default payments are made and the payment schedule is no longer in default.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – DEFERRED REVENUE - PARTICIPATION AGREEMENTS (CONTINUED)

Agreement #	Date of Funding	Amount Funded	Warrants	Term	Exercise Price	Revenue Share	Minimum Payment Threshold	Buy-back Premium % pre-18 mos.	Buy-back Premium % post 18 mos.
1	April 13, 2020	$100,000	300,000	5 Years	$0.12	1.500%	$-	40%	40%
2	April 13, 2020	150,000	450,000	5 Years	0.12	2.250%	-	40%	40%
3	April 13, 2020	150,000	450,000	5 Years	0.12	2.250%	-	40%	40%
4	May 7, 2020	250,000	750,000	5 Years	0.12	3.750%	-	40%	40%
5	June 1, 2020	275,000	825,000	5 Years	0.11	4.125%	82,500	40%	50%
6	June 3, 2020	225,000	675,000	5 Years	0.11	3.375%	67,500	40%	50%
7	July 8, 2020	100,000	300,000	5 Years	0.12	1.500%	30,000	40%	50%
8	Aug. 24, 2020	125,000	375,000	5 Years	0.12	1.875%	37,500	40%	50%
9	Sept. 14, 2020	150,000	450,000	5 Years	0.12	2.250%	45,000	40%	50%
10	Sept.15, 2020	50,000	150,000	5 Years	0.12	0.750%	15,000	40%	50%
11	Sept.15, 2020	50,000	150,000	5 Years	0.12	0.750%	15,000	40%	50%
12	Sept.25, 2020	300,000	450,000	5 Years	0.12	4.500%	420,000	40%	50%
13	Oct. 4, 2020	100,000	300,000	5 Years	0.12	1.500%	30,000	40%	50%
14	Oct. 4, 2020	250,000	750,000	5 Years	0.12	3.750%	75,000	40%	50%
15	Oct. 8, 2020	500,000	1,500,000	5 Years	0.12	7.500%	150,000	40%	50%
16	Oct. 9, 2020	50,000	150,000	5 Years	0.12	0.750%	15,000	40%	50%
17	Dec. 16, 2020	10,000	30,000	5 Years	0.12	0.150%	3,000	40%	50%
		$2,835,000	8,055,000			42.525%	$985,500

Agreement 13 is with HEP and Agreement 14 is with Strome Mezzanine Fund L.P.  Both are with related parties.

NOTE 11 – STOCKHOLDERS’ DEFICIENCY

Recapitalization

On May 1, 2019, the shareholders of the Company voted for approval and adoption of an amendment to the Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from 700,000,000 shares to 1,200,000,000 shares. The Certificate of Amendment to the Articles of Incorporation has been filed with the Secretary of State of Nevada.

Reverse Stock Split

On November 11, 2020, ZIVO’s stockholders approved a reverse stock split of its Common Stock within the range of 1-for-25 to 1-for-120 of our authorized, issued, and outstanding shares of Common Stock. The Board, in its discretion, will determine the final ratio, effective date, and date of filing of the certificate of amendment to our articles of incorporation, as amended, in connection with the reverse stock split. The Board has not yet finalized the stock-split, therefore all option, share and per share information herein does not give effect to any proposed reverse stock split.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – STOCKHOLDERS’ DEFICIENCY (CONTINUED)

Board of Directors fees

On September 26, 2019, the board of directors granted to each of its directors warrants to purchase 500,000 shares of common stock at an exercise price of $0.08 per share. The warrants have a term of five years and vest immediately. The warrants were valued at $192,614 using the Black Scholes pricing model relying on the following assumptions: volatility 185.11%; annual rate of dividends 0%; discount rate 1.66%. In addition, each director is entitled to receive $10,000 for each annual term served.

On September 30, 2020, the board of directors granted to three of its directors warrants to purchase 500,000 shares of common stock and the Chairman of the Board warrants to purchase 10 million shares of common stock at an exercise price of $0.10 per share. The warrants have a term of five years and vest immediately. The warrants were valued at $1,248,616 using the Black Scholes pricing model relying on the following assumptions: volatility 144.93%; annual rate of dividends 0%; discount rate 0.28%. In addition, each director is entitled to receive $10,000 for each annual term served.

The Company recorded directors’ fees of $1,280,366 and $232,614 for the years ended December 31, 2020 and 2019, respectively, representing the cash fees paid or accrued and the value of the vested warrants described above.

Stock Based Compensation

In May 2019, in connection with a Supply Consulting Agreement, the Company issued a warrant to purchase 5,000,000 shares of common stock at an exercise price of $0.08 for a term of five years. The warrants were valued at $529,023 using the Black Scholes pricing model relying on the following assumptions: volatility 181.49%; annual rate of dividends 0%; discount rate 2.34% (See Note 9 – Commitments and Contingencies: Supply Chain Consulting Agreement). In October 2019, 2,000,000 of those warrants were returned to the Company resulting in a reduction in the value of $211,609. In August 2019, the Company issued warrants to purchase 3,000,000 shares of common stock at an exercise price of $0.10 with a term of 5 years pursuant to an agreement with a financial consultant. The warrants were valued at $231,032 using the Black Scholes pricing model relying on the following assumptions: volatility 184.75%; annual rate of dividends 0%; discount rate 1.58%. In October 2019, the Company issued a warrant to purchase 1,000,000 shares of common stock at an exercise price of $0.10 with a term of 5 years pursuant to an agreement with a development consultant. The warrants were valued at $129,762 using the Black Scholes pricing model relying on the following assumptions: volatility 150.34%; annual rate of dividends 0%; discount rate 2.55%. In December 2019, the Company issued warrants to purchase 400,000 shares of common stock at an exercise price of $0.18 with a term of 5 years pursuant to an agreement with a financial consultant. The warrants were valued at $61,424 using the Black Scholes pricing model relying on the following assumptions: volatility 184.10%; annual rate of dividends 0%; discount rate 1.68%.

On November 24, 2020, the parties entered into a Second Amendment to the Supply Chain Consulting Agreement whereby the issuance to Consultant a cashless warrant with a five-year term to purchase nineteen million (19,000,000) shares of the Company’s common stock was reduced to thirteen million (13,000,000) shares of the Company’s common stock, and a cashless warrant with a five-year term to purchase three million (3,000,000) shares of the Company’s common stock was issued to a member of the Consultant.  The warrants were valued at $386,348 using the Black Scholes pricing model relying on the following assumptions: volatility 148.83%; annual rate of dividends 0%; discount rate 0.39%.

Stock Issuances

During the year ended December 31, 2020, the Company issued 3,744,588 shares of its common stock at an average price of $0.11 per share for proceeds of $400,866. Of this amount, 3,732,051 shares ($399,612 of proceeds) were issued to private investors and 12,537 shares ($1,254 of proceeds) were issued to Mr. Maggiore, a related party.

During the year ended December 31, 2019, the Company issued 26,500,000 shares of its common stock at $0.10 per share, for proceeds of $2,650,000.  Of this amount, 20,500,000 shares ($2,050,000 of proceeds) were issued to private investors and 6,450,000 shares ($645,000 of proceeds) were issued to HEP, a related party. The Company also issued to HEP warrants to purchase 1,060,000 shares of common stock at an exercise price of $0.10 with a term of 5 years in connection with the issuances. Investors exercised 9,688,917 common stock warrants, at an average price of $0.10 per share, for proceeds of $982,017.  HEP, a related party, exercised 618,750 of those warrants at an average of $0.08 per share, representing $50,000 of the proceeds.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – STOCKHOLDERS’ DEFICIENCY (CONTINUED)

Stock Warrants Exercised

During the year ended December 31, 2020, HEP, a principal shareholder and related party, assigned warrants to purchase 4,250,000 shares of the Company’s Common Stock to third party investors. These warrants were exercised at $0.10 per share resulting in proceeds of $425,000. Due to the nature of this transaction, the Company considered the warrants to be contributed capital from a majority shareholder and recorded equity related finance charges. The warrants were valued at $495,501 using the Black Scholes pricing model relying on the following assumptions: volatilities ranging from 128.20% to 142.46%; annual rate of dividends 0%; discount rates ranging from 0.41% to 1.65%.

During the year ended December 31, 2020, warrants to purchase 5,650,000 shares of the Company’s Common Stock were exercised on a “cashless” basis resulting in the issuance of 2,307,334 shares of common stock.

In addition, the Company issued 8,685,000 shares of the Company’s Common Stock at an average price of $0.10 per share for proceeds of $830,400 from the exercise of warrants.  Mr. Maggiore, a related party, exercised 200,000 of those warrants at an exercise price of $0.10 per share, representing $20,000 of the proceeds (from the conversion of a Loan Payable, See Note 7 - Loan Payable, Related Parties).

During the year ended December 31, 2019, HEP, a principal shareholder and related party, assigned warrants to purchase 8,550,000 shares of the Company’s Common Stock to third party investors. These warrants were exercised in the fourth quarter at $0.10 per share resulting in a capital raise of $855,000. Due to nature of this transaction, the Company considered the warrants to be contributed capital from a majority shareholder and recorded equity related finance charges. The warrants were valued at $820,432 using the Black Scholes pricing model relying on the following assumptions: volatilities ranging from 123.49% to 150.39%; annual rate of dividends 0%; discount rates ranging from 1.58% to 2.55%.

Sale of Common Stock Warrants

In connection with the License Co-Development Participation Agreements (“Participation Agreements”) (see Note 10), the Company sold warrants to purchase 8,055,000 shares of common stock for $898,200. The warrants were valued based on the Black Scholes pricing model relying on the following assumptions: volatility 143.94% to 154.26%; annual rate of dividends 0%; discount rate 0.26% to 0.44%.

2019 Omnibus Long-Term Incentive Plan

On November 29, 2019, after approval from the Board, the Company entered into and adopted the 2019 Omnibus Long-Term Incentive Plan (the “2019 Incentive Plan”) for the purpose of enhancing the Registrant’s ability to attract and retain highly qualified directors, officers, key employees and other persons and to motivate such persons to improve the business results and earnings of the Company by providing an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. The 2019 Incentive Plan will be administered by the compensation committee of the Board who will, amongst other duties, have full power and authority to take all actions and to make all determinations required or provided for under the 2019 Incentive Plan. Pursuant to the 2019 Incentive Plan, the Company may grant options, share appreciation rights, restricted shares, restricted share units, unrestricted shares and dividend equivalent rights. The Plan has a duration of 10 years.

Subject to adjustment as described in the 2019 Incentive Plan, the aggregate number of common shares (“Shares”) available for issuance under the 2019 Incentive Plan is One Hundred Two Million (102,000,000) Shares. The exercise price of each Share subject to an Option (as defined in the 2019 Incentive Plan) shall be at least the Fair Market Value (as defined in the 2019 Incentive Plan) (except in the case of a more than 10% shareholder of the Company, in which case the price should not be less than 110% of the Fair Market Value) on the date of the grant of a Share and shall have a term of no more than ten years.  As of December 31, 2020, 49,500,000 Options have been issued with terms between 5 years and 10 years. Based on certain performance milestones, the grant agreements also provide for the issuance of an additional 13,000,000 options of the Company’s common stock at an exercise price of at least the Fair Market Value (as defined in the 2019 Omnibus Long-term Incentive Plan) on the date of the grant of a Share and with a term of no more than ten years, issuance of an additional 13,000,000 options of the Company’s common stock at an exercise price of at least the Fair Market Value (as defined in the 2019 Omnibus Long-term Incentive Plan) on the date of the grant of a Share and with a term of no more than ten years.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – STOCKHOLDERS’ DEFICIENCY (CONTINUED)

Common Stock Options

A summary of the status of the Company’s Options related to the 2020 Incentive Plan is presented below:

	December 31, 2020		December 31, 2019
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
Outstanding, beginning of year	29,000,000	$0.10	-	$-
Issued	20,500,000	0.15	29,000,000	0.10
Outstanding, end of period	49,500,000	$0.12	29,000,000	$0.10

Options outstanding and exercisable by price range as of December 31, 2020 were as follows:

Outstanding Options			Exercisable Options
Range of	Number	Average Weighted Remaining Contractual Life in Years	Exercise Price	Number	Weighted Average Exercise Price
$0.10	28,000,000	8.88	$0.10	28,000,000	$0.10
0.11	1,500,000	4.74	0.11	1,500,000	0.11
0.12	3,000,000	4.63	0.12	0	-
0.13	3,500,000	4.20	0.13	3,500,000	0.13
0.14	1,500,000	7.59	0.14	1,125,000	0.14
0.15	2,000,000	9.18	0.15	2,000,000	0.15
0.16	10,000,000	4.12	0.16	3,000,000	0.16
	49,500,000	7.18	$0.12	39,125,000	$0.11

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – STOCKHOLDERS’ DEFICIENCY (CONTINUED)

Executive Compensation

On March 4, 2020, the Company entered into an employment letter with Philip Rice, Chief Financial Officer of the Company (“Agreement”). Under the terms of the Agreement, Mr. Rice will serve as Chief Financial Officer of the Company for one year, with successive automatic renewals for one-year terms, unless either party terminates the Agreement on at least sixty days’ notice prior to the expiration of the then current term of the Agreement. Mr. Rice will receive an annual base salary, commencing on January 1, 2020, of $280,000 (“Base Salary”). The Base Salary shall increase to $300,000, when the following event occurs: within one (1) year after the Effective Date, the Company enters into a term sheet and receives the related financing to receive at least $15,000,000 in equity or other form of investment or debt (“Third Party Financing”) on terms satisfactory to the board of directors of the Company (the “Board”). On the date the Agreement was executed, Mr. Rice received a $25,000 retention bonus and was issued a fully-vested nonqualified stock option to purchase 2,000,000 shares of the Company’s common stock at a price $0.15 per share with a term of 10 years (these options were valued at $297,248 using the Black Scholes pricing model relying on the following assumptions: volatility 163.68%; annual rate of dividends 0%; discount rate 1.02%).

Mr. Rice shall also receive a bonus of $50,000 and a fully-vested nonqualified stock option to purchase 2,000,000 shares of the Company’s common stock exercisable at a price equal to the sixty (60) day trailing quoted price of the Common Stock of the Company in the OTC market, 10 year term, upon the closing, prior to December 31, 2020, of Third Party Financing which raises at least $15,000,000, as long as Mr. Rice was employed at the time of closing or was employed within one year prior to the closing. If, upon the closing prior to December 31, 2021 of Third Party Financing which raises at least $10,000,000 for the Company, Mr. Rice shall receive an additional bonus of $50,000, as long as Mr. Rice was employed at the time of closing or if employed within one year prior to the closing.

Mr. Rice’s Agreement provides that if a Change of Control (as defined in the Agreement) occurs and Mr. Rice resigns for Good Reason (as defined in the Agreement) or Mr. Rice’s employment is terminated without Cause (as defined in the Agreement) during the 24-month period following the Change of Control or during the sixty (60) days immediately preceding the date of a Change of Control, 100% of Mr. Rice’s unvested options will be fully vested and the restrictions on his restricted shares will lapse. Mr. Rice’s Agreement also provides for severance payments of, amongst other things, a lump sum payment of 300% of base salary and payment of 24 months of the base salary in such event.

Mr. Rice will receive the following severance benefits following a termination (as defined) of employment: a continuation of his Base Salary for one (1) year and a fully-vested, nonqualified stock option to purchase 1,000,000 shares of the Company’s common stock at a price equal to the sixty (60) day trailing quoted price of the Common Stock of the Company in the OTC market, 10 year term.

Prior to this Agreement, as compensation for serving as Chief Financial Officer, the Company, quarterly, issued warrants to purchase 50,000 shares of common stock to Philip M. Rice at the prevailing market price with a term of 5 years, provided that the preceding quarterly and annual filings were submitted in a timely and compliant manner, at which time such warrants would vest. On February 12, 2019, the Company issued the CFO warrants to purchase 50,000 shares of common stock at $0.10. The warrants were valued at $4,766 using the Black Scholes pricing model relying on the following assumptions: volatility 180.46%; annual rate of dividends 0%; discount rate 2.53%. On May 13, 2019, the Company issued the CFO warrants to purchase 50,000 shares of common stock at $0.10. The warrants were valued at $4,800 using the Black Scholes pricing model relying on the following assumptions: volatility 181.72%; annual rate of dividends 0%; discount rate 2.18%. On August 7, 2019, the Company issued the CFO warrants to purchase 50,000 shares of common stock at $0.08. The warrants were valued at $3,850 using the Black Scholes pricing model relying on the following assumptions: volatility 184.57%; annual rate of dividends 0%; discount rate 1.59%. On October 28, 2019, the Company issued the CFO warrants to purchase 50,000 shares of common stock at $0.08. The warrants were valued at $3,859 using the Black Scholes pricing model relying on the following assumptions: volatility 186.77%; annual rate of dividends 0%; discount rate 1.66%.

The Company has additional disclosures related to Executive Compensation in Note 15 - Subsequent Events.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – STOCKHOLDERS’ DEFICIENCY (CONTINUED)

Common Stock Warrants

A summary of the status of the Company’s warrants is presented below.

	December 31, 2020		December 31, 2019
	Number of Warrants	Weighted Average Exercise Price	Number of Warrants	Weighted Average Exercise Price
Outstanding, beginning of year	194,204,339	$0.09	192,148,956	$0.09
Issued	23,005,000	0.12	12,783,672	0.10
Exercised	(14,365,000)	0.10	(9,688,917)	0.10
Cancelled	-	-	(345,205)	0.11
Expired	(2,667,333)	0.08	(694,167)	0.17

Outstanding, end of period	200,177,006	$0.10	194,204,339	$0.09

Warrants outstanding and exercisable by price range as of December 31, 2020 were as follows:

Outstanding Warrants			Exercisable Warrants
Range of	Number	Average Weighted Remaining Contractual Life in Years	Exercise Price	Number	Weighted Average Exercise Price

$0.05	1,000,000	0.69	$0.05	1,000,000	$0.05
0.06	16,050,000	1.59	0.06	16,050,000	0.06
0.07	2,500,000	1.69	0.07	2,500,000	0.07
0.08	30,418,477	1.46	0.08	30,418,477	0.08
0.09	225,000	0.81	0.09	225,000	0.09
0.10	124,773,734	2.37	0.10	124,773,734	0.10
0.11	3,704,795	3.22	0.11	3,704,795	0.11
0.12	18,555,000	4.69	0.12	18,555,000	0.12
0.14	2,550,000	2.74	0.14	2,550,000	0.14
0.18	400,000	3.99	0.18	400,000	0.18
	200,177,006	4.34		200,177,006	$0.10

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – COMMITMENTS AND CONTINGENCIES

COVID-19

In March 2020, the World Health Organization declared the outbreak of a disease caused by a novel strain of the coronavirus (COVID-19) to be a pandemic.  Global pandemics and other natural disasters or geopolitical actions, including related to the COVID-19 pandemic, could affect the Company’s ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations. Prior to the COVID-19 pandemic, the expectation was that there would be forward moment with the production of our algal biomass, validation and purification. However, these were temporarily suspended and/or delayed, and many continue in diminished capacity.

Employment Agreement

The Company’s Chief Executive Officer, Andrew Dahl, is serving as Chief Executive Officer under the terms of an employment agreement dated November 29, 2019 (“Agreement”) that superseded and replaced all prior employment agreements and understandings. Under the terms of the Agreement, Mr. Dahl’s agreement provides for a term of three years, with successive automatic renewals for one year terms, unless either party terminates the Dahl Agreement on at least 60 days’ notice prior to the expiration of the then current term of Mr. Dahl’s employment. Mr. Dahl has received an annual base salary, commencing on June 1, 2019, of $440,000 (“Base Salary”), of which $7,500 per month will be deferred until either of the following events occur: (i) within five (5) years after the Effective Date, the Company enters into a term sheet to receive at least $25,000,000 in equity or other form of investment or debt on terms satisfactory to the board of directors of the Company (the “Board”) including funding at closing on such terms of at least $10 million; or (ii) within 12 months after the Effective Date that the Company receives revenue of at least $10 million. The Company has accrued $120,000 of the deferred salary as of September 30, 2020, reflected in accrued expenses on the Balance Sheet. The Base Salary is subject to annual review and increase (but not decrease) by the Board during the Employment Term with minimum annual increases of 4% over the previous year’s Base Salary.

Mr. Dahl is entitled to a Revenue Bonus (as defined in the Agreement) equal to 2% of the Company’s revenue contribution in accordance with a formula as detailed in the Agreement. No Revenue Bonus is payable in any year where there is an Operating Net Loss (as defined in the Agreement). For the 2020 fiscal year (January 1, 2020 to December 31, 2020) (“Year One”), the Company shall pay Mr. Dahl a bonus equal to 50% of his Base Salary if the Company achieves revenues for Year One which are (w) at least $500,000; and (x) greater than that for the 12-month period immediately preceding Year One. In addition, for 2021 fiscal year (January 1, 2021 through December 31, 2021) (“Year Two”), the Company shall pay Mr. Dahl a bonus equal to 50% of the Base Salary if the Company achieves revenues for Year Two which are (y) at least $500,000; and (z) greater than that for Year One.

Mr. Dahl was awarded a non-qualified option to purchase 28 million shares of the Company’s common stock at a price equal to the greater of $0.10 per share and the Fair Market Value (as defined in the 2019 Omnibus Long-term Incentive Plan).

Mr. Dahl will be entitled to non-qualified performance-based options having an exercise price equal to the greater of $0.10 per share and the Fair Market Value (as defined in the 2019 Omnibus Long-term Incentive Plan), upon the attainment of specified milestones as follows: (i) Non-qualified option to purchase 1,000,000 common shares upon identification of bioactive agents in the Company product and filing of a patent with respect thereto; (ii) Non-qualified option to purchase 1,500,000 common shares upon entering into a contract under which the Company receives at least $500,000 in cash payments; (iii) Non-qualified option to purchase 1,500,000 common shares upon the Company entering into a co-development agreement with a research company to develop medicinal or pharmaceutical applications (where the partner provides at least $2 million in cash or in-kind outlays); (iv) Non-qualified option to purchase 1,500,000 common shares upon the Company entering into a co-development agreement for nutraceutical or dietary supplement applications (where the partner provides at least $2 million in cash or in-kind outlays); and (v) Non-qualified option to purchase 1,500,000 common shares upon the Company entering into a pharmaceutical development agreement.

As it relates to the Company‘s wholly-owned subsidiary, Wellmetrix,, if and when at least $2 million in equity capital is raised from a third party and invested in Wellmetrix in an arms-length transaction, Mr. Dahl shall be granted a warrant to purchase an equity interest in Wellmetrix that is equal to the equity interest in Wellmetrix owned by the Company at the time of the first tranche of any such capital raise (the “Wellmetrix Warrant”). The Wellmetrix Warrant shall be fully vested as of the date it is granted and shall expire on the tenth (10th) anniversary of the grant date. Once granted, the Wellmetrix Warrant may be exercised from time to time in whole or in part, with Mr. Dahl retaining any unexercised portion. The exercise price for the Wellmetrix Warrant shall be equal to the fair market value of the interest in Wellmetrix implied by the pricing of the first tranche of any such capital raise.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Employment Agreement (continued)

Mr. Dahl’s Employment Agreement provides that if a Change of Control (as defined in the Agreement) occurs Mr. Dahl’s employment is terminated without Cause (as defined in the Agreement) or Mr. Dahl resigns for Good Cause (as defined in the Dahl Agreement) during the 24-month period following the Change of Control or during the sixty (60) days immediately preceding the date of a Change of Control, 100% of Mr. Dahl’s unvested options will be fully vested. Mr. Dahl’s Employment Agreement also provides for severance payments of, amongst other things, 300% of base salary and 2x the amount of the Revenue Bonus in such event.

As of December 31, 2019, the milestone relating to the identification of bioactive agents in the Company product and the filing of a patent with respect thereto was met, thereby triggering the option to purchase 1,000,000 common shares. As per the Agreement, the Company issued a non-qualified option to purchase 1 million shares of the Company according to the 2019 Incentive Plan at an exercise price of $0.14 with a term of 10 years (these options were valued at $138,806 using the Black Scholes pricing model relying on the following assumptions: volatility 164.37%; annual rate of dividends 0%; discount rate 1.84%).

On November 15, 2019, the Company issued a non-qualified option to purchase 28 million shares of the Company according to the 2019 Incentive Plan at an exercise price of $0.10 with a term of 10 years (these options were valued at $2,497,161 using the Black Scholes pricing model relying on the following assumptions: volatility 164.20%; annual rate of dividends 0%; discount rate 1.84%).

Corporate Advisory Agreement

On September 30, 2019, effective July 9, 2019, the Company entered into an agreement with an Investment Opportunity Provider (IOP). The IOP has been engaged as an exclusive financial advisor in connection with the proposed securities offering and sale of up to $35 million of the Company’s Common Stock. The Company has agreed to pay the IOP, upon the acceptance of a successful funding transaction, a fee of 1% of the aggregate value of the transaction and a warrant to purchase up to 6,000,000 shares of common stock at an exercise price of $0.10 for a term of five years. As of December 31, 2020, in connection with this agreement, no successful funding transactions have taken place and no warrants have been issued.

Financial Consulting Agreement – May 2020

On May 4, 2020, the Company entered into a Financial Consulting and Corporate Advisory Agreement (“Agreement”). The Agreement calls for a non-refundable initial fee of $25,000 and two additional monthly fees of $15,000 per month. To the extent a transaction (defined as the sale of equity securities, hybrid debt and equity securities or the entering into any fund capital, joint venture, buy out, or similar transactions) is entered into, then the Company will pay an 8% fee based on the value of the transaction. A 50% credit of the initial fee and monthly fees will be credited against the 8% fee. This Agreement can be cancelled at any time by either party, however, there is a 24-month period where the 8% transaction will be payable based on identified transaction participants. This Agreement was cancelled in July 2020.

Financial Consulting Agreement – July 2020

On July 16, 2020, the Company entered into an Advisory Agreement (“Agreement”). The Agreement calls for monthly fees of $10,000 per month. The Agreement is on a month-to-month renewal basis. Upon each renewal (starting with the second month), the Company shall issue a warrant to purchase 150,000 shares of common stock at an exercise price of $0.12 for a term of five years. The Company issued warrants to purchase 450,000 shares of common stock at an exercise price of $0.12 for a term of five years valued at $51,278 using the Black Scholes pricing model relying on the following assumptions: volatility 144.93% to 145.50%; annual rate of dividends 0%; discount rate 0.29% to 0.32% The Company terminated this Agreement in October 2020.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

Supply Chain Consulting Agreement

On February 27, 2019, the Company entered into a Supply Chain Consulting Agreement with a consultant (“Consultant”) (see Note 11 – Stockholders’ Deficiency). In May 2019, the Company issued a warrant to purchase 5,000,000 shares of common stock at an exercise price of $0.10 for a term of five years to the Consultant. The warrants were valued at $529,023 using the Black Scholes pricing model relying on the following assumptions: volatility 181.49%; annual rate of dividends 0%; discount rate 2.34%. In October 2019, 2,000,000 of those warrants were returned to the Company resulting in a reduction in the value of $211,609. On September 14, 2019, the parties entered into a First Amendment to the Supply Chain Consulting Agreement (“Supply Consulting Agreement Amendment”). The Supply Consulting Agreement Amendment provides that the Consultant will identify and help negotiate the terms of potential joint ventures involving algae production development projects or related transactions or business combinations (“Development Project”). The Supply Consulting Agreement provides for exclusivity in Southeast Asia; Oceania; Indian subcontinent; and Africa; with regions in the Middle East by mutual agreement. The closing of a Development Project (as acceptable to the Company) is defined as the date that the Company is able, financially and otherwise, to proceed with engineering and construction of algae production facilities, processing or warehousing facilities and supply chain development, or related business combinations rendering an equivalent outcome (in the reasonable determination of the Company), for the production, processing, transport, compliance, marketing and resale of its proprietary algae biomass. Upon the closing of a Development Project, the Company will pay cash fees of $300,000 to Consultant, pay an on-going monthly fee of $50,000 for 24 months and issue to Consultant a cashless warrant with a five-year term to purchase nineteen million (19,000,000) shares of the Company’s common stock at an exercise price of $0.10 per share. On November 24, 2020, , the parties entered into a Second Amendment to the Supply Chain Consulting Agreement whereby the issuance to Consultant a cashless warrant with a five-year term to purchase nineteen million (19,000,000) shares of the Company’s common stock was reduced to thirteen million (13,000,000) shares of the Company’s common stock, and a cashless warrant with a five-year term to purchase three million (3,000,000) shares of the Company’s common stock was issued to a member of the Consultant.  The warrants were valued at $386,348 using the Black Scholes pricing model relying on the following assumptions: volatility 148.83%; annual rate of dividends 0%; discount rate 0.39%.  As of December 31, 2020, the Development Project has not closed, and the warrants have not yet been issued.

The Board of Directors has also authorized the Company to issue to Consultant a cashless warrant with a five-year term to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $0.10 per share at its discretion. As of December 31, 2020, such warrant has not been issued.

Marketing / Public Relations Agreement

On December 27, 2019, the Company entered into a Marketing / Public Relations Agreement (“Agreement”) with a consultant (“Consultant”). The Agreement provides that the Consultant will assist the Company in identifying and assist in the negotiation of potential licensing, product sales, joint ventures and venture financing of projects outside of the United States and provide advice for the Company’s long-term business strategy and commercial relationships. The Agreement calls for the issuance of warrants to purchase up to 5,000,000 shares of the Company’s common stock at an exercise price based on the closing market price on the day of issuance, with a five-year term. For commercial transactions whose value is determined and agreed to by both parties exceeding $1,000,000 (“Qualifying Transaction”), the Company shall issue to Consultant a warrant to purchase common stock in the amount of 500,000 shares. For each successive Qualifying Transaction of at least $1,000,000, the Consultant shall be issued 300,000 shares up to a maximum cumulative award of 5,000,000 shares in warrant form in total. Further, the Company will pay a 4% commission on the revenue received on the sale of Company algal product to one or more entities identified and cultivated by Consultant, and on the revenue received from licensing the Company’s intellectual property to such entities identified and cultivated by Consultant, for a period of three (3) years from the effective date of a qualifying transaction. The Agreement also calls for a $5,000 payment upon signing and monthly payments of $5,000 once a Qualifying Transaction, the sale of an algal product or revenue from a licensing transaction occurs. As of December 31, 2020, a commercial transaction has not closed, and the warrants have not yet been issued and no commissions have been paid.

Legal Contingencies

We may become a party to litigation in the normal course of business. In the opinion of management, there are no legal matters involving us that would have a material adverse effect upon our financial condition, results of operation or cash flows.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 – RELATED PARTY TRANSACTIONS

Due to Related Party

See Note 6 Due to Related Party for disclosure of payable to related Party.

Loan Payable – Related Party

See Note 7 Loan Payable – Related Parties for disclosure of loans payable to related Parties, and Note 15 – Subsequent Event for additional arrangements made in connection with certain such loans.

Deferred Revenue - Participation Agreements

See Note 10 - Deferred Revenue - Participation Agreements for disclosure of related party participation.

Executive Compensation

See Note 11 – Stockholder’ Deficiency for disclosure of compensation to the Chief Executive Officer and Chief Financial Officer.

Employment Agreement

See Note 12 – Commitments and Contingencies and Note 15 – Subsequent Event for disclosures of the Employment Agreements with the Chief Executive Officer and Chief Financial Officer.

NOTE 14 – INCOME TAXES

At December 31, 2019 the Company had available net-operating loss carry-forwards for Federal tax purposes of approximately $72,890,000, which may be applied against future taxable income, if any, at various dates from 2020 through 2040. Certain significant changes in ownership of the Company may restrict the future utilization of these tax loss carry-forwards.

At December 31, 2020 the Company had a deferred tax asset of approximately $19,680,000 representing the benefit of its net operating loss carry-forwards. The Company has not recognized the tax benefit because realization of the tax benefit is uncertain and thus a valuation allowance has been fully provided against the deferred tax asset. The difference between the Federal and State Statutory Rate of 27% and the Company’s effective tax rate of 0% is due to a decrease in the valuation allowance of approximately $1,041,000 in 2020.

NOTE 15 – SUBSEQUENT EVENTS

Employment Agreement - Marchiando

On January 1, 2021, the Board of Directors appointed Keith Marchiando as the Company’s Chief Financial Officer and the Company entered into an employment letter with Mr. Marchiando (“Marchiando Agreement”). Under the terms of the Marchiando Agreement, Mr. Marchiando will serve as Chief Financial Officer of the Company for one year, with successive automatic renewals for one year terms, unless either party terminates the Marchiando Agreement on at least sixty days’ notice prior to the expiration of the then current term of the Marchiando Agreement. Mr. Marchiando will receive an annual base salary, commencing on January 1, 2021, of $280,000 (“Marchiando Base Salary”). The Marchiando Base Salary shall increase to $300,000 if within one (1) year after the effective date, the Company enters into a term sheet and receives the related financing to receive at least $10,000,000 in equity or other form of investment or debt (“Third Party Financing”) on terms satisfactory to the board of directors of the Company. On January 1, 2021, Mr. Marchiando received a stock option award issued pursuant to the Company’s 2019 Omnibus Long-Term Incentive Plan to purchase 13,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), with an exercise price of $0.14 per share and a 10-year life. Vesting of these options shall be as follows: 3,000,000 shares vested immediately upon grant of the option award, and 1,250,000 shares will vest on each six-month anniversary of January 1, 2021.  The option to purchase the shares has a total value of $1,779,065 based on a Black Scholes valuation model with a volatility of 143.89%, a 0% dividend rate, and a discount rate of 0.36%.  The Company will record an expense of $410.553 in the first quarter of 2021 and $171,064 on the eight subsequent six-month anniversaries of the Marchiando Agreement.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 – SUBSEQUENT EVENTS (CONTINUED)

Employment Agreement – Marchiando (continued)

Mr. Marchiando shall also receive $25,000 upon the closing, prior to December 31, 2021, of a Third Party Financing that raises at least $10,000,000. If, upon the closing prior to December 31, 2021 of a Third Party Financing that raises over $13,000,000 for the Company, Mr. Marchiando shall receive a maximum bonus of $50,000, as long as Mr. Marchiando is employed at the time of closing.

If Mr. Marchiando’s employment is terminated by the Company due to death or Disability, or without Cause, or if Mr. Marchiando resigns for Good Reason (each as defined in the Marchiando Agreement) or if either party does not renew the employment term, Mr. Marchiando will be entitled to receive the following severance benefits: a continuation of the Marchiando Base Salary for one year, payment of an amount equal to Mr. Marchiando’s target bonus in the year of termination and a fully-vested, nonqualified stock option to purchase 1,000,000 shares of Common Stock. Additionally, all outstanding and contingent nonqualified options owned directly or beneficially by Mr. Marchiando shall be converted immediately into vested options, with terms as specified in the applicable award agreement.

The Marchiando Agreement provides that if a Change of Control (as defined in the Marchiando Agreement) occurs and Mr. Marchiando resigns for Good Reason (as defined in the Marchiando Agreement) or Mr. Marchiando’s employment is terminated without Cause (as defined in the Marchiando Agreement) during the 24-month period following the Change of Control or during the sixty (60) days immediately preceding the date of a Change of Control, 100% of Mr. Marchiando’s unvested options will be fully vested and the restrictions on his restricted shares will lapse. The Marchiando Agreement also provides for severance payments of, amongst other things, a lump sum payment of 200% of the Marchiando Base Salary, 200% of Mr. Marchiando’s Performance Bonus (as defined in the Marchiando Agreement) earned in the last 12 months preceding the Change of Control and payment of 24 months of the Marchiando Base Salary in such event.

Due to Related Party

Upon the Board of Directors' appointment of Keith Marchiando to the role of Chief Financial Officer for the Company, an existing account payable to Mr. Marchiando in the amount of $26,400 became an amount due to a related party.  Prior to his appointment, Mr. Marchiando performed consulting services for the Company in the fourth quarter of 2020.

Separation Agreement - Rice

On January 1, 2021, Mr. Rice resigned from his position as Chief Financial Officer of the Company, and following a transition period, agreed to resign from all positions as an officer or employee of the Company effective as of January 31, 2021 (the “Separation Date”). The Separation Agreement provides that Mr. Rice will receive certain benefits that he is entitled to receive under his employment agreement dated March 4, 2020.  Accordingly, under the Separation Agreement, the Company has agreed to pay Mr. Rice his base salary of $280,000 for one year and three weeks, beginning on the Separation Date, and grant him an option to purchase 1,000,000 shares of Common Stock for $0.14 per share and a five-year life. The option to purchase the shares has a total value of $125,061 based on a Black Scholes valuation model with a volatility of 143.89%, a 0% dividend rate, and a discount rate of 0.36%.  The Company will expense the full amount in the first quarter of 2021.  Mr. Rice remains subject to the restrictive covenants in his employment agreement.

Stock Issuances

Through February 25, 2021, the Company, through direct private transactions, has received proceeds from the sale of 5,310,435 shares of common stock in the amount of $705,000 from six (6) private investors.  The average selling price per share was $0.1328.

Life Insurance Premiums

In 2019, in connection with the Lender’s Convertible Note, the Lender took out a life insurance policy on Andrew Dahl, the Company’s Chief Executive Officer. On February 23, 2021, the Company entered into a letter agreement with the Lender pursuant to which the Company agreed to pay certain life insurance premiums as long as the Convertible Note remains outstanding.

Deferred Revenue – Participation Agreements

Through February 25, 2021, the Company entered into three (3) additional Agreements totaling $105,000 with third parties (“Additional Participants”). The total investment of $105,000 came from cash in the amount of $96,000 and the conversion of a Note Payable – Related Party of $9,000.  The Agreements provide for payments by the Company to the Additional Participants of an additional aggregate of 1.575% of fees generated by the Company from licensing or selling bioactive ingredients or molecules (including the Revenue Share). The Agreements also call for the issuance of warrants to purchase an aggregate of 315,000 shares of common stock with a term of five years and at exercise prices of $0.14 per share. The warrants to purchase the shares has a total value of $40,799 based on a Black Scholes valuation models with a volatility between 139.55% and 140.20%, a 0% dividend rate, and a discount rate range of 0.41% to 0.45%.  The Company will record an expense for the full amount in the first quarter of 2021.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$231,935	$137,862
Prepaid Expenses	226,447	29,953
Total Current Assets	458,382	167,815

PROPERTY AND EQUIPMENT, NET	-	-

OTHER ASSETS
Right of Use Asset, net	44,125	49,364
Deferred Offering Expenses	143,377	-
Deposits	3,000	3,000
Total Other Assets	190,502	52,364

TOTAL ASSETS	$648,884	$220,179

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts Payable	$1,735,159	$1,559,627
Loans Payable, Related Parties	-	9,000
Convertible Debentures Payable	5,180,342	5,180,342
Deferred Revenue - Participation Agreements	2,001,001	1,936,800
Accrued Interest	2,599,613	2,464,724
Lease Liability, current portion	32,362	29,172
Note Payable	158,650	-
Accrued Liabilities – Other	233,898	214,250
Total Current Liabilities	11,941,025	11,393,915

LONG-TERM LIABILITIES:
Note -Payable – SBA Paycheck Protection Loan	121,700	121,700
Lease Liability, long term portion	9,929	15,178
Total Long-Term Liabilities	131,629	136,878

TOTAL LIABILITIES	12,072,654	11,530,793
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' DEFICIT:
Common stock, $.001 par value, 1,200,000,000 shares authorized; 421,119,081 and 413,035,675 issued and outstanding at March 31, 2021 and December 31, 2020	421,119	413,036
Additional Paid-In Capital	89,437,765	87,340,025
Accumulated deficit	(101,282,654)	(99,063,675)
Total Stockholders' Deficit	(11,423,770)	(11,310,614)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$648,884	$220,179

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months ended March 31, 2021	For the Three Months ended March 31, 2020
REVENUES:
Service Revenue	$-	$20,000
Total Revenues	-	20,000

COSTS AND EXPENSES:
General and Administrative	1,272,745	693,573
Professional fees and Consulting expense	164,077	156,449
Research and Development	646,752	1,576,100

Total Costs and Expenses	2,083,574	2,426,122

LOSS FROM OPERATIONS	(2,083,574)	(2,406,122)

OTHER EXPENSE:
Interest expense	(24,461)	(24,427)
Interest expense – related parties	(110,943)	(112,429)
Total Other Expense	(135,404)	(136,856)

NET LOSS	$(2,218,978)	$(2,542,978)

BASIC AND DILUTED LOSS PER SHARE	$(0.01)	$(0.01)
WEIGHTED AVERAGE BASIC AND DILUTED SHARES OUTSTANDING	416,039,484	401,570,764

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND MARCH 31, 2021

	Common Stock
	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Total
Balance, December 31, 2019	396,736,506	$396,737	$81,222,726	$(89,957,946)	$(8,338,483)
Issuance of warrants for services	-	-	898,975	-	898,975
Issuance of warrants for services – related party	-	-	297,248	-	297,248
Issuance of common stock for cash	156,252	156	24,844	-	25,000
Common stock issued on conversion of 11% Convertible Debt and accrued interest	1,362,247	1,362	134,863	-	136,225
Common stock issued on warrant exercise	5,636,690	5,637	370,363	-	376,000
Net loss for the three months ended March 31, 2020	-	-	-	(2,542,978)	(2,542,978)
Balance, March 31, 2020	403,891,695	$403,892	$82,949,019	$(92,500,924)	$(9,148,013)

	Common Stock
	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Total
Balance, December 31, 2020	413,035,675	$413,036	$87,340,026	$(99,063,675)	$(11,310,615)
Issuance of warrants for services			975,024		975,024
Issuance of common stock for cash – related party	357,142	357	49,643	-	50,000
Issuance of common stock for cash	7,726,264	7,726	1,032,274	-	1,040,000
Issuance of warrants as per the Co-Participation Agreements	-	-	40,799	-	40,799
Net loss for the three months ended March 31, 2021	-	-	-	(2,218,979)	(2,218,979)
Balance, March 31, 2021	421,119,081	$421,119	$89,437,765	$(101,282,654)	$(11,423,770)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Three Months Ended March 31, 2021	For the Three Months Ended March 31, 2020
Cash Flows for Operating Activities:
Net Loss	$(2,218,979)	$(2,542,978)
Adjustments to reconcile net loss to net cash used by operating activities:
Amortization of Lease Liability	5,239	-
Stock and warrants issued for services rendered – related party	-	297,247
Stock and warrants issued for services rendered	975,024	898,975
Changes in assets and liabilities:
(Increase) in accounts receivable	-	(20,000)
(Increase) in prepaid expenses	(196,493)	(125,592)
Increase in accounts payable	175,533	451,229
(Decrease) in Lease Liability	(2,060)	-
Increase in deferred revenue – participation agreements	55,201	-
Increase in accrued liabilities and interest	154,537	258,051
Net Cash (Used) by Operating Activities	(1,051,998)	(783,068)

Cash Flows from Investing Activities:	-	-
Net Cash From by Investing Activities	-	-

Cash Flow from Financing Activities:
Proceeds from Loan Payable, related party – net of repayments	-	46,000
Proceeds of Note Payable, other	190,500	-
Payments of Note Payable, other	(31,850)	-
Deferred offering expenses	(143,377)	-
Proceeds from sale of common stock warrants – participation agreements	40,799	-
Proceeds from exercise of common stock warrants	-	376,000
Proceeds from sale of common stock – related party	50,000	-
Proceeds from sales of common stock	1,040,000	25,000
Net Cash Provided by Financing Activities	1,146,072	447,000

Increase/(Decrease) in Cash	94,074	(336,068)
Cash at Beginning of Period	137,862	346,111
Cash at End of Period	$231,935	$10,043

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$514	$-
Income Taxes	$-	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Continued)

Supplemental Disclosure of Non-Cash Investing and Financing Activities:

Three Months Ended March 31, 2021:

During the quarter ended March 31, 2021, a related party applied the proceeds of a Loan Payable in the amount of $9,000, against the cost of a Participation Agreement.

Three Months Ended March 31, 2020:

During the quarter ended March 31, 2020, $100,000 of 11% Convertible Notes, as well as $36,225 in related accrued interest were converted at $.10 per share into 1,362,247 shares of the Company’s common stock.

During the quarter ended March 31, 2020, a principal shareholder and related party assigned warrants to purchase 3,750,000 shares of the Company’s Common Stock to third party investors and such warrants were exercised in the first quarter of 2020 at $.10 per share resulting in the issuance of 3,750,000 shares of common stock for gross proceeds of $375,000. The Company considered the warrants to be contributed capital from a majority shareholder and recorded equity related finance charges. The warrants were valued at $453,441 using the Black Scholes pricing model relying on the following assumptions: volatilities ranging from 128.20% to 142.46%; annual rate of dividends 0%; discount rates ranging from 0.66% to 1.65%.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements include the accounts of ZIVO Bioscience, Inc. and its wholly- owned subsidiaries (collectively, the “Company”). All significant intercompany accounts and transactions have been eliminated in consolidation. In the opinion of the Company’s management, the financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the information set forth therein. The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The condensed consolidated financial statements have also been prepared on a basis substantially consistent with, and should be read in conjunction with the Company’s audited consolidated financial statements for the year ended December 31, 2020, included in its Annual Report on Form 10-K that was filed with the Securities and Exchange Commission on February 25, 2021.

Going Concern Uncertainty

The Company incurred a net loss of $(2,218,978) for the three months ended March 31, 2021. In addition, the Company had a working capital deficiency of $11,482,643 and a stockholders’ deficit of $11,423,770 at March 31, 2021. These factors continue to raise substantial doubt about the Company's ability to continue as a going concern. During the three months ended March 31, 2021, the Company raised $1,090,000 from the issuance of common stock and exercise of common stock warrants and $96,000 from the proceeds from the sale of Participation Agreements and related warrants. The Company expects to continue to incur operating losses and net cash outflows until such time as it generates a level of revenue to support its cost structure. There is no assurance that the Company will achieve profitable operations, and, if achieved, whether it will be sustained on a continued basis. These factors indicate substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are filed.  The Company’s condensed consolidated financial statements have been prepared on the basis of continuity of operations, realization of assets and satisfaction of liabilities in the ordinary course of business; no adjustments have been made relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company not continue as a going concern.

The Company intends to fund ongoing activities by utilizing its current cash on hand and by raising additional capital through equity or debt financings. There can be no assurance that the Company will be successful in raising that additional capital or that such capital, if available, will be on terms that are acceptable to the Company. If the Company is unable to raise sufficient additional capital, the Company may be compelled to reduce the scope of its operations and planned capital expenditures.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The unaudited condensed consolidated financial statements include the accounts of Zivo Bioscience, Inc. (Nevada) and its wholly-owned subsidiaries, Health Enhancement Corporation (Nevada), HEPI Pharmaceuticals, Inc. (Delaware), WellMetrix, LLC (Delaware), WellMetris, LLC (Delaware), Zivo Bioscience, LLC (Florida), ZIVO Zoologic, Inc. (Delaware), and Zivo Biologic, Inc. (Delaware). All significant intercompany transactions and accounts have been eliminated in consolidation.

Accounting Estimates

The Company’s condensed consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management uses its best judgment in valuing these estimates and may, as warranted, solicit external professional advice and other assumptions believed to be reasonable.

Cash and Cash Equivalents

For the purpose of the statements of cash flows, cash equivalents include time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less. Cash equivalents consist of highly liquid investments with an original maturity of three months or less when purchased. At March 31, 2021, the Company did not have any Cash Equivalents.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment consist of furniture and office equipment and are carried at cost less allowances for depreciation and amortization. Depreciation and amortization is determined by using the straight-line method over the estimated useful lives of the related assets. Repair and maintenance costs that do not improve service potential or extend the economic life of an existing fixed asset are expensed as incurred.

Revenue Recognition

Revenue is recognized in accordance with revenue recognition accounting guidance, which utilizes five steps to determine whether revenue can be recognized and to what extent: (i) identify the contract with a customer; (ii) identify the performance obligation(s); (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) determine the recognition period. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, Revenue from Contracts with Customers, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Significant judgments exercised by management include the identification of performance obligations, and whether such promised goods or services are considered distinct. The Company evaluates promised goods or services on a contract-by-contract basis to determine whether each promise represents a good or service that is distinct or has the same pattern of transfer as other promises. A promised good or service is considered distinct if the customer can benefit from the good or service independently of other goods/services either in the contract or that can be obtained elsewhere, without regard to contract exclusivity, and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contact. If the good or service is not considered distinct, the Company combines such promises and accounts for them as a single combined performance obligation.

For three months ended March 31, 2021 and 2020, the Company had $0 and $20,000 of revenue, respectively.

Shipping and Handling Costs

Shipping and handling costs are expensed as incurred. For the three months ended March 31, 2021 and 2020, no shipping and handling costs were incurred.

Deferred Offering Expenses

During the three months ended March 31, 2021, the Company incurred $143,377 of costs directly related to our planned public securities offering. We have recorded those costs as Deferred Offering Expenses on our balance sheet and will reduce our proceeds from the security sale by those costs and any additional directly related costs yet to be incurred.

Research and Development

Research and development costs are expensed as incurred. The Company's research and development costs, including internal expenses, consist of clinical study expenses as it relates to the biotech business and the development and growing of algae as it relates to the agtech business. These consist of fees, charges, and related expenses incurred in the conduct of business with Company development by independent outside contractors. External clinical studies study expenses were approximately $280,000 and $585,000 for the three months ended March 31, 2021 and 2020, respectively. Internal expenses, composed of staff salaries compose approximately $366,000 and $990,000 for the three months ended March 31, 2021 and 2020, respectively.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock Based Compensation

We account for stock-based compensation in accordance with FASB ASC 718, Compensation – Stock Compensation, as amended by (ASU) No. 2018-07, Improvements to Nonemployee Share-Based Payment Accounting. Under the provisions of FASB ASC 718, stock-based compensation cost is estimated at the grant date based on the award’s fair value and is recognized as expense over the requisite service period. The Company generally issues grants to its employees, consultants and board members. At the date of grant, the Company determines the fair value of the stock option or warrant award and recognizes compensation expense over the requisite service period. The fair value of the stock option or warrant award is calculated using the Black Scholes option pricing model.

During the three months ended March 31, 2021 and 2020, stock options and warrants were granted to employees, the Board of Directors and consultants of the Company. As a result of these grants, the Company recorded compensation expense of $975,024 and $1,196,222 for these periods, respectively.

The fair value of stock options and warrants was estimated on the date of grant using the Black-Scholes option-pricing model based on the following weighted average assumptions:

	Three Months Ended March 31,
	2021	2020
Expected volatility	144.80% to 153.25%	163.68% to 184.19%
Expected dividends	0%	0%
Expected term	5 to 10 years	5 to 10 years
Risk free rate	0.29% to 1.45%	0.79% to 1.45%

The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option-pricing models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company’s employee warrants have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models may not necessarily provide a reliable single measure of the fair value of the warrants.

Loss Per Share

Basic loss per share is computed by dividing the Company’s net loss by the weighted average number of common shares outstanding during the period presented. Diluted loss per share is based on the treasury stock method and includes the effect from potential issuance of common stock such as shares issuable pursuant to the exercise of options, warrants and conversions of debentures. Potentially dilutive securities as of March 31, 2021, consisted of 79,305,246 common shares issuable upon the conversion of convertible debentures and related accrued interest and 246,942,006 common shares issuable upon the exercise of outstanding stock options and warrants. Potentially dilutive securities as of March 31, 2020, consisted of 73,836,601 common shares issuable upon the conversion of convertible debentures and related accrued interest and 227,944,339 common shares issuable upon the exercise of outstanding warrants. For the three months ended March 31, 2021 and 2020 diluted and basic weighted average shares are the same, as potentially dilutive shares are anti-dilutive.

Advertising

Advertising costs are charged to operations when incurred. There were no advertising costs for the three months ended March 31, 2021 and 2020.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents. The Company, from time to time, maintains cash balances at financial institutions which exceed the current Federal Deposit Insurance Corporation (“FDIC”) limit of $250,000.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Reclassifications

Certain items in these consolidated financial statements have been reclassified to conform to the current period presentation.

Recently Enacted Accounting Standards

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-09 (ASU 2014-09), “Revenue from Contracts with Customers.” ASU 2014-09 superseded the revenue recognition requirements in “Revenue Recognition (Topic 605),” and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflect the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Early adoption is not permitted. Historically the Company has had insignificant revenues.

In February 2016, the FASB issued ASU No. 2016-02, “Leases,” to require lessees to recognize all leases, with limited exceptions, on the balance sheet, while recognition on the statement of operations will remain similar to current lease accounting. The ASU also eliminates real estate-specific provisions and modifies certain aspects of lessor accounting. Subsequently, the FASB issued ASU No. 2018-10, “Codification Improvements to Topic 842”, ASU No. 2018-11, “Targeted Improvements,” and ASU No. 2018-20, “Narrow-Scope Improvements for Lessors,” to clarify and amend the guidance in ASU No. 2016-02. ASU No. 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period.

The Company has adopted each of the ASUs. Prior comparative periods were not required to be restated and the ASUs have not had an impact on the Company’s consolidated financial statements.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment at March 31, 2021 and December 31, 2020 consisted of the following:

	March 31, 2021	December 31, 2020
	(Unaudited)
Furniture and fixtures	$20,000	$20,000
Equipment	80,000	80,000
	100,000	100,000
Less accumulated depreciation and amortization	(100,000)	(100,000)
	$-	$-

There were no depreciation and amortization expenses for the three months ended March 31, 2021 and 2020 respectively.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – LEASES

On December 17, 2020, the Company entered into a 25 ½ month lease agreement for a 2,700-square-foot facility that contains office, warehouse, lab and R&D space in Ft. Myer, Florida. The lease agreement commenced on December 17, 2020 and ends on January 31, 2023. The agreement provided for a total rent of $54,993 over the period. Occupancy of the property commenced on December 17, 2020, there was a 6-week rent holiday and a commencement date of February 1, 2021. Lease expense for operating lease payments is recognized on a straight-line basis over the lease term. Rent is $3,291 per month from January 15, 2021 to January 31, 2022 and $1,154 from February 1, 2022 to January 31, 2023.

The balances for our operating lease where we are the lessee are presented as follows within our condensed consolidated balance sheet:

Operating leases:

Assets:	March 31, 2021	December 31, 2020
Operating lease right-of-use asset	$44,125	$49,984

Liabilities:
Current Portion of Long-Term Operating Lease	$32,362	$29,172
Long-Term Operating Lease, Net of Current Portion	9.928	15,178
	$42,290	$44,350

The components of lease expense are as follows within our condensed consolidated statement of operations:

	For the	For the
	Quarter ended	Quarter ended
	March 31, 2021	March 31, 2020
Operating lease expense	$6,470	$-

Other information related to leases where we are the lessee is as follows:

	For the	For the
	Quarter ended	Year ended
	March 31, 2021	December 31, 2020
Weighted-average remaining lease term:
Operating leases	1.83 Years	2.08 Years

Discount rate:
Operating leases	11.00%	11.00%

Supplemental cash flow information related to leases where we are the lessee is as follows:

For the
Quarter ended
March 31, 2021
Cash paid for amounts included in the measurement of lease liabilities:	$3,291

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – LEASES (Continued)

As of March 31, 2021, the maturities of our operating lease liability are as follows:

Year Ended:	Operating Lease
December 31, 2021	$29,622
December 31, 2022	15,989
December 31, 2023	-
Total minimum lease payments	45,611
Less: Interest	3,321
Present value of lease obligations	42,290
Less: Current portion	32,362
Long-term portion of lease obligations	$9,928

NOTE 5 – LOAN PAYABLE, RELATED PARTIES

HEP Investments, LLC

During the three months ended March 31, 2021, the Company and HEP Investments, LLC (“HEP”, or “HEP Investments”) agreed to exchange the $9,000 in related party debt into an equal investment of $9,000 in the Participation Agreements (see Note 8). This agreement eliminated any remining third Party debt with HEP, as of March 31, 2021 the Company owed HEP Investments, LLC $0.

NOTE 6 – CONVERTIBLE DEBT

HEP Investments, LLC – Related Party

On December 2, 2011, the Company and HEP Investments, LLC, a Michigan limited liability company (the “Lender”), entered into the following documents, effective as of December 1, 2011, as amended through May 16, 2018: (i) a Loan Agreement under which the Lender has agreed to advance up to $20,000,000 to the Company, subject to certain conditions, (ii) an 11% Convertible Secured Promissory Note in the principal amount of $20,000,000 (“Note”) (of which a total of $18,470,640 has been funded, with a total of $14,380,298 converted into 143,702,981 shares of common stock, leaving a balance advanced of $4,090,342 as of March 31, 2021), (iii) a Security Agreement, under which the Company granted the Lender a security interest in all of its assets, (iv) issue the Lender warrants to purchase 1,666,667 shares of common stock at an exercise price of $0.12 per share (including a cashless exercise provision) which expired September 30, 2016 (from the original December 1, 2011 agreement), (v) enter into a Registration Rights Agreement with respect to all the shares of common stock issuable to the Lender in connection with the Loan transaction, in each case subject to completion of funding of the full $20,000,000 called for by the Loan Agreement, and (vi) an Intellectual Property security agreement under which the Company and its subsidiaries granted the Lender a security interest in all their respective intellectual properties, including patents, in order to secure their respective obligations to the Lender under the Note and related documents. The Lenders Notes are convertible into the Company’s restricted common stock at $0.10 per share and bear interest at the rate of 11% per annum. In addition, the Company’s subsidiaries have guaranteed the Company’s obligations under the Note. The Company has also made certain agreements with the Lender which shall remain in effect as long as any amount is outstanding under the Loan. These agreements include an agreement not to make any change in the Company’s senior management, without the prior written consent of the Lender. Two representatives of the Lender will have the right to attend Board of Director meetings as non-voting observers.

In January 2019, and in connection with the Convertible Note, the Lender entered into a life insurance policy for Andrew Dahl, our Chief Executive Officer. On February 23, 2021, the Company and Lender entered into a Letter Agreement in which the Company agreed to pay certain premiums of $2,565 per month under the life insurance policy while payments under the Convertible Note remain outstanding.

On March 29, 2019, the Company and the Lender entered into a “Debt Extension Agreement” whereby the Lender extended the maturity date of the Note to June 30, 2019. The Lender received no additional consideration related to this debt extension. The Company determined that the modification of these Notes was not a substantial modification in accordance with ASC 470-50, “Modifications and Extinguishments.”

As of March 31, 2021, the Company has not made the required annual interest payments and principal payments to the Lender. As the Company has not received a notice of default, pursuant to the terms of the Notes, the Company does not currently consider itself in default. Were the Company to be in default, additional interest would accrue at a rate of 16% per annum.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – CONVERTIBLE DEBT (Continued)

Based on the above, as of March 31, 2021, the total shares of common stock, if the Lender converted the complete $4,090,342 convertible debt, including related accrued interest of $2,084,185, would be 61,745,271 shares, not including any future interest charges which may be converted into common stock.

Following March 31, 2021, the Lender entered into a “Debt Extension and Conversion Agreement” with the Company. See Note 12 – Subsequent Events.

Paulson Investment Company, LLC - Related Debt

On August 24, 2016, the Company entered into a Placement Agent Agreement with Paulson Investment Company, LLC (Paulson). The agreement provided that Paulson could provide up to $2 million in financings through “accredited investors” (as defined by Regulation D of the Securities Act of 1933, as amended). As of December 31, 2016, the Company received funding of $1,250,000 through seven (7) individual loans (the “New Lenders”). Each loan included a (i) a Loan Agreement of the individual loan, (ii) a Convertible Secured Promissory Note (“New Lenders Notes”) in the principal amount of the loan, (iii) a Security Agreement under which the Company granted the Lender a security interest in all of its assets and (iv) an Intercreditor Agreement with HEP Investments, LLC (HEP) whereby HEP and the New Lenders agree to participate in all collateral on a pari passu basis. The loans have a two-year term and mature in September 2018 ($600,000) and October 2018 ($650,000). Paulson received a 10% cash finance fee for monies invested in the Company in the form of convertible debt, along with 5 year, $0.10 warrants equal to 15% of the number of common shares for which the debt is convertible into at $0.10 per share. The New Lenders Notes are convertible into the Company’s restricted common stock at $0.10 per share and bear interest at the rate of 11% per annum.

On September 24, 2018, one New Lender converted $300,000 of the debt and $64,280 of accrued interest into 3,642,800 shares of the Company’s common stock (at $0.10 per share). On May 8, 2019, one of the New Lenders bought the note of another New Lender.

On January 15, 2020, two New Lenders converted $100,000 of the debt and $36,225 of accrued interest into 1,362,246 shares of the Company’s common stock (at $0.10 per share).

The New Lenders Notes state that they will be repaid as follows: accrued interest must be paid on the first and second anniversary of the Note and unpaid principal not previously converted into common stock must be repaid on the second anniversary of the Note.

As of March 31, 2021, the Company has not made the required annual interest payments to the three (3) remaining New Lenders. As the Company has not received notices of default, pursuant to the terms of the Notes, we do not currently consider ourselves in default to the three (3) remaining investors. Were the Company to be considered in default, additional interest would accrue at a rate of 16% per annum.

Following March 31, 2021, two of the New Lenders entered into a “Debt Extension and Conversion Agreement” with the Company. See Note 12 – Subsequent Events.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – CONVERTIBLE DEBT (Continued)

Other Debt

In September 2014, the Lender of the 1% convertible debentures agreed to rolling 30-day extensions until notice is given to the Company to the contrary. As of March 31, 2021, that agreement is still in place. The Company determined that the modification of these Notes is not a substantial modification in accordance with ASC 470-50, “Modifications and Extinguishments.”

Convertible debt consists of the following:
	March 31, 2021 (Unaudited)	December 31, 2020
1% Convertible notes payable, due April 30, 2021 (at March 31, 2021)	$240,000	$240,000

11% Convertible note payable – HEP Investments LLC, a related party, past due September 30, 2019 (as of March 31, 2021 no notice of default has been received)	4,090,342	4,090,342

11% Convertible note payable – New Lenders; placed by Paulson, past due at various dates ranging from September 2018 to October 2019 (as of March 31, 2021 no notice of default has been received)	850,000	850,0000
	5,180,342	5,180,342
Less: Current portion	5,180,342	5,180,342
Long term portion	$-	$-

NOTE 7 – NOTES PAYABLE – SBA PAYCHECK PROTECTION PROGRAM

Paycheck Protection Program Loan

On May 7, 2020, The Company received $121,700 in loan funding from the Paycheck Protection Program (the "PPP") established pursuant to the recently enacted Coronavirus Aid, Relief, and Economic Security Act of 2020 (the "CARES Act") and administered by the U.S. Small Business Administration ("SBA"). The unsecured loan (the "PPP Loan") is evidenced by a promissory note of the Company, dated April 29, 2020 (the "Note") in the principal amount of $121,700 with Comerica Bank (the "Bank"), the lender.

Under the terms of the Note and the PPP Loan, interest accrues on the outstanding principal at the rate of 1.0% per annum. The term of the Note is two years, though it may be payable sooner in connection with an event of default under the Note. To the extent the loan amount is not forgiven under the PPP, the Company will be obligated to make equal monthly payments of principal and interest beginning on the date that is seven months from the date of the Note, until the maturity date. The Note may be prepaid in part or in full, at any time, without penalty.

The CARES Act and the PPP provide a mechanism for forgiveness of up to the full amount borrowed. Under the PPP, the Company may apply for forgiveness for all or a part of the PPP Loan. The amount of loan proceeds eligible for forgiveness, as amended, is based on a formula that takes into account a number of factors, including: (i) the amount of loan proceeds that are used by the Company during the covered period after the loan origination date for certain specified purposes including payroll costs, interest on certain mortgage obligations, rent payments on certain leases, and certain qualified utility payments, provided that at least 75% of the loan amount is used for eligible payroll costs; (ii) the Company maintaining or rehiring employees, and maintaining salaries at certain levels; and (iii) other factors established by the SBA. Subject to the other requirements and limitations on loan forgiveness, only that portion of the loan proceeds spent on payroll and other eligible costs during the covered period will qualify for forgiveness. Although the Company currently intends to use the entire amount of the PPP Loan for qualifying expenses, no assurance is provided that the Company will obtain forgiveness of the PPP Loan in whole or in part.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – LOANS PAYABLE – OTHERS (Continued)

The Note contains customary events of default as follows. The Company:

•Fails to make a scheduled payment;

•Fails to do anything required by the Note and other Loan Documents;

•Defaults on any other loan with Bank;

•Is not eligible to receive a loan under the PPP when the Loan is made;

•Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Bank or SBA;

•Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Bank or SBA;

•Defaults on any loan or agreement with another creditor, if Bank believes the default may materially affect the Company's ability to pay the Note;

•Fails to pay any taxes when due;

•Becomes the subject of a proceeding under any bankruptcy or insolvency law;

•Has a receiver or liquidator appointed for any part of its business or property;

•Makes an assignment for the benefit of creditors;

•Has any adverse change in financial condition or business operation that Bank believes may materially affect the Company's ability to pay the Note, provided that this provision shall not apply to adverse changes or conditions resulting from the Covid-19 pandemic and the circumstances giving rise to the CARES Act;

•Reorganizes, merges, consolidates, or otherwise changes ownership or business structure, (2) makes any distribution of the Company's assets that would adversely affect its financial condition, or (3) transfers (including by pledge) or disposes of any assets except in the ordinary course of business, in each case without Bank's prior written consent; or

•Becomes the subject of a civil or criminal action that Bank believes may materially affect the Company's ability to pay the Note.

Upon the occurrence of an event of default, the Lender has customary remedies and may, among other things, require immediate payment of all amounts owed under the Note, collect all amounts owing from the Company, and file suit and obtain judgment against the Company.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - DEFERRED REVENUE - PARTICIPATION AGREEMENTS

From April 13, 2020 through March 31, 2021, the Company entered into twenty (20) License Co-Development Participation Agreements (the “Participation Agreements”) with certain accredited investors (“Participants”) for an aggregate of $2,940,000. The Participation Agreements provide for the issuance of warrants to such Participants, and allows the Participants to participate in the fees (the “Fees”) from licensing or selling bioactive ingredients or molecules derived from ZIVO’s algae cultures. Specifically, ZIVO has agreed to provide to the Participants a 44.100% “Revenue Share” of all license fees generated by ZIVO from any licensee (See the Table below).

According to the terms of the Agreements, and pursuant to ASC 470-10-25 “Debt – Sales of Future Revenues” the Company has bifurcated the proceeds of $2,940,000 as follows: 1) the 8,370,000 warrants sold were attributed a value of $938,999 based on the Black Scholes pricing model using the following assumptions: volatilities ranging from 139.55% to 154.26%; annual rate of dividends 0%; discount rates ranging from 0.26% to 0.45%, and recorded as Additional Paid In Capital; 2) the remaining $2,001,001 was recorded as Deferred Revenue – Participation Agreements. Since the Company believes there is a rebuttable presumption pursuant to ASC 470-10-25.2, the Deferred Revenue – Participation Agreements will be amortized into income, using an estimate to be determined by Management, if and when the Company derives income from the license or sale of bioactive ingredients or molecules (including its TLR4 Inhibitor molecule) derived from the Company’s algae cultures.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - DEFERRED REVENUE - PARTICIPATION AGREEMENTS (Continued)

The Participation Agreements allow the Company the option to buy back the right, title and interest in the Revenue Share for an amount equal to the amount funded plus a forty percent (40%) premium, if the option is exercised less than 18 months following execution, and for either forty (40%) or fifty percent (50%) if the option is exercised more than 18 months following execution. Pursuant to the terms fifteen of the Participation Agreements, the Company may not exercise its option until it has paid the Participants a revenue share equal to a minimum of thirty percent (30%) of the amount such Participant’s total payment amount. Pursuant to the terms of the one of the Participation Agreements, the Company may not exercise its option until it has paid the Participant a revenue share equal to a minimum of one hundred forty percent (140%) of the amount such Participant’s total payment amount. Four of the Participation Agreements have no minimum threshold payment.  Once this minimum threshold is met, the Company may exercise its option by delivering written notice to a Participant of its intent to exercise the option, along with repayment terms of the amount funded, which may be paid, in the Company’s sole discretion, in one lump sum or in four (4) equal quarterly payments. If the Company does not make such quarterly payments timely for any quarter, then the Company shall pay the prorate Revenue Share amount, retroactive on the entire remaining balance owed, that would have been earned during such quarter until the default payments have been made and the payment schedule is no longer in default.  See below a summary of the Participation Agreements:

Agreement #	Date of Funding	Amount Funded	Warrants	Term	Exercise Price	Revenue Share	Minimum Payment Threshold	Buy- back Premium % pre-18 mos.	Buy- back Premium % post 18 mos.
1	Apr 13, 2020	$100,000	300,000	5 Years	$0.12	1.50%	-	40%	40%
2	Apr 13, 2020	150,000	450,000	5 Years	0.12	2.25%	-	40%	40%
3	Apr 13, 2020	150,000	450,000	5 Years	0.12	2.25%	-	40%	40%
4	May 7, 2020	250,000	750,000	5 Years	0.12	3.75%	-	40%	40%
5	Jun 1, 2020	275,000	825,000	5 Years	0.11	4.13%	$82,500	40%	50%
6	Jun 3, 2020	225,000	675,000	5 Years	0.11	3.38%	67,500	40%	50%
7	Jul 8, 2020	100,000	300,000	5 Years	0.12	1.50%	30,000	40%	50%
8	Aug. 24, 2020	125,000	375,000	5 Years	0.12	1.88%	37,500	40%	50%
9	Sept. 14, 2020	150,000	450,000	5 Years	0.12	2.25%	45,000	40%	50%
10	Sept.15, 2020	50,000	150,000	5 Years	0.12	0.75%	15,000	40%	50%
11	Sept.15, 2020	50,000	150,000	5 Years	0.12	0.75%	15,000	40%	50%
12	Sept.25, 2020	300,000	450,000	5 Years	0.12	4.50%	420,000	40%	50%
13	Oct. 8, 2020	500,000	1,500,000	5 Years	0.12	7.50%	150,000	40%	40%
14	Oct. 4, 2020	100,000	30,000	5 Years	0.12	1.50%	30,000	40%	40%
15	Oct. 8, 2020	250,000	750,000	5 Years	0.12	3.75%	75,000	40%	40%
16	Oct. 9, 2020	50,000	150,000	5 Years	0.12	0.75%	15,000	40%	40%
17	Dec. 16, 2020	10,000	30,000	5 Years	0.14	0.15%	3,000	40%	50%
18	Jan. 22, 2021	40,000	120,000	5 Years	0.14	0.60%	12,000	40%	50%
19	Jan. 25, 2021	40,000	120,000	5 Years	0.14	0.06%	12,000	40%	50%
20	Jan. 27, 2021	25,000	75,000	5 Years	0.14	0.38%	7,500	40%	50%
		$2,940,000	8,370,000			44.10%	$1,017,000

Certain of the Participation Agreements are owned by related parties.  Participation Agreements numbers 8, 14, and 19 totaling $265,000 are owned by HEP Investments, and Participation Agreement 13 in the amount of $500,000 is owned by Strome.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - STOCKHOLDERS’ DEFICIT

Reverse Stock Split

On November 11, 2020, ZIVO’s stockholders approved a reverse stock split of its common stock within the range of 1-for-25 to 1-for-120 of our authorized, issued, and outstanding shares of common stock. The Board, in its discretion, will determine the final ratio, effective date, and date of filing of the certificate of amendment to our articles of incorporation, as amended, in connection with the reverse stock split. The Board has not yet finalized the stock-split, therefore all option, share and per share information in this Quarterly Report on Form 10Q does not give effect to any proposed reverse stock split.

Stock Issuances

During the three months ended March 31, 2021, the Company issued 7,726,264 shares at an average price of $0.135 for proceeds of $1,040,000, to private investors. In addition, during this same period, a related party purchased 357,142 shares of the Company’s common stock at $0.14 per share for proceeds of $50,000.

During the three months ended March 31, 2020, the Company issued 156,252 shares at $0.16 per share for proceeds of $25,000, to private investors.

Stock Warrants Exercised

During the quarter ended March 31, 2021, warrants to purchase 50,000 shares of the Company’s common stock were exercised on a “cashless” basis resulting in the issuance of 22,973 shares of common stock.

During the three months ended March 31, 2020, HEP Investments, a principal shareholder and related party, assigned warrants to purchase 3,750,000 shares of the Company’s common stock to third party investors. These warrants were exercised at $0.10 per share resulting in proceeds of $375,000. Due to the nature of this transaction, the Company considered the warrants to be contributed capital from a majority shareholder and recorded equity related finance charges. The warrants were valued at $453,441 using the Black Scholes pricing model relying on the following assumptions: volatilities ranging from 128.20% to 142.46%; annual rate of dividends 0%; discount rates ranging from 0.66% to 1.65%.

In addition, the Company issued 10,000 shares of the Company’s common stock at $0.10 per share for proceeds of $1,000 from the exercise of warrants.

Sale of Common Stock Warrants

In connection with the License Co-Development Participation Agreements (“Participation Agreements”) (see Note 8), the Company sold warrants to purchase 315,000 shares of common stock for $40,799. The warrants were valued based on the Black Scholes pricing model relying on the following assumptions: volatility 139.55% to 149.20%; annual rate of dividends 0%; discount rate 0.41% to 0.45%.

2019 Omnibus Long-Term Incentive Plan

On November 29, 2019, after approval from the Board, the Company entered into and adopted the 2019 Omnibus Long-Term Incentive Plan (the “2019 Incentive Plan”) for the purpose of enhancing the Registrant’s ability to attract and retain highly qualified directors, officers, key employees and other persons and to motivate such persons to improve the business results and earnings of the Company by providing an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. The 2019 Incentive Plan will be administered by the compensation committee of the Board who will, amongst other duties, have full power and authority to take all actions and to make all determinations required or provided for under the 2019 Incentive Plan. Pursuant to the 2019 Incentive Plan, the Company may grant options, share appreciation rights, restricted shares, restricted share units, unrestricted shares and dividend equivalent rights. The Plan has a duration of 10 years.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - STOCKHOLDERS’ DEFICIT (Continued)

Subject to adjustment as described in the 2019 Incentive Plan, the aggregate number of common shares (“Shares”) available for issuance under the 2019 Incentive Plan is One Hundred Two Million (102,000,000) Shares. The exercise price of each Share subject to an Option (as defined in the 2019 Incentive Plan) shall be at least the Fair Market Value (as defined in the 2019 Incentive Plan) (except in the case of an incentive stock option granted to more than 10% shareholder of the Company, in which case the price should not be less than 110% of the Fair Market Value) on the date of the grant of a Share and shall have a term of no more than ten years. As of March 31, 2021, 62,500,000 Options have been issued with terms between 5 years and 10 years. Based on certain performance milestones, the grant agreements also provide for the issuance of an additional 12,000,000 options of the Company’s common stock at an exercise price of at least the Fair Market Value (as defined in the 2019 Omnibus Long-term Incentive Plan) on the date of the grant of a Share and with a term of no more than ten years.

Common Stock Options

A summary of the status of the Company’s Options related to the 2019 Incentive Plan is presented below:

	March 31, 2021		December 31, 2020
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
Outstanding, beginning of year	48,500,000	$0.12	-	$-
Issued	14,000,000	0.14	48,500,000	0.12
Outstanding, end of period	62,500,000	$0.13	48,500,000	$0.12

Options outstanding and exercisable by price range as of March 31, 2021 were as follows:

Outstanding Options			Exercisable Options
Range of Exercise Price	Number	Average Weighted Remaining Contractual Life in Years	Range of Exercise Price	Number	Weighted Average Exercise Price
$0.10-0.109	28,000,000	8.63	$0.10-0.109	28,000,000	$0.10
0.11-0.119	2,000,000	4.48	0.11-0.119	625,000	0.11
0.12-0.129	2,000,000	4.38	0.12-0.129	1,000,000	0.12
0.14-0.149	15,000,000	9.69	0.14-0.149	5,000,000	0.14
0.15-0.159	2,000,000	8.93	0.15-0.159	2,000,000	0.15
0.16-0.169	13,500,000	3.89	0.16-0.169	10,000,000	0.16
	62,500,000	7.60		$46,625,000	$0.12

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - STOCKHOLDERS’ DEFICIT (Continued)

Common Stock Warrants

A summary of the status of the Company’s warrants is presented below:

	March 31, 2021		December 31, 2020
	Number of Warrants	Weighted Average Exercise Price	Number of Warrants	Weighted Average Exercise Price
Outstanding, beginning of year	200,177,006	$0.09	194,204,339	$0.09
Issued	315,000	0.14	23,005,000	0.12
Exercised	(50,000)	0.08	(14,365,000)	0.10
Cancelled	-	-	-	-
Expired	(125,000)	0.09-	(2,667,333)	0.08
Outstanding, end of period	200,317,006	$0.09	200,177,006	$0.09

Warrants outstanding and exercisable by price range as of March 31, 2021 were as follows:

Outstanding Warrants			Exercisable Warrants
Exercise Price	Number	Average Weighted Remaining Contractual Life in Years	Exercise Price	Number	Weighted Average Exercise Price
$0.05	1,000,000	0.45	$0.05	1,000,000	$0.05
0.06	16,050,000	1.34	0.06	16,050,000	0.06
0.07	2,500,000	1.45	0.07	2,500,000	0.07
0.08	30,368,477	2.15	0.08	30,368,477	0.08
0.09	100,000	1.33	0.09	100,000	0.09
0.10	124,773,734	2.12	0.10	124,773,734	0.10
0.11	3,704,795	2.98	0.11	3,704,795	0.11
0.12	18,555,000	4.45	0.12	18,555,000	0.12
0.14	2,865,000	2.75	0.14	2,865,000	0.14
0.18	400,000	3.75	0.18	400,000	0.18
	200,317,006	2.29		200,317,006	$0.10

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10- COMMITMENTS AND CONTINGENCIES

COVID-19

In March 2020, the World Health Organization declared the outbreak of a disease caused by a novel strain of the coronavirus (COVID-19) to be a pandemic. Global pandemics and other natural disasters or geopolitical actions, including related to the COVID-19 pandemic, could affect the Company’s ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations. Prior to the COVID-19 pandemic, the expectation was that there would be forward moment with the production of our algal biomass, validation and purification. However, these were temporarily suspended and/or delayed, and many continue in diminished capacity.

Employment Agreements

We currently have compensation agreements with our President / Chief Executive Officer, one with our new Chief Financial Officer, and a separation agreement with our former Chief Financial Officer.

Mr. Dahl’s Employment Agreement:

The Company’s Chief Executive Officer, Andrew Dahl, is serving as Chief Executive Officer under the terms of an amended and restated employment agreement dated November 15, 2019 (“Dahl Agreement”) that superseded all prior employment agreements and understandings. Under the terms of the Dahl Agreement, Mr. Dahl’s agreement provides for a term of three years, with successive automatic renewals for one year terms, unless either party terminates the Dahl Agreement on at least 60 days’ notice prior to the expiration of the then current term of Mr. Dahl’s employment. Mr. Dahl has received an annual base salary, commencing on June 1, 2019, of $440,000 (“Dahl Base Salary”), of which $7,500 per month has been deferred until either of the following events occur: (i) within five (5) years after the effective date, the Company enters into a term sheet to receive at least $25,000,000 in equity or other form of investment or debt on terms satisfactory to the board of directors of the Company including funding at closing on such terms of at least $10 million; or (ii) within 12 months after the effective date that the Company receives revenue of at least $10 million. The Dahl Base Salary is subject to annual review and increase (but not decrease) by the Board during the employment term with minimum annual increases of 4% over the previous year’s Dahl Base Salary.

Mr. Dahl is entitled to a Revenue Bonus (as defined in the Dahl Agreement) equal to 2% of the Company’s revenue contribution in accordance with a formula as detailed in the Dahl Agreement.

Mr. Dahl was awarded a non-qualified option to purchase 28,000,000 shares of the Company’s common stock at a price of $0.10 per share upon signing the Dahl Agreement. Mr. Dahl will be entitled to non-qualified performance-based options having an exercise price equal to the greater of $0.10 per share and the Fair Market Value (as defined in the 2019 Incentive Plan), upon the attainment of specified milestones as follows: (i) non-qualified option to purchase 1,000,000 common shares upon identification of bioactive agents in the Company product and filing of a patent with respect thereto; (ii) non-qualified option to purchase 1,500,000 common shares upon entering into a contract under which the Company receives at least $500,000 in cash payments; (iii) non-qualified option to purchase 1,500,000 common shares upon the Company entering into a co-development agreement with a research company to develop medicinal or pharmaceutical applications (where the partner provides at least $2,000,000 in cash or in-kind outlays); (iv) non-qualified option to purchase 1,500,000 common shares upon the Company entering into a co-development agreement for nutraceutical or dietary supplement applications (where the partner provides at least $2,000,000 in cash or in-kind outlays); and (v) non-qualified option to purchase 1,500,000 common shares upon the Company entering into a pharmaceutical development agreement. Note that item (i) was achieved in 2019 and the Company awarded a non-qualified option to purchase 1,000,000 common shares of the Company’s common stock at a price of $0.14 per share.

As it relates to Wellmetris, if and when at least $2 million in equity capital is raised from a third party and invested in Wellmetris in an arms-length transaction, Mr. Dahl shall be granted a warrant to purchase an equity interest in Wellmetris that is equal to the equity interest in Wellmetris owned by the Company at the time of the first tranche of any such capital raise (the “Wellmetris Warrant”). The Wellmetris Warrant shall be fully vested as of the date it is granted and shall expire on the 10th anniversary of the grant date. Once granted, the Wellmetris Warrant may be exercised from time to time in whole or in part, with Mr. Dahl retaining any unexercised portion. The exercise price for the Wellmetris Warrant shall be equal to the fair market value of the interest in Wellmetris implied by the pricing of the first tranche of any such capital raise.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10- COMMITMENTS AND CONTINGENCIES (Continued)

Mr. Dahl’s Employment Agreement: (Continued)

The Dahl Agreement provides that if a Change of Control (as defined in the Dahl Agreement) occurs and Mr. Dahl’s employment is terminated without Cause (as defined in the Dahl Agreement) or Mr. Dahl resigns for Good Cause (as defined in the Dahl Agreement) during the 24-month period following the Change of Control or during the sixty (60) days immediately preceding the date of a Change of Control, 100% of Mr. Dahl’s unvested options will be fully vested. The Dahl Agreement also provides for severance payments of, amongst other things, 300% of the Dahl Base Salary and 2x the amount of the Revenue Bonus in such event.

Mr. Marchiando’s Employment Agreement:

On January 1, 2021, the Company entered into an employment letter with Mr. Marchiando (“Marchiando Agreement”). Under the terms of the Marchiando Agreement, Mr. Marchiando will serve as Chief Financial Officer of the Company for one year, with successive automatic renewals for one year terms, unless either party terminates the Marchiando Agreement on at least sixty days’ notice prior to the expiration of the then current term of the Marchiando Agreement. Mr. Marchiando will receive an annual base salary, commencing on January 1, 2021, of $280,000 (“Marchiando Base Salary”). The Marchiando Base Salary shall increase to $300,000 if within one (1) year after the effective date, the Company enters into a term sheet and receives the related financing to receive at least $10,000,000 in equity or other form of investment or debt (“Third Party Financing”) on terms satisfactory to the board of directors of the Company. On January 1, 2021, Mr. Marchiando received a stock option award issued pursuant to the Company’s 2019 Omnibus Long-Term Incentive Plan to purchase 13,000,000 shares of the Company’s common stock, with an exercise price of $0.14 per share. Vesting of these options shall be as follows: 3,000,000 shares vested immediately upon grant of the option award, and 1,250,000 shares will vest on each 6 month anniversary of January 1, 2021. Mr. Marchiando shall also receive $25,000 upon the closing, prior to December 31, 2021, of a Third Party Financing that raises at least $10,000,000. If, upon the closing prior to December 31, 2021 of a Third Party Financing that raises over $13,000,000 for the Company, Mr. Marchiando shall receive a maximum bonus of $50,000, as long as Mr. Marchiando is employed at the time of closing.

If Mr. Marchiando’s employment is terminated by the Company due to death or Disability, or without Cause, or if Mr. Marchiando resigns for Good Reason (each as defined in the Marchiando Agreement) or if either party does not renew the employment term, Mr. Marchiando will be entitled to receive the following severance benefits: a continuation of the Marchiando Base Salary for one year, payment of an amount equal to Mr. Marchiando’s target bonus in the year of termination and a fully-vested, nonqualified stock option to purchase 1,000,000 shares of common stock. Additionally, all outstanding and contingent nonqualified options owned directly or beneficially by Mr. Marchiando shall be converted immediately into vested options, with terms as specified in the applicable award agreement.

The Marchiando Agreement provides that if a Change of Control (as defined in the Marchiando Agreement) occurs and Mr. Marchiando resigns for Good Reason (as defined in the Marchiando Agreement) or Mr. Marchiando’s employment is terminated without Cause (as defined in the Marchiando Agreement) during the 24-month period following the Change of Control or during the sixty (60) days immediately preceding the date of a Change of Control, 100% of Mr. Marchiando’s unvested options will be fully vested and the restrictions on his restricted shares will lapse. The Marchiando Agreement also provides for severance payments of, amongst other things, a lump sum payment of 200% of the Marchiando Base Salary, 200% of Mr. Marchiando’s Performance Bonus (as defined in the Marchiando Agreement) earned in the last 12 months preceding the Change of Control and payment of 24 months of the Marchiando Base Salary in such event.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10- COMMITMENTS AND CONTINGENCIES (CONTINUED)

Mr. Rice’s Employment Arrangement:

On March 4, 2020, the Company entered into an employment letter with Philip Rice, former Chief Financial Officer of the Company (“Rice Agreement”) that superseded all prior employment understandings and agreements. Under the terms of the Rice Agreement, Mr. Rice will serve as Chief Financial Officer of the Company for one year, with successive automatic renewals for one year terms, unless either party terminates the Rice Agreement on at least sixty days’ notice prior to the expiration of the then current term of the Rice Agreement. Mr. Rice will receive an annual base salary, commencing on January 1, 2020, of $280,000 (“Rice Base Salary”). The Rice Base Salary shall increase to $300,000, when the following event occurs: within one (1) year after the effective date, the Company enters into a term sheet and receives the related financing to receive at least $15,000,000 in equity or other form of investment or debt (“Third Party Financing”) on terms satisfactory to the board of directors of the Company. On the date the Rice Agreement was executed, Mr. Rice received a $25,000 retention bonus, and a fully-vested nonqualified stock option to purchase 2,000,000 shares of the Company’s common stock at a price of $0.15 per share (these options were valued at $297,248 using the Black Scholes pricing model relying on the following assumptions: volatility 163.68%; annual rate of dividends 0%; discount rate 1.02%).

On January 7, 2021, the Company and Rice entered into a written agreement concerning Rice’s departure from the Company (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Rice resigned from his position as Chief Financial Officer of the Company effective on January 1, 2021, and following a transition period, agreed to resign from all positions as an officer or employee of the Company effective as of January 31, 2021 (the “Separation Date”). The Separation Agreement provides that Mr. Rice will receive certain benefits that he is entitled to receive under his employment agreement dated March 4, 2020. Accordingly, under the Separation Agreement, subject to non-revocation of a general release and waiver of claims in favor of the Company, the Company has agreed to pay Mr. Rice his base salary of $280,000 for one year and three weeks, beginning on the Separation Date, and grant him an option to purchase 1,000,000 shares of common stock.

Corporate Advisory Agreement

On September 30, 2019, effective July 9, 2019, the Company entered into an agreement with an Investment Opportunity Provider (IOP). The IOP has been engaged as an exclusive financial advisor in connection with the proposed securities offering and sale of up to $35 million of the Company’s common stock. The Company has agreed to pay the IOP, upon the acceptance of a successful funding transaction, a fee of 1% of the aggregate value of the transaction and a warrant to purchase up to 6,000,000 shares of common stock at an exercise price of $0.10 for a term of five years. As of March 31, 2021, in connection with this agreement, no successful funding transactions have taken place and no warrants have been issued.

Financial Consulting Agreement – May 2020

On May 4, 2020, the Company entered into a Financial Consulting and Corporate Advisory Agreement (“FCCA Agreement”). The FCCA Agreement calls for a non-refundable initial fee of $25,000 and two additional monthly fees of $15,000 per month. To the extent a transaction (defined as the sale of equity securities, hybrid debt and equity securities or the entering into any fund capital, joint venture, buy out, or similar transactions) is entered into, then the Company will pay an 8% fee based on the value of the transaction. A 50% credit of the initial fee and monthly fees will be credited against the 8% fee. This Agreement can be cancelled at any time by either party, however, there is a 24-month period where the 8% transaction will be payable based on identified transaction participants. This FCCA Agreement was cancelled in July 2020.

Financial Consulting Agreement – July 2020

On July 16, 2020, the Company entered into an Advisory Agreement (“FC Agreement”). The FC Agreement calls for monthly fees of $10,000 per month. The FC Agreement is on a month-to-month renewal basis. Upon each renewal (starting with the second month), the Company shall issue a warrant to purchase 150,000 shares of common stock at an exercise price of $0.12 for a term of five years. The Company issued warrants to purchase 450,000 shares of common stock at an exercise price of $0.12 for a term of five years valued at $51,278 using the Black Scholes pricing model relying on the following assumptions: volatility 144.93% to 145.50%; annual rate of dividends 0%; discount rate 0.29% to 0.32% The Company terminated the FC Agreement in October 2020.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10- COMMITMENTS AND CONTINGENCIES (Continued)

Supply Chain Consulting Agreement

On February 27, 2019, the Company entered into a Supply Chain Consulting Agreement with a consultant (“Consultant”) (see Note 11 – Stockholders’ Deficiency). In May 2019, the Company issued a warrant to purchase 5,000,000 shares of common stock at an exercise price of $0.10 for a term of five years to the Consultant. The warrants were valued at $529,023 using the Black Scholes pricing model relying on the following assumptions: volatility 181.49%; annual rate of dividends 0%; discount rate 2.34%. In October 2019, 2,000,000 of those warrants were returned to the Company resulting in a reduction in the value of $211,609. On September 14, 2019, the parties entered into a First Amendment to the Supply Chain Consulting Agreement (“Supply Consulting Agreement Amendment”). The Supply Consulting Agreement Amendment provides that the Consultant will identify and help negotiate the terms of potential joint ventures involving algae production development projects or related transactions or business combinations (“Development Project”). The Supply Consulting Agreement provides for exclusivity in Southeast Asia; Oceania; Indian subcontinent; and Africa; with regions in the Middle East by mutual agreement. The closing of a Development Project (as acceptable to the Company) is defined as the date that the Company is able, financially and otherwise, to proceed with engineering and construction of algae production facilities, processing or warehousing facilities and supply chain development, or related business combinations rendering an equivalent outcome (in the reasonable determination of the Company), for the production, processing, transport, compliance, marketing and resale of its proprietary algae biomass. Upon the closing of a Development Project, the Company will pay cash fees of $300,000 to Consultant, pay an on-going monthly fee of $50,000 for 24 months and issue to Consultant a cashless warrant with a five-year term to purchase nineteen million (19,000,000) shares of the Company’s common stock at an exercise price of $0.10 per share. On November 24, 2020, the parties entered into a Second Amendment to the Supply Chain Consulting Agreement whereby the issuance to Consultant a cashless warrant with a five-year term to purchase nineteen million (19,000,000) shares of the Company’s common stock was reduced to thirteen million (13,000,000) shares of the Company’s common stock, and a cashless warrant with a five-year term to purchase three million (3,000,000) shares of the Company’s common stock was issued to a member of the Consultant. The warrants were valued at $386,348 using the Black Scholes pricing model relying on the following assumptions: volatility 148.83%; annual rate of dividends 0%; discount rate 0.39%. As of March 31, 2021, the Development Project has not closed, and the warrants have not yet been issued.

The Board of Directors has also authorized the Company to issue to Consultant a cashless warrant with a five-year term to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $0.10 per share at its discretion. As of March 31, 2021, such warrant has not been issued.

On March 1, 2021, the Company and the aforementioned “member of the Consultant” signed an amendment to the original consulting agreement. The member of the Consultant agreed to take on additional responsibilities related to the non-North America expansion of the Company biomass production network. Upon the successful formation, licensing and start of operations, the member of the Consultant will be granted warrants to purchase 3,250,000 shares of the Company’s common stock at the prevailing market price at that time. In addition, a monthly cash payment of $12,500 is included in the consulting agreement.

Marketing / Public Relations

On December 27, 2019, the Company entered into a Marketing / Public Relations Agreement (“MPR Agreement”) with a consultant (“MPR Consultant”). The MPR Agreement provides that the MPR Consultant will assist the Company in identifying and assist in the negotiation of potential licensing, product sales, joint ventures and venture financing of projects outside of the United States and provide advice for the Company’s long-term business strategy and commercial relationships. The MPR Agreement calls for the issuance of warrants to purchase up to 5,000,000 shares of the Company’s common stock at an exercise price based on the closing market price on the day of issuance, with a five-year term. For commercial transactions whose value is determined and agreed to by both parties exceeding $1,000,000 (“Qualifying Transaction”), the Company shall issue to MPR Consultant a warrant to purchase common stock in the amount of 500,000 shares. For each successive Qualifying Transaction of at least $1,000,000, the MPR Consultant shall be issued 300,000 shares up to a maximum cumulative award of 5,000,000 shares in warrant form in total. Further, the Company will pay a 4% commission on the revenue received on the sale of Company algal product to one or more entities identified and cultivated by the MPR Consultant, and on the revenue received from licensing the Company’s intellectual property to such entities identified and cultivated by the MPR Consultant, for a period of three (3) years from the effective date of a qualifying transaction. The Agreement also calls for a $5,000 payment upon signing and monthly payments of $5,000 once a Qualifying Transaction, the sale of an algal product or revenue from a licensing transaction occurs. As of March 31, 2021, a commercial transaction has not closed, and the warrants have not yet been issued and no commissions have been paid.

ZIVO BIOSCIENCE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10- COMMITMENTS AND CONTINGENCIES (Continued)

Marketing / Public Relations (Continued)

On February 15, 2021, the Company signed a consulting agreement with CorProminence, LLC (dba COREir) to provide us with investor relations and public relations services. The COREir agreement includes a provision to issue to COREir on the four (4) month anniversary of the Effective Date, or as soon thereafter as is practically possible, 800,000 authorized restricted shares of common stock (the “Shares”) of the Company, of which 400,000 shares shall vest immediately upon receipt, 200,000 shall vest on the eight (8) month anniversary of the contract Effective Date and 200,000 shares shall vest on the twelve (12) month anniversary of the effective date of the COREir agreement. In addition, the agreement requires the Company to pay COREir $15,000 per month, plus out of pocket expenses, for their consulting services.

Legal Contingencies

We may become a party to litigation in the normal course of business. In the opinion of management, there are no legal matters involving us that would have a material adverse effect upon our financial condition, results of operation or cash flows.

NOTE 11 - RELATED PARTY TRANSACTIONS

Loan Payable – Related Party

See Note 5 – Loan Payable – Related Parties for disclosure of loans payable to related Parties.

Executive Compensation

See Note 9 – Stockholder’ Deficiency for disclosure of compensation to the Chief Financial Officer.

Employment Agreement

See Note 10 – Commitments and Contingencies for disclosure of the Employment Agreement with the Chief Executive Officer.

NOTE 12 – SUBSEQUENT EVENTS

Stock Issuances

From April 1, 2021 through the date of this filing, the Company received proceeds of $474,970 from the issuance of 3,447,794 shares of common stock at $0.14 per share and issued 4,348,969 shares from the cashless exercise of 11,077,896 common stock warrants.

Deferred Revenue – Participation Agreements

On May 14, 2021, the Company entered into an additional Participation Agreement totaling $45,000 with a related party (“Additional Participant”). The total investment of $45,000 came from a cash investment.  The Agreement provide for payments by the Company to the Additional Participant of an additional 0.675% of fees generated by the Company from licensing or selling bioactive ingredients or molecules (including the Revenue Share). The Agreements also call for the issuance of warrants to purchase an aggregate of 135,000 shares of common stock with a term of five years and at exercise prices of $0.13 per share. The warrants to purchase the shares has a total value of $14,898 based on a Black Scholes valuation models with a volatility of 129.13%, a 0% dividend rate, and a discount rate range of 0.87%.

Convertible Debt Conversion Agreement

The Company has entered into Debt Extension and Conversion Agreements with certain investors, that own certain convertible notes in the combined aggregate principal and interest amount of approximately $7,360,000 as of May14, 2021. These agreements provide that the notes automatically convert into approximately 73,595,000 shares of common stock (assuming that such conversions were to occur on May 14, 2021) upon consummation of an underwritten public offering of the Company’s common stock.

1,105,769 Units

Each Consisting of

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

PROSPECTUS

Lead Book-Running Manager Maxim Group LLC	Co-Book-Running Manager Joseph Gunnar & Co. LLC

_____________, 2021

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the Registrant, other than underwriting discounts and commissions, upon the completion of this Offering. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

SEC registration fee	$3,140
FINRA filing fee	4,818
Nasdaq listing fee	50,000
Legal fees and expenses	230,000
Accounting fees and expenses	25,000
Printing and engraving expenses	25,000
Transfer agent and registrar fees	6,000
Miscellaneous expenses	6,042
Total	$350,000

Item 14.  Indemnification of Directors and Officers.

We are incorporated in Nevada. Section 78.7502(1) of the NRS, provides that a corporation may indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he is not liable pursuant to NRS 78.138 or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. NRS 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless the presumption established by NRS 78.138(3) has been rebutted and it is proven that (i) his or her act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

NRS 78.7502(2) permits a corporation to indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification pursuant to NRS 78.7502 may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. NRS 78.751(1) provides that a corporation shall indemnify any person who is a director, officer, employee or agent of the corporation, against expenses actually and reasonably incurred by the person in connection with defending an action (including, without limitation, attorney’s fees), to the extent that the person is successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or any claim, issue or matter in such action.

NRS 78.751 provides that the indemnification pursuant to NRS 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled (except that indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of the law and such intentional misconduct, fraud or a knowing violation of the law was material to the cause of action) and that the indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. NRS 78.752 permits a corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities.

Bylaws

Our bylaws include express provisions providing for the indemnification of our directors and officers to the fullest extent permitted under the NRS, and the mandatory payment by us of expenses incurred by such persons in defending a civil or criminal action, suit or proceeding in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that such person is not entitled to be indemnified by us. Our bylaws also permit us to purchase and maintain insurance or make other financial arrangements on behalf of any such person for certain liability and expenses, whether or not we have the authority to indemnify such person against such liability and expenses.

See also the undertakings set out in response to Item 17 herein.

Item 15.  Recent Sales of Unregistered Securities.

The following is a summary of all securities that we have issued since January 1, 2017 without registration under the Securities Act of 1933, as amended (the “Securities Act”):

Common Stock:

Name	Form	Date	Common Stock Shares	Amount Received
Mariam Tauber	Issuance of Common Stock	07-Mar-17	1,562	$11,250
David Lopez	Issuance of Common Stock	07-Mar-17	1,562	$11,250
HEP Investments LLC	Common Stock Issued for Financing Costs - HEP Investments	31-Mar-17	5,625	$36,000
Newbridge Securities Corp.	Issuance of Common Stock	18-Apr-17	23,437	$131,250
HEP Investments LLC	Conversion of loan payable and accrued interest	14-Jul-17	3,750	$30,000
HEP Investments LLC	Common Stock Issued for Financing Costs - HEP Investments	14-Jul-17	1,607	$9,000
HEP Investments LLC	Common Stock Issued for Financing Costs - HEP Investments	24-Jul-17	6,428	$36,000
HEP Investments LLC	Common Stock Issued for Financing Costs - HEP Investments	07-Sep-17	1,607	$9,000
HEP Investments LLC	Common Stock Issued for Financing Costs - HEP Investments	25-Sep-17	6,428	$36,000
HEP Investments LLC	Common Stock Issued for Financing Costs - HEP Investments	20-Nov-17	2,500	$18,000
HEP Investments LLC	Common Stock Issued for Financing Costs - HEP Investments	08-Feb-18	1,125	$9,000
HEP Investments LLC	Common Stock Issued for Financing Costs - HEP Investments	26-Mar-18	1,125	$9,000
HEP Investments LLC	Conversion of loan payable and accrued interest	12-Apr-18	4,903	$39,231
Sean Sanford	Purchase of Common Stock	17-Apr-18	3,125	$25,000
Christopher Maggiore	Purchase of Common Stock	01-May-18	62,500	$500,000
HEP Investments, LLC	Common Stock Issued for Financing Costs - HEP Investments	08-May-18	1,250	$9,000
Mark E. Strome Living Trust	Purchase of Common Stock	11-May-18	110,249	$881,997
Mark E. Strome Living Trust	Purchase of Common Stock	23-May-18	53,352	$426,816
HEP Investments LLC	Common Stock Issued for Financing Costs - HEP Investments	05-Jun-18	2,596	$27,000
Al Abdelnour	Purchase of Common Stock	11-Jul-18	3,750	$30,000
Sea Green Investments	Purchase of Common Stock	13-Aug-18	52,500	$420,000
HEP Investments LLC	Common Stock Issued for Financing Costs - HEP Investments	24-Sep-18	421	$5,400
Adolfo Carmona	Conversion of loan payable and accrued interest	24-Sep-18	37,500	$300,000
Adolfo Carmona	Conversion of loan payable and accrued interest	24-Sep-18	8,035	$64,280
HEP Investments LLC	Common Stock Issued for Financing Costs - HEP Investments	02-Nov-18	446	$4,997
Athar Siddiqui	Purchase of Common Stock	05-Nov-18	6,250	$50,000
John Mansour	Purchase of Common Stock	28-Nov-18	6,250	$50,000
Sean Sanford	Purchase of Common Stock	18-Dec-18	6,250	$50,000
HEP Investments, LLC	Purchase of Common Stock	20-Dec-18	125,000	$1,000,000
Mike Yaldoo	Purchase of Common Stock	28-Feb-19	6,250	$50,000
Young Kuk Chang	Purchase of Common Stock	15-Mar-19	12,500	$100,000
HEP Investments, LLC	Conversion of loan payable and accrued interest	31-Mar-19	58,116	$464,929
MKY FTS	Purchase of Common Stock	04-Apr-19	1,875	$15,000
MKY FTS	Purchase of Common Stock	10-Apr-19	1,250	$10,000
Cypress Cove	Purchase of Common Stock	16-Apr-19	5,000	$40,000
HEP Investments, LLC	Purchase of Common Stock	16-Apr-19	5,000	$40,000
HEP Investments, LLC	Purchase of Common Stock	19-Apr-19	3,125	$25,000
Sea Green Investments	Purchase of Common Stock	01-May-19	56,250	$450,000
Ted Kennedy	Purchase of Common Stock	03-May-19	2,500	$20,000
John Katoula	Purchase of Common Stock	14-May-19	2,125	$17,000
Young Kuk Chang	Purchase of Common Stock	16-May-19	18,750	$150,000
In Jee Ra	Purchase of Common Stock	16-May-19	1,250	$10,000
Pok Su Chang	Purchase of Common Stock	21-May-19	5,000	$40,000
J Abreu Invetments LLC	Purchase of Common Stock	30-May-19	12,500	$100,000
HEP Investments, LLC	Purchase of Common Stock	05-Jun-19	3,125	$25,000
HEP Investments, LLC	Conversion of loan payable and accrued interest	17-Jun-19	1,510,037	$12,080,298
HEP Investments, LLC	Conversion of loan payable and accrued interest	17-Jun-19	283,058	$2,264,470
Travis Heidt	Purchase of Common Stock	19-Jun-19	1,250	$10,000
Terry Farida	Purchase of Common Stock	25-Jun-19	31,250	$250,000
HEP Investments, LLC	Purchase of Common Stock	11-Jul-19	3,125	$25,000
Cypress Cove	Purchase of Common Stock	11-Jul-19	3,125	$25,000
Clint Mansour	Purchase of Common Stock	23-Jul-19	30,312	$242,500
Hani Mansour	Purchase of Common Stock	23-Jul-19	12,500	100,000
Brian Tomina	Purchase of Common Stock	23-Jul-19	3,750	$30,000
Chris Barbat	Purchase of Common Stock	23-Jul-19	10,312	$82,500
Nick Suciu III	Purchase of Common Stock	23-Jul-19	3,125	$25,000
Nick Suciu	Purchase of Common Stock	29-Jul-19	3,125	$25,000
Eric Marchewitz	Purchase of Common Stock	08-Aug-19	8,500	$68,000
Rochelle Meyer	Purchase of Common Stock	09-Aug-19	6,250	$50,000
Pok Su Chang	Purchase of Common Stock	14-Aug-19	11,875	$95,000
HEP Investments, LLC	Purchase of Common Stock	20-Sep-19	66,250	$530,000
Christopher Maggiore	Conversion of loan payable and accrued interest	25-Sep-19	22,050	$176,405
Christopher Maggiore	Conversion of loan payable and accrued interest	25-Sep-19	16,928	$135,431
Ryan Rosett	Warrant exercise from Warrant transfer	25-Oct-19	12,500	$100,000
Charles Orchard	Warrant exercise from Warrant transfer	01-Nov-19	6,875	$55,000
HEP Investments, LLC	Conversion of loan payable and accrued interest	13-Nov-19	22,500	$180,000
HEP Investments, LLC	Conversion of loan payable and accrued interest	13-Nov-19	3,100	$24,805
HEP Investments LLC	Warrant exercise	14-Nov-19	7,734	$50,000

Cory Mann	Warrant exercise	03-Dec-19	6,250	$75,000
Scott Zack	Warrant exercise	18-Dec-19	12,500	$100,000
HEP Participant LLC	Warrant exercise	19-Dec-19	75,252	$602,017
HEP Investments, LLC	Conversion of loan payable and accrued interest	31-Dec-19	250,000	$2,000,000
HEP Investments LLC	Conversion of loan payable and accrued interest	31-Dec-19	90,597	$724,778
Alex Oakes	Warrant exercise from Warrant transfer	13-Jan-20	12,500	$100,000
Santa Marina Group	Conversion of loan payable and accrued interest	15-Jan-20	8,514	$68,113
Apregan Family Trust	Conversion of loan payable and accrued interest	15-Jan-20	8,514	$68,113
Thomas Cox	Warrant exercise (cashless)	17-Jan-20	1,286	-
Minish Joe Hede	Warrant exercise (cashless)	17-Jan-20	609	-
Cory Mann	Warrant exercise (cashless)	17-Jan-20	21,562	-
Timothy Eliot-Cone	Warrant exercise from Warrant transfer	27-Jan-20	6,250	$50,000
Santa Marina Group	Warrant exercise	27-Jan-20	62	$500
Apregan Family Trust	Warrant exercise	27-Jan-20	62	$500
Nicholas Stone	Warrant exercise from Warrant transfer	11-Feb-20	6,250	$50,000
Michael Gildea	Warrant exercise from Warrant transfer	18-Feb-20	12,500	$100,000
Jascha Raadtgever	Warrant exercise from Warrant transfer	28-Feb-20	3,125	$25,000
John Katoula	Purchase of Common Stock	09-Mar-20	1,953	$25,000
Javier Abreu	Warrant exercise from Warrant transfer	17-Mar-20	6,250	$50,000
Nola Masterson	Warrant exercise (cashless)	08-Apr-20	3,977	-
Cory Mann	Warrant exercise	14-Apr-20	23,437	$150,000
Michael Silverstein	Warrant exercise from Warrant transfer	08-May-20	625	$4,400
Jeanye Irwin	Warrant exercise from Warrant transfer	11-May-20	6,250	$50,000
Cory Mann	Warrant exercise (cashless)	26-Jun-20	193	-
Nola Masterson	Warrant exercise (cashless)	27-Aug-20	520	-
Christopher Maggiore	Warrant exercise	15-Sep-20	2,500	$20,000
Christopher Maggiore	Warrant exercise (cashless)	15-Sep-20	46	-
Philip Rice	Warrant exercise (cashless)	15-Sep-20	176
John Payne	Warrant exercise (cashless)	21-Sep-20	176
Yun il yi	Purchase of Common Stock	07-Oct-20	12,500	$100,000
Christopher Maggiore	Purchase of Common Stock	21-Oct-20	156	$1,254
Alex Oakes	Purchase of Common Stock	22-Oct-20	5,000	$40,000
Steve Kalabat	Purchase of Common Stock	22-Oct-20	1,875	$15,000
Platform Securities Nominees Ltd	Purchase of Common Stock	23-Oct-20	7,500	$60,000
Penelope Mountbatten	Purchase of Common Stock	27-Oct-20	6,250	$50,000
Novtek International Ltd.	Warrant exercise from Warrant transfer		31,250
Phil Rice	Warrant exercise (cashless)	20-Nov20	291
Fergus Wright	Purchase of Common Stock	08-Feb-21	2,678	$30,000
Edward Yaldoo	Purchase of Common Stock	08-Feb-21	4,464	$50,000
Meldelson Family Investments, LLC.	Purchase of Common Stock	08-Feb-21	6,696	$75,000
Jonny Creagh-Cohen,	Purchase of Common Stock	10-Feb-21	4,464	$50,000
Nicholas Sibley	Purchase of Common Stock	23-Feb-21	24,038	$250,000
Damian Sibley	Purchase of Common Stock	23-Feb-21	24,038	$250,000
Isaya Sasiprapha	Purchase of Common Stock	23-Feb-21	2,172	$24,329
Nutriquest LLC	Purchase of Common Stock	23-Feb-21	918	$10,283
Voormolen	Purchase of Common Stock	23-Feb-21	2,232	$25,000
Phil Rice	Warrant exercise (cashless)	17-Mar-21	287
Derek Montgomery LLC	Purchase of Common Stock	25-Mar-21	3,125	$35,000
James Byrne	Purchase of Common Stock	17-Mar-21	8,928	$100,000
David Mendelson	Purchase of Common Stock	22-Mar-21	13,392	$150,000
RBI Private Investments III	Purchase of Common Stock	24-Mar-21	8,928	$100,000
KIM D	Purchase of Common Stock	8-Apr-21	1,785	$20,000
KIM M	Purchase of Common Stock	8-Apr-21	1,785	$20,000
KIM C	Purchase of Common Stock	8-Apr-21	2,678	$30,000
KIM K	Purchase of Common Stock	8-Apr-21	892	$10,000
KIM W	Purchase of Common Stock	8-Apr-21	4,464	$50,000
LEE Y	Purchase of Common Stock	8-Apr-21	892	$10,000
CHOI M	Purchase of Common Stock	8-Apr-21	892	$10,000
Eliot-Cohen	Purchase of Common Stock	13-Apr-21	4,807	$50,000
Hanna	Purchase of Common Stock	14-Apr-21	8,928	$100,000
Luz Investments	Purchase of Common Stock	22-Apr-21	4,464	$50,000
Sridharan	Purchase of Common Stock	23-Apr-21	6,696	$75,000
River Integrity Investments LLC	Warrant exercise (cashless)	16-Apr-21	299
Phil Rice	Warrant exercise (cashless)	4-May-21	234
Cypress Cove	Warrant exercise (cashless)	30-Apr-21	53,828

Warrant Issuances:

Name	Date	Exercise Price	Shares Underlying Warrant	Consideration
Jack Chiayat	02/27/17	$8.00	6,250	Service as Consultant
Philip Rice	03/31/17	$6.40	625	Service as Employee
HEP Investments	03/31/17	$8.00	12,500	Per Loan Agreement
NutriQuest	04/20/17	$6.40	8,590	License Agreement
Philip Rice	05/12/17	$7.20	625	Service as Employee
Cypress Cove	08/03/17	$4.80	200,000	Service as Consultant
Philip Rice	08/13/17	$4.80	625	Service as Employee
HEP Investments	09/07/17	$8.00	3,125	Per Loan Agreement
Rafe Fogel	09/07/17	$5.60	3,125	Service as Consultant
Paul Wooley	09/07/17	$5.60	3,125	Service as Consultant
Nola Masterson	09/11/17	$5.60	6,250	Service on Board of Directors
Chris Maggiore	09/11/17	$5.60	6,250	Service on Board of Directors
John Payne	09/11/17	$5.60	6,250	Service on Board of Directors
Philip Rice	09/11/17	$5.60	6,250	Service on Board of Directors
Robert Rondeau	09/11/17	$5.60	6,250	Service on Board of Directors
Andrew Dahl	11/08/17	$6.40	125,000	Service as Employee
Philip Rice	11/08/17	$6.40	75,000	Service as Employee
Philip Rice	10/19/17	$7.20	625	Service as Employee
HEP Investments	11/20/17	$8.00	312,500	Per Loan Agreement
HEP Investments	11/20/17	$8.00	312,500	Per Loan Agreement
HEP Investments	11/20/17	$8.00	6,250	Per Loan Agreement
Next One Corp (Kevin Graetz)	12/13/17	$8.00	3,750	Service as Consultant
MKM3 (Joe Hede)	12/13/17	$8.00	3,750	Service as Consultant
Adam Chiasson	01/16/18	$8.00	6,250	Service as Employee
HEP Investments	01/25/18	$8.00	40,625	Per Loan Agreement
Philip Rice	02/21/18	$8.80	625	Service as Employee
Cascade	02/21/18	$8.00	29,081	Compensation as Investment Banker
HEP Investments	03/26/18	$8.00	3,125	Per Loan Agreement
HEP Investments	05/16/18	$8.00	62,500	Per Loan Agreement
HEP Investments	05/08/18	$8.00	3,125	Per Loan Agreement
Philip Rice	04/23/18	$8.00	625	Service as Employee
Sean Sanford	04/17/18	$8.00	625	20% Warrant coverage on stock purchase
HEP Investments	06/07/18	$8.00	200,000	Per Loan Agreement
HEP Investments	06/07/18	$8.00	112,500	Per Loan Agreement
HEP Investments	06/07/18	$8.00	9,375	Per Loan Agreement
William Pfund	04/01/18	$8.80	6,250	Service as Employee
Ronald Costephens	06/19/18	$8.80	12,500	Service as Employee
Wendy Chiao	06/19/18	$8.80	12,500	Service as Consultant
Chris Maggiore	05/01/18	$8.00	12,500	20% Warrant coverage on stock purchase
HEP Investments	07/24/17	$8.00	12,500	Per Loan Agreement
HEP Investments	09/25/17	$8.00	12,500	Per Loan Agreement
Philip Rice	08/14/18	$9.60	625	Service as Employee
Nola Masterson	09/28/18	$11.20	6,250	Service on Board of Directors
Chris Maggiore	09/28/18	$11.20	6,250	Service on Board of Directors
John Payne	09/28/18	$11.20	6,250	Service on Board of Directors
Philip Rice	09/28/18	$11.20	6,250	Service on Board of Directors
Robert Rondeau	09/28/18	$11.20	6,250	Service on Board of Directors
HEP Investments	09/24/18	$8.00	1,875	Per Loan Agreement
HEP Investments	11/02/18	$8.00	1,735	Per Loan Agreement
Philip Rice	11/14/18	$11.20	625	Service as Employee
HEP Invest	12/20/18	$8.00	312,500	Per Loan Agreement
Cascade	12/31/18	$8.00	37,594	Compensation as Investment Banker
Philip Rice	02/13/19	$8.00	625	Service as Employee
Aegle Partners 2 LLC	05/02/19	$8.00	62,500	Service as Consultant
Philip Rice	05/13/19	$8.00	625	Service as Employee
Philip Rice	08/07/19	$8.00	625	Service as Employee
Mark Barker	08/14/19	$8.00	37,500	Service as Consultant
Nola Masterson	09/26/19	$6.40	6,250	Service on Board of Directors
Chris Maggiore	09/26/19	$6.40	6,250	Service on Board of Directors
John Payne	09/26/19	$6.40	6,250	Service on Board of Directors
Philip Rice	09/26/19	$6.40	6,250	Service on Board of Directors
Robert Rondeau	09/26/19	$6.40	6,250	Service on Board of Directors
Chris Maggiore	09/25/19	$8.00	7,795	20% Warrant coverage on stock purchase
HEP Investments	09/20/19	$8.00	13,250	20% Warrant coverage on stock purchase
Philip Rice	10/28/19	$6.40	625	Service as Employee
Cory Mann	12/27/19	$14.40	5,000	Service as Consultant
Ted Kennedy	04/13/20	$9.60	3,750	Per Co-Development Participation Agreement
Pok Chang	04/13/20	$9.60	5,625	Per Co-Development Participation Agreement
Young Chang	04/13/20	$9.60	5,625	Per Co-Development Participation Agreement
Johnny Karmo	05/07/20	$9.60	9,375	Per Co-Development Participation Agreement
Jeffery Mendelson	06/01/20	$8.80	10,312	Per Co-Development Participation Agreement
Sarah B Kornblum Living Trust	06/03/20	$8.80	8,437	Per Co-Development Participation Agreement
David Richmond	07/08/20	$9.60	3,750	Per Co-Development Participation Agreement
Veyo Partners LLC	08/17/20	$9.60	1,875	Service as Consultant

Norman Yaldoo	08/24/20	$9.60	4,687	Per Co-Development Participation Agreement
Chitayat-Mahboubian Family Trust	09/14/20	$9.60	5,625	Per Co-Development Participation Agreement
Emanuel Mansour	09/15/20	$9.60	1,875	Per Co-Development Participation Agreement
John Mansour	09/15/20	$9.60	1,875	Per Co-Development Participation Agreement
Veyo Partners LLC	09/18/20	$9.60	1,875	Service as Consultant
Veyo Partners LLC	09/18/20	$9.60	1,875	Service as Consultant
Perry Johnson	09/25/20	$9.60	5,625	Per Co-Development Participation Agreement
John Payne	09/30/20	$9.60	125,000	Service on Board of Directors
Nola Masterson	09/30/20	$9.60	6,250	Service on Board of Directors
Robert Rondeau	09/30/20	$9.60	6,250	Service on Board of Directors
Chris Maggiore	09/30/20	$9.60	6,250	Service on Board of Directors
HEP Investments	10/04/20	$9.60	3,750	Per Co-Development Participation Agreement
Sea Green	10/04/20	$9.60	9,375	Per Co-Development Participation Agreement
Mark Strome	10/08/20	$9.60	18,750	Per Co-Development Participation Agreement
J Abreu Investments LLC	10/09/20	$9.60	1,875	Per Co-Development Participation Agreement
Julian Leese	11/24/20	$8.00	37,500	Service as Consultant
Julian Leese	11/24/20	$9.60	6,250	Service as Consultant
Pat Kennedy	12/16/20	$9.60	375	Per Co-Development Participation Agreement
Travis Heidt	01/22/21	$11.20	1,500	Per Co-Development Participation Agreement
HEP Investments	01/25/21	$11.20	1,500	Per Co-Development Participation Agreement
Mendelson Family Investments, LLC	01/27/21	$11.20	937	Per Co-Development Participation Agreement
MKY FTS Sales LLC	05/14/21	$10.40	1,687	Per Co-Development Participation Agreement

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe the offers, sales and issuances of the above securities were exempt from registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act because the issuance of securities to the recipients did not involve a public offering, or in reliance on Rule 701 because the transactions were pursuant to compensatory benefit plans or contracts relating to compensation as provided under such rule. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about ZIVO.

Item 16.  Exhibits and Financial Statement Schedules.

(a) See the Exhibit Index on the page immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

EXHIBIT INDEX

Exhibit
Number	Title
1.1	Underwriting Agreement	**
3.1	Articles of Incorporation of Health Enhancement Products, Inc., as amended	(1)
3.1.1	Amendment to Articles of Incorporation of the Company, dated July 24, 2012	(2)
3.1.2	Amended Articles of Incorporation dated October 16, 2014 for name change	(3)
3.1.3	Certificate to Amendment of Articles of Incorporation dated November 14, 2016	(4)
3.1.4	Certificate to Amendment dated May 2, 2019	(5)
3.2	Amended and restated By-laws of the Company	(6)
4.1	Form of Representative’s Warrant	**
4.2	Form of Common Stock Purchase Warrant	*
4.3	Form of Warrant Agency Agreement	*
5.1	Opinion of Fennemore Craig, P.C.	**
5.2	Opinion of Honigman LLP	**
10.1	Security Agreement with HEP Investments, LLC ($100K loan) dated September 8, 2011	(7)
10.2	Senior Secured Note with HEP Investments, LLC ($100K loan) dated September 8, 2011	(8)
10.3	Loan Agreement with HEP Investments, LLC ($2M loan) dated December 2, 2011	(9)
10.4	Senior Secured Note with HEP Investments, LLC ($2M loan) dated December 2, 2011	(10)
10.5	Security Agreement with HEP Investments, LLC ($2M loan) dated December 2, 2011	(11)
10.6	IP Security Agreement with HEP Investments, LLC ($2M loan) dated December 2, 2011	(12)
10.7	Amended and Restated Senior Secured Convertible Promissory Note and the First Amendment to Loan Agreement with HEP Investments, LLC dated April 15, 2013	(13)
10.8	Second Amendment to Loan Agreement with HEP Investments, LLC dated December 16, 2013	(14)
10.9	Third Amendment to Loan Agreement with HEP Investments, LLC dated March 17, 2014	(15)
10.10	Third Amendment to Loan Agreement with HEP Investments, LLC dated July 1, 2014	(16)
10.11	Fourth Amended and Restated Senior Secured Convertible Promissory Note with HEP Investments, LLC dated July 1, 2014	(17)
10.12	Fourth Amendment to Loan Agreement with HEP Investments, LLC dated December 1, 2014	(18)
10.13	Fifth Amended and Restated Senior Secured Convertible Promissory Note with HEP Investments, LLC dated December 1, 2014	(19)
10.14	Fifth Amendment to Loan Agreement with HEP Investments, LLC dated April 28, 2015	(20)
10.15	Sixth Amended and Restated Senior Secured Convertible Promissory Note with HEP Investments, LLC dated April 28, 2015	(21)
10.16	Sixth Amendment to Loan Agreement with HEP Investments, LLC dated December 31, 2015	(22)
10.17	Seventh Amended and Restated Senior Secured Convertible Promissory Note with HEP Investments, LLC dated December 31, 2015	(23)
10.18+	Amended and Restated Employment Agreement with Andrew Dahl, the Registrant’s CEO	(24)
10.19	Seventh Amendment to Loan Agreement with HEP Investments, LLC dated September 30, 2016	(25)
10.20	Eighth Amended and Restated Senior Secured Convertible Promissory Note with HEP Investments, LLC dated September 30, 2016	(26)
10.21	Eighth Amendment to Loan Agreement with HEP Investments, LLC dated March 1, 2017	(27)
10.22	Ninth Amended and Restated Senior Secured Convertible Promissory Note with HEP Investments, LLC dated March 1, 2017	(28)
10.23+	Amended and Restated Change of Control Agreement dated April 21, 2017	(29)

10.24	Limited License Agreement with NutriQuest dated April 20, 2017	(30)
10.25	Amended and Restated Registration Rights Agreement with HEP Investments, LLC (Lender) and Strome Mezzanine Fund LP dated October 18, 2017	(31)
10.26	Ninth Amendment to Loan Agreement with HEP Investments, LLC dated January 31, 2018	(32)
10.27	Tenth Amended and Restated Senior Secured Convertible Promissory Note with HEP Investments, LLC dated January 31, 2018	(33)
10.28	Tenth Amended and Restated Senior Secured Convertible Promissory Note with HEP Investments, LLC dated May 16, 2018	(34)
10.29	Eleventh Amendment to Loan Agreement with HEP Investments, LLC dated May 16, 2018	(35)
10.30+	Form of Amended and Restated Change of Control Agreement dated December 31, 2018	(36)
10.31	Debt Extension Agreement with HEP Investments, LLC dated March 29, 2019	(37)
10.32	Debt Conversion Agreement with HEP Investments, LLC dated April 5, 2019	(38)
10.33+	Amended and Restated Employment Agreement with Andrew Dahl, dated as of November 15, 2019	(39)
10.34+	2019 Omnibus Long-Term Incentive Plan	(40)
10.35+	Philip M. Rice Employment Letter, dated as of March 4, 2020	(41)
10.36+	Stock Option Grant Notice for 2019 Omnibus Long-Term Incentive Plan - A. Dahl	(42)
10.37+	Stock Option Grant Notice for 2019 Omnibus Long-Term Incentive Plan	(43)
10.38	Supply Chain Agreement with Aegle Partners 2 LLC, dated February 27, 2019	*
10.39	First Amendment to Supply Chain Agreement with Aegle Partners 2 LLC, dated September 14, 2019	*
10.40	Second Amendment to Supply Chain Agreement with Aegle Partners 2 LLC, dated November 24, 2020	*
10.41	Amended & Restated Participation Agreement with Strome Mezzanine Fund LP, Strome Alpha Fund LP and HEP Investments, LLC, dated June 6, 2018	*
10.42+	Letter Agreement between Keith Marchiando and ZIVO Bioscience, Inc., dated January 1, 2021	(44)
10.43+	Transition and Release Agreement between Philip Rice and ZIVO Bioscience, Inc., dated January 7, 2021	(45)
10.44	Form of Debt Conversion Agreement	**
10.45	Form of Paulson Convertible Note	**
10.46	Form of Shapiro Convertible Note	**
21.1	Subsidiaries of the Registrant	**
23.1	Consent of Wolinetz, Lafazan & Company, P.C.	**
23.2	Consent of Fennemore Craig, P.C. (included in 5.1)	**
23.3	Consent of Honigman LLP (included in 5.2)	**
24.1	Power of attorney	**
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
*	Previously filed.
**	Filed herewith.
+	Indicates management contract or compensatory plan.

(1)Filed as Exhibit 3.13 to Form 8K filed with the Commission on June 29, 2015 and incorporated herein by this reference.

(2)Filed as Exhibit 3.11 to Form 10Q filed with the Commission on March 25, 2013 and incorporated by this reference.

(3)Filed as Exhibit 3.12 to Form 10Q filed with the Commission on November 14, 2014 and incorporated by this reference.

(4)Filed as Exhibit 3.1 to Form 8K filed with the Commission on November 16, 2016 and incorporated by this reference.

(5)Filed as Exhibit 3.1 to Form 8K filed with the Commission on May 7, 2019 and incorporated by this reference.

(6)Filed as Exhibit 3.2 to Form 10Q filed with the Commission on May 17, 2010 and incorporated by this reference.

(7)Filed as Exhibit 10.04 to Form 10K filed with the Commission on March 30, 2012 and incorporated by this reference.

(8)Filed as Exhibit 10.05 to Form 10K filed with the Commission on March 30, 2012 and incorporated by this reference.

(9)Filed as Exhibit 10.06 to Form 10K filed with the Commission on March 30, 2012 and incorporated by this reference.

(10)Filed as Exhibit 10.07 to Form 10K filed with the Commission on March 30, 2012 and incorporated by this reference.

(11)Filed as Exhibit 10.08 to Form 10K filed with the Commission on March 30, 2012 and incorporated by this reference.

(12)Filed as Exhibit 10.09 to Form 10K filed with the Commission on March 30, 2012 and incorporated by this reference.

(13)Filed as Exhibit 10.24 to Form 10Q filed with the Commission on May 6, 2013 and incorporated by this reference.

(14)Filed as Exhibit 10.26 to Form 10K filed with the Commission on March 31, 2014 and incorporated by this reference.

(15)Filed as Exhibit 10.27 to Form 10K filed with the Commission on March 31, 2014 and incorporated by this reference.

(16)Filed as Exhibit 10.28 to Form 10Q filed with the Commission on August 14, 2014 and incorporated by this reference.

(17)Filed as Exhibit 10.29 to Form 10Q filed with the Commission on August 14, 2014 and incorporated by this reference.

(18)Filed as Exhibit 10.31 to Form 8K filed with the Commission on December 26, 2014 and incorporated by this reference.

(19)Filed as Exhibit 10.32 to Form 8K filed with the Commission on December 26, 2014 and incorporated by this reference.

(20)Filed as Exhibit 10.33 to Form 8K filed with the Commission on May 1, 2015 and incorporated by this reference.

(21)Filed as Exhibit 10.34 to Form 8K filed with the Commission on May 1, 2015 and incorporated by this reference.

(22)Filed as Exhibit 10.36 to Form 8K filed with the Commission on January 7, 2016 and incorporated by this reference.

(23)Filed as Exhibit 10.37 to Form 8K filed with the Commission on January 7, 2016 and incorporated by this reference.

(24)Filed as Exhibit 10.39 to Form 10Q filed with the Commission on August 12, 2016 and incorporated by this reference.

(25)Filed as Exhibit 10.40 to Form 8K filed with the Commission on October 5, 2016 and incorporated by this reference.

(26)Filed as Exhibit 10.41 to Form 8K filed with the Commission on October 5, 2016 and incorporated by this reference.

(27)Filed as Exhibit 10.42 to Form 8K filed with the Commission on March 6, 2017 and incorporated by this reference.

(28)Filed as Exhibit 10.43 to Form 8K filed with the Commission on March 6, 2017 and incorporated by this reference.

(29)Filed as Exhibit 10.1 to Form 10Q filed with the Commission on May 12, 2017 and incorporated by this reference.

(30)Filed as Exhibit 10.2 to Form 10Q filed with the Commission on May 12, 2017 and incorporated by this reference.

(31)Filed as Exhibit 10.1 to Form 10Q filed with the Commission on October 19, 2017 and incorporated by this reference.

(32)Filed as Exhibit 10.1 to Form 8K filed with the Commission on February 12, 2018 and incorporated by this reference.

(33)Filed as Exhibit 10.2 to Form 8K filed with the Commission on February 12, 2018 and incorporated by this reference.

(34)Filed as Exhibit 10.1 to Form 8K filed with the Commission on May 18, 2018 and incorporated by this reference.

(35)Filed as Exhibit 10.2 to Form 8K filed with the Commission on May 18, 2018 and incorporated by this reference.

(36)Filed as Exhibit 10.1 to Form 8K filed with the Commission on January 7, 2019 and incorporated by this reference.

(37)Filed as Exhibit 10.1 to Form 8K filed with the Commission on April 8, 2019 and incorporated by this reference.

(38)Filed as Exhibit 10.2 to Form 8K filed with the Commission on April 8, 2019 and incorporated by this reference.

(39)Filed as Exhibit 10.33+ to Form 10K filed with the Commission on March 26, 2020 and incorporated by this reference.

(40)Filed as Exhibit 10.34+ to Form 10K filed with the Commission on March 26, 2020 and incorporated by this reference.

(41)Filed as Exhibit 10.35+ to Form 10K filed with the Commission on March 26, 2020 and incorporated by this reference.

(42)Filed as Exhibit 10.36+ to Form 10K filed with the Commission on March 26, 2020 and incorporated by this reference.

(43)Filed as Exhibit 10.37+ to Form 10K filed with the Commission on March 26, 2020 and incorporated by this reference.

(44)Filed as Exhibit 10.1 to Form 8-K filed with the Commission on January 7, 2021 and incorporated by this reference.

(45)Filed as Exhibit 10.1 to Form 8-K filed with the Commission on January 7, 2021 and incorporated by this reference.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(4) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the Offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the Offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the Offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the Offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Keego Harbor, State of Michigan, on May 26, 2021.

ZIVO BIOSCIENCE, INC.

By:	/s/ Keith Marchiando
Keith Marchiando
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew Dahl		May 26, 2021
Andrew Dahl	President, Chief Executive
Officer, and Director (Principal Executive Officer)
/s/ Keith Marchiando
Keith Marchiando	Chief Financial Officer (Principal	May 26 , 2021
Accounting and Financial Officer)
*
Christopher Maggiore	Director	May 26, 2021

*
Nola Masterson	Director	May 26, 2021

*
John Payne	Director	May 26, 2021

*
Robert Rondeau	Director	May 26, 2021

/s/ Alison Cornell
Alison Cornell	Director	May 26, 2021

* By Andrew Dahl as attorney-in-fact :

/s/ Andrew Dahl
Andrew Dahl